The information in this prospectus supplement and the prospectus is not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 17, 2009

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-143316

Prospectus Supplement to Prospectus Dated March 17, 2009

$2,179,100,000

Ford Credit Auto Owner Trust 2009-A
Issuing Entity or Trust

Ford Credit Auto	Ford Motor
Receivables Two LLC Depositor	Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-14 of this prospectus supplement and on page 6 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The trust will issue:

			Final Scheduled
	Principal Amount	Interest Rate	Payment Date

Class A-1 notes(1)	$775,000,000	• %	April 15, 2010
Class A-2a notes(2)	608,000,000	• %	August 15, 2011
Class A-2b notes(2)		one-month LIBOR + • %	August 15, 2011
Class A-3a notes(2)	1,080,000,000	• %	May 15, 2013
Class A-3b notes(2)		one-month LIBOR + • %	May 15, 2013
Class A-4a notes(2)	491,100,000	• %	May 15, 2014
Class A-4b notes(2)		one-month LIBOR + • %	May 15, 2014

Total	$2,954,100,000

(1)	The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

(2)	The allocation of the principal amount between the Class A-2a and Class A-2b notes, the Class A-3a and Class A-3b notes, and the Class A-4a and Class A-4b notes will be determined on the day of pricing.

•	The notes will be backed by a pool of car and light truck receivables purchased by Ford Motor Credit Company LLC from dealers.

•	The trust will pay interest and principal on the notes on the 15th day of each month (or if not a business day, the next business day). The first payment date will be April 15, 2009. The trust will pay each class of notes in full on its final scheduled payment date (or if not a business day, the next business day) if not paid in full prior to such date.

•	The trust will pay principal sequentially to each class of notes in order of seniority (starting with the Class A-1 notes) until each class is paid in full.

•	The credit enhancement for the notes will be a reserve account, overcollateralization and excess spread.

•	The trust will enter into interest rate swaps, caps and floors to hedge the interest rate risk on the floating rate notes.

The notes will constitute “eligible collateral” under the Term Asset-Backed Securities Loan Facility, or “TALF,” provided by the Federal Reserve Bank of New York. The notes and the receivables will satisfy all applicable criteria for securities relating to “prime auto retail loans” under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the requirements of TALF and whether you are an “eligible borrower” under TALF.

The pricing terms of the offered notes are:

		Underwriting	Proceeds to the
	Price to Public	Discount	Depositor(1)

Class A-2a notes	• %	• %	• %
Class A-2b notes	• %	• %	• %
Class A-3a notes	• %	• %	• %
Class A-3b notes	• %	• %	• %
Class A-4a notes	• %	• %	• %
Class A-4b notes	• %	• %	• %

Total	$ •	$ •	$ •

(1)	Before deducting expenses estimated to be $1,100,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC
Deutsche Bank Securities
Goldman, Sachs & Co.
J.P. Morgan
RBS Greenwich Capital

The date of this prospectus supplement is March  • , 2009

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about Ford Credit Auto Owner Trust 2009-A and the terms of the notes to be issued by the trust. You should rely only on information provided or referenced in this prospectus supplement and the prospectus. Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•	Transaction Structure Diagram — illustrates the structure of this securitization transaction, including the credit enhancement available to the notes,

•	Transaction Parties and Documents — illustrates the role that each transaction party and transaction document plays in this securitization transaction,

•	Summary of the Notes — describes the main terms of the notes,

•	Summary of the Transaction Structure — describes the cash flows in this securitization transaction and the credit enhancement available to the notes, and

•	Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of this securitization transaction. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus. The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates contained in this prospectus supplement are not purely historical in nature but are forward-looking statements based upon information and certain assumptions Ford Credit and the depositor consider reasonable, subject to uncertainties as to circumstances and events that have not as yet taken place and are subject to material variation. Neither Ford Credit nor the depositor has any obligation to update or otherwise revise any forward-looking statements including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments that may arise after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

(1)	The reserve account will be funded on the closing date at 1.15% of the initial pool balance.

(2)	Overcollateralization is the amount by which the pool balance or adjusted pool balance exceeds the principal amount of the notes. The “adjusted pool balance” is the pool balance reduced by the yield supplement overcollateralization amount. Initially, the notes will be overcollateralized by approximately 5.00% on an adjusted pool balance basis.

(3)	The targeted overcollateralization amount will adjust each period and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(4)	The yield supplement overcollateralization amount is a component of the targeted overcollateralization amount and is calculated as described under “Credit Enhancement — Overcollateralization” in this prospectus supplement.

(5)	Excess spread is available, as a component of available funds, to make required principal payment on the notes and, as a result, provides a source of funds to absorb losses on the receivables and to increase overcollateralization until the targeted overcollateralization amount is reached.

(6)	Each month on a net basis, the trust will make fixed rate payments on the notional amounts related to the Class A-2b, Class A-3b and Class A-4b notes and will receive floating rate payments on those notional amounts under the interest rate swaps and may also receive floating rate payments on the notional amounts under the interest rate caps or floors. For a more detailed description of the interest rate hedges, you should read “Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.

(7)	All available funds remaining after payments in respect of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest on the notes, any required priority principal payment and any required deposits to the reserve account, including the portion of such remaining available funds that constitutes excess spread, will be used, first, to pay principal of the Class A-1 notes until paid in full and, thereafter, to pay principal on the remaining notes until the targeted overcollateralization amount is reached.

(8)	The residual interest will be held initially by the depositor and represents the right to all funds not needed to make required payments on the notes, pay fees and expenses of the trust or make deposits to the reserve account.

TRANSACTION PARTIES AND DOCUMENTS

The following chart shows the role of each transaction party and the obligations that are governed by each transaction document in this securitization transaction. Forms of the documents identified in this chart are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

Ford Motor Credit Company LLC
(sponsor)
PURCHASE AGREEMENT
– the sponsor sells receivables to the depositor
– the sponsor makes representations to the depositor about the receivables and repurchases ineligible receivables
Ford Credit Auto Receivables Two LLC
(depositor)
SALE AND SERVICING AGREEMENT
– the depositor sells receivables to the trust
– the depositor makes representations to the trust about the receivables and repurchases ineligible receivables
– Ford Credit appointed servicer and receives the servicing fee
– the servicer purchases any servicer impaired receivables or servicer modified receivables
TRUST AGREEMENT
– Ford Credit Auto Owner Trust 2009-A established as a Delaware statutory trust
– U.S. Bank Trust National Association appointed owner trustee
– the rights of the holder of the residual interest in the trust established
Ford Credit Auto Owner Trust 2009-A
(issuing entity or trust)
INTEREST RATE HEDGES
– the trust enters into interest rate hedges with the hedge counterparty
INDENTURE
– the trust issues notes to the depositor and pledges the receivables to the indenture trustee to secure the notes
– the trust applies available funds to pay expenses of the trust and makes payments on the notes in the priorities specified
– The Bank of New York Mellon appointed indenture trustee
ADMINISTRATION AGREEMENT
– Ford Credit appointed as administrator of the trust and performs administrative duties of the trust under the indenture
Ford Credit Auto Receivables Two LLC
(depositor)
UNDERWRITING AGREEMENT
– the depositor sells the notes to the underwriters
– the underwriters purchases those notes and offer them to investors
Underwriters
Investors

SUMMARY OF THE NOTES

This summary describes the main terms of the issuance of and payments on the notes. It does not contain all of the information that you should consider in making your investment decision. To understand fully the terms of the notes, you should read this prospectus supplement and the prospectus, especially “Risk Factors” beginning on page S-14 of this prospectus supplement.

Transaction Overview

The depositor will use the proceeds from the sale of the notes to purchase from Ford Credit a pool of retail installment sale contracts, or “receivables,” that were purchased by Ford Credit from motor vehicle dealers. The trust will issue the notes to the depositor in exchange for the receivables on the closing date. The depositor will sell the offered notes to the underwriters who will sell them to you.

Transaction Parties

Issuing Entity or Trust	Ford Credit Auto Owner Trust 2009-A

Depositor	Ford Credit Auto Receivables Two LLC

Sponsor and Servicer	Ford Motor Credit Company LLC

Administrator	Ford Motor Credit Company LLC

Indenture Trustee	The Bank of New York Mellon

Owner Trustee	U.S. Bank Trust National Association

Hedge Counterparty	The Royal Bank of Scotland plc

Closing Date
The trust expects to issue the notes on or about March 25, 2009, the “closing date.”

Cutoff Date

The trust will be entitled to collections on the receivables applied on or after March 1, 2009, the “cutoff date.”

Notes

The trust will issue the following classes of notes:

	Principal
	Amount	Interest Rate

Class A-1 notes(1)	$775,000,000	• %
Class A-2a notes(2)	$608,000,000	• %
Class A-2b notes(2)		one-month LIBOR + • %
Class A-3a notes(2)	$1,080,000,000	• %
Class A-3b notes(2)		one-month LIBOR + • %
Class A-4a notes(2)	$491,100,000	• %
Class A-4b notes(2)		one-month LIBOR + • %

(1)	The Class A-1 notes are not being offered by this prospectus supplement or the prospectus.

(2)	The allocation of the principal amount between the Class A-2a and Class A-2b notes, the Class A-3a and Class A-3b notes, and the Class A-4a and Class A-4b notes will be determined on the day of pricing.

The Class A-2a, Class A-2b, Class A-3a, Class A-3b, Class A-4a and Class A-4b notes are being offered by this prospectus supplement and the prospectus and are referred to as the “offered notes.” The Class A-2b, Class A-3b and Class A-4b notes are sometimes referred to as the “floating rate notes.” Each of (a) the Class A-2a and Class A-2b notes, (b) the Class A-3a and Class A-3b notes and (c) the Class A-4a and Class A-4b notes, rank pari passu and constitute a single class of notes.

Payment Dates

The trust will pay interest and principal on the notes on “payment dates” which will be the 15th day of each month (or if not a business day, the next business day). The first payment date will be April 15, 2009.

The notes, except the Class A-1 notes and the floating rate notes, will accrue interest on a “30/360” basis from the 15th day of the preceding month (or from the closing date, for the first period) to the 15th day of the current month.

The Class A-1 notes and the floating rate notes will accrue interest on an “actual/360” basis from the preceding payment date (or from the closing date, for the first period) to the following payment date.

The final scheduled payment date for each class of notes is listed below. It is expected that each class of notes will be paid in full earlier than its final scheduled payment date.

Final Scheduled
Payment Date

Class A-1 notes	April 15, 2010
Class A-2 notes	August 15, 2011
Class A-3 notes	May 15, 2013
Class A-4 notes	May 15, 2014

For a more detailed description of the payment of interest and principal on each payment date, you should read “Description of the Notes — Payments of Interest” and “— Payments of Principal” in this prospectus supplement.

Calculation Agent

The “calculation agent” will be the indenture trustee. The calculation agent will determine LIBOR and calculate the interest rate for the floating rate notes.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase all of the receivables on any payment date that the pool balance is 10% or less of the initial pool balance. The servicer may exercise its clean up call option only if the purchase price for the receivables will be sufficient to pay in full the notes, all payments due to the hedge counterparty and all fees and expenses of the trust. Upon the servicer’s exercise of its clean up call option, your notes will be redeemed and paid in full.

Form and Minimum Denomination

The notes will be issued in book-entry form. The offered notes will be available in minimum denominations of $100,000 and in multiples of $1,000.

Ratings

It is a condition to the issuance of the notes that each class below receive at least the indicated rating from at least two of the three nationally recognized statistical rating organizations, or “rating agencies,” listed below:

	S&P	Moody’s	Fitch

Class A-1 notes	A-1+	P-1	F1+
Class A-2 notes	AAA	Aaa	AAA
Class A-3 notes	AAA	Aaa	AAA
Class A-4 notes	AAA	Aaa	AAA

The ratings of the notes address the likelihood of the payment of principal and interest on the notes according to their terms. Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures. Any rating agency may change or withdraw an assigned rating at any time. Any rating action taken by one rating agency may not necessarily be taken by any other rating agency.

TALF Eligibility

The notes will constitute “eligible collateral” under the Term Asset-Backed Securities Loan Facility, or “TALF,” provided by the Federal Reserve Bank of New York, or the “FRBNY.” The notes and the receivables will satisfy all applicable criteria for securities relating to “prime auto retail loans” under TALF, and the trust and the sponsor have certified to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility” attached as Annex C to this prospectus supplement.

For more information on the requirements for TALF eligibility, you should read “TALF Considerations” attached as Annex B to this prospectus supplement.

Tax Status

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

Dewey & LeBoeuf LLP will deliver its opinions that, for federal income tax purposes:

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation, and as long as the trust has only one owner for federal income tax purposes, the trust will not be treated as an entity separate from its owner, and

•	the notes will be treated as debt.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

Contact Information for the Depositor

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126

Attention:	Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 801-C1
One American Road
Dearborn, Michigan 48126

Attention:	Securitization Operations Supervisor
Telephone number: (313) 206-5899
Fax number: (313) 390-4133
Website: www.fordcredit.com

CUSIP Numbers

CUSIP

Class A-2a notes	34528R	AB8
Class A-2b notes	34528R	AC6
Class A-3a notes	34528R	AD4
Class A-3b notes	34528R	AE2
Class A-4a notes	34528R	AF9
Class A-4b notes	34528R	AG7

SUMMARY OF THE TRANSACTION STRUCTURE

This structural summary describes the assets of the trust, the cash flows in this securitization transaction and the credit enhancement available to the notes. To understand fully the transaction structure, you should read this prospectus supplement and the prospectus completely.

Receivables

The receivables that will be sold to the trust are retail installment sale contracts secured by new and used cars and light trucks. As of the cutoff date, the aggregate principal balance of the receivables was $3,483,283,175.85, the “initial pool balance.”

Summary characteristics of the receivables as of the cutoff date:

Number of receivables	179,524
Average principal balance	$19,402.88
Weighted average APR	7.00%
Weighted average FICO® score	706
Weighted average remaining term	56.4 months
Weighted average original term	61.4 months
Original term over 60 months*	40.56%
Remaining term over 60 months*	36.91%
New vehicle at origination*	74.69%

*	As a percentage of initial pool balance.

For more information about the characteristics of the receivables, you should read “The Receivables — Composition of the Receivables” in this prospectus supplement.

Trust Assets

The trust assets will include:

•	the receivables and collections on the receivables applied on or after the cutoff date,

•	security interests in the financed vehicles,

•	proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•	rights under the interest rate hedges,

•	rights in the reserve account, and

•	rights under the transaction documents for the repurchase of ineligible receivables, and purchase of servicer impaired receivables and servicer modified receivables.

Servicer

Ford Credit will be the servicer of the receivables.

The trust will pay the servicer a servicing fee each month equal to 1/12 of 1% of the pool balance at the beginning of the preceding month. In addition, the servicer will retain any late fees, extension fees and other administrative fees collected on the receivables, and receive any investment earnings on amounts in the trust’s bank accounts.

Priority of Payments

On each payment date, the trust will apply available funds from the preceding month to make payments in the order of priority listed below. Available funds generally will include all amounts collected on the receivables. This priority will apply unless the notes are accelerated after an event of default (and, if the event of default relates to a breach of the trust’s covenants or representations, the receivables are sold):

(1)	Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due, and to or at the direction of the trust, any expenses of the trust incurred in accordance with the transaction documents, up to a maximum amount of $150,000 per year,

(2)	Servicing Fee — to the servicer, the servicing fee,

(3)	Net Hedge Payments — to the hedge counterparty, any net hedge payments due,

(4)	Hedge Termination Payments — to the hedge counterparty, any hedge termination payments due to the hedge counterparty (excluding any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) certain termination events under the related interest rate hedge for which the hedge counterparty is the sole affected party),

(5)	Note Interest — to the noteholders, interest due on the notes, pro rata based on the principal amount of the notes,

(6)	Priority Principal Payment — to the noteholders, sequentially by class, the amount equal to the excess of (a) the principal amount of the notes, over (b) the adjusted pool balance,

(7)	Reserve Account — to the reserve account, the amount, if any, required to replenish the reserve account for any withdrawals,

(8)	Regular Principal Payment — to the noteholders, sequentially by class, the amount equal to the greater of (a) the principal amount of the Class A-1 notes and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the targeted overcollateralization amount (reduced by any priority principal payment on that payment date),

(9)	Subordinated Hedge Termination Payments — to the hedge counterparty, any hedge termination payments due to the hedge counterparty where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) certain termination events under the related interest rate hedge for which the hedge counterparty is the sole affected party,

(10)	Additional Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due to the extent not paid in (1) above, and

(11)	Residual Interest — to the holder of the residual interest in the trust, all remaining available funds.

For a more detailed description of the priority of payments and the allocation of funds on each payment date you should read “Description of the Notes — Priority of Payments” in this prospectus supplement. For a more detailed description of the targeted overcollateralization amount and how it is used to determine the principal payable on the notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Events of Default; Acceleration and Priority Following Acceleration

Each of the following will be an event of default under the indenture:

•	a bankruptcy or dissolution of the trust,

•	failure to pay interest due on the notes within five days after any payment date,

•	failure to pay the principal amount of any class of notes in full on its final scheduled payment date, and

•	breach by the trust of its covenants or representations, not cured within 60 days after being notified of the breach.

Upon a bankruptcy or dissolution of the trust, the notes will be accelerated automatically. Upon any other event of default, the notes may be accelerated by a majority of the Controlling Class.

For a more detailed description of events of default and the rights of noteholders and the priority of payments following an event of default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus and “Description of the Notes — Priority of Payments — Post-Acceleration Priority of Payments” in this prospectus supplement.

Credit Enhancement

Credit enhancement provides protection for the notes against losses on the receivables and potential shortfalls in the amount of cash available to the trust to make required monthly payments. If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date.

The following credit enhancement will be available to the trust.

Reserve Account

On the closing date, the depositor will deposit $40,057,756.52 into the reserve account, which is 1.15% of the initial pool balance.

If collections on the receivables and certain other amounts are insufficient to cover the fees and expenses of the trust, including interest payments and priority principal payments on the notes and payments to the hedge counterparty, the indenture trustee will withdraw funds from the reserve account to cover the shortfall. The indenture trustee also will withdraw funds from the reserve account to the extent needed to pay any class of notes in full on its final scheduled payment date or to pay the notes following an event of default and acceleration of the notes.

If amounts are withdrawn from the reserve account, they will be replenished to the extent of available funds on subsequent payment dates after all higher priority payments are made.

For a more detailed description of the reserve account, you should read “Credit Enhancement — Reserve Account” in this prospectus supplement.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. Overcollateralization means there will be additional receivables generating collections that will be available to cover losses on the receivables and shortfalls in interest collections due to any low-APR receivables. The initial amount of overcollateralization for the notes will be $529,183,175.85 or 15.19% of the initial pool balance.

Overcollateralization may also be expressed as a percentage of the “adjusted pool balance,” which is the pool balance less the yield supplement overcollateralization amount. On an adjusted pool balance basis, the initial amount of overcollateralization for the notes will be 5.00% of the adjusted pool balance.

This securitization transaction is structured to use all available funds remaining after payments in respect of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest on the notes, any priority principal payments and any required deposits to the reserve account, including the portion of such remaining available funds that constitutes excess spread, to make principal payments on the notes until the targeted overcollateralization amount is reached. After reaching the targeted overcollateralization amount, the regular principal payment will be used to maintain the overcollateralization at the targeted level. The targeted overcollateralization amount will adjust each month and generally will equal the sum of (1) the yield supplement overcollateralization amount for that month, plus (2) the excess, if any, of 1.65% of the current pool balance over 1.15% of the initial pool balance (the amount required to be on deposit in the reserve account), plus (3) 7.00% of the initial adjusted pool balance, which is the “fixed overcollateralization amount.” When the pool balance has decreased to the point where 1.65% of the current pool balance is equal to or less than 1.15% of the initial pool balance, the targeted overcollateralization amount for each payment date will be the yield supplement overcollateralization amount for that payment date plus the fixed overcollateralization amount.

For a more detailed description of the targeted overcollateralization amount, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Yield Supplement Overcollateralization Amount

A substantial number of the receivables have an annual percentage rate or “APR” less than the highest interest rate paid on the notes. To compensate for the low APRs on these receivables, this securitization transaction is structured with a type of overcollateralization known as yield supplement overcollateralization. The yield supplement overcollateralization amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate. The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes and will at least equal the highest interest rate on the notes plus the servicing fee. The yield supplement overcollateralization amount is included in the targeted overcollateralization amount for each payment date.

For a more detailed description of the calculation of the yield supplement overcollateralization amount and its effect on the payment of principal, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the preceding payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest on the notes and any required deposits to the reserve account. Any excess spread will be applied on each payment date, as a component of available funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, using excess spread to pay principal on the notes (a) provides a source of funds to absorb losses on the receivables and (b) to the extent the amount of excess spread is greater than the amount of any such losses, causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

For a more detailed description of the use of excess spread as credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” and “— Excess Spread” in this prospectus supplement.

Repurchases of Receivables

Ford Credit will make representations about the origination, characteristics and transfer of the receivables. If a representation is later discovered to be untrue and has a material adverse effect on any receivable then it was not eligible to be sold to the depositor or the trust. Ford Credit must repurchase the ineligible receivable unless it cures the breach. Similarly, if Ford Credit as servicer materially impairs any receivable, it must purchase the impaired receivable unless it cures the impairment. In addition, Ford Credit as servicer will purchase a receivable from the trust if it makes certain modifications including if it grants payment extensions that extend the final payment date of the receivable beyond six months past the last scheduled payment date of any receivable in the securitized pool. The servicer also will purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled due dates of the receivable. The servicer will not be required to purchase any modified receivable if such action was required by law or court order, including by a bankruptcy court.

For a more detailed description of the representations made in connection with the sale of the receivables to the trust and the repurchase obligation if these representations are breached, you should read “Transfers of the Receivables” in this prospectus supplement. For a more detailed description of servicer impaired receivables and the purchase obligation for these receivables, you should read “Servicing the Receivables and the Securitization Transaction — Obligation to Purchase Servicer Impaired Receivables” in the prospectus. For a more detailed description of servicer modified receivables and the purchase obligation for these receivables, you should read “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Modified Receivables” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust, and may exchange all or a portion of its residual interest for additional securities issued by the trust. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the holder of the residual interest, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders.

For a more detailed description of the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in this prospectus supplement and the prospectus.

Interest Rate Hedges and Hedge Counterparty

The trust will enter into an interest rate swap, cap and floor for each class of floating rate notes in order to hedge the interest rate risk on those notes. The interest rate hedges are designed to hedge the interest rate risk on the related class of notes for so long as the receivables prepay at a rate within a specified band of prepayment rates. If receivables prepay at a rate that is outside of this band, the trust may not be fully hedged against the interest rate risk.

The Royal Bank of Scotland plc will be the hedge counterparty under the interest rate hedges for each class of floating rate notes.

The hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if it has received rating agency confirmation or has provided prior notice to the rating agencies as required by the interest rate hedges.

For a more detailed description of the interest rate hedges and the hedge counterparty, you should read “Description of the Interest Rate Hedges and the Hedge Counterparty” in this prospectus supplement.

RISK FACTORS

In addition to the risk factors starting on page 6 of the prospectus, you should consider the following risk factors in deciding whether to purchase any of the offered notes.

An event of default and acceleration of the notes may result in earlier than expected payment of your notes or losses on your notes	An event of default may result in an acceleration of payments on your notes. You will suffer losses if collections on the receivables and the proceeds of any sale of receivables are insufficient to pay the amounts owed on your notes and any payments due to the hedge counterparty. If your notes are paid earlier than expected, you may not be able to reinvest the principal at a rate of return that is equal to or greater than the rate of return on your notes.

For a more detailed description of events of default and acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Overcollateralization may not increase as expected	The overcollateralization is expected to increase to the targeted overcollateralization amount as excess spread is used to pay principal of the notes in an amount greater than the decrease in the pool balance from the amortization of the receivables. There can be no assurance that the targeted overcollateralization amount will be reached or maintained, or that the receivables will generate sufficient collections to pay all notes in full.

For a more detailed description of overcollateralization as a form of credit enhancement for your notes, you should read “Credit Enhancement — Overcollateralization” in this prospectus supplement.

Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes	Some of the receivables will have APRs that are less than the interest rate on your notes plus various fees. Payments on receivables with higher APRs helps compensate for the reduced payments made on receivables with lower APRs. Excessive prepayments and defaults on the higher APR receivables may adversely impact your notes by reducing the amounts available to make interest and principal payments on the notes.

Geographic concentration may result in more risk to you	As of the cutoff date, the billing addresses of the obligors of the receivables were concentrated in California (10.24%), Texas (9.70%), Florida (7.73%) and Michigan (5.68%). No other state constituted more than 5% of the initial pool balance. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency, credit loss or repossession experience of the trust and could result in delays in payments or losses on the notes.

The requirements of TALF could adversely affect the market value of your notes and/or limit your ability to resell your notes	On the closing date, the notes will constitute “eligible collateral” under TALF, and if you are an “eligible borrower” under TALF and satisfy the other requirements of TALF you may request a non-recourse loan from the FRBNY with a maturity of up to three years to be secured by your notes. However, the FRBNY has reserved the right to reject a loan application in exceptional cases, without regard to the qualification of the notes as “eligible collateral” or the qualification of the investor as an “eligible borrower,” and the FRBNY has also reserved the right to change the terms and conditions of TALF from time to time. If a TALF loan is provided, the loan may be assigned only with the consent of the FRBNY, and no consents will be given after December 31, 2009 except in certain limited circumstances. In addition, there can be no assurance that the notes will constitute “eligible collateral” under TALF on any date other than the closing date. As a result, liquidity in the secondary market for the notes could be limited, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

If you pledge your notes as collateral to secure a TALF loan, and the outstanding balance of the loan is not repaid on or prior to its three-year maturity date, you must repay the outstanding balance on such date or surrender the notes to the FRBNY. Because the rate of principal payments on each class of notes depends primarily on the rate of payment on the receivables, the final payment on your notes could occur later than the maturity date of the TALF loan. This is particularly true for the Class A-4 notes, which have an expected maturity of more than three years. If your notes remain outstanding on the maturity date of the TALF loan and you are unable to repay the outstanding balance of the loan, you may suffer a loss on your investment in your notes.

This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF.

For more information about the requirements for “eligible collateral” under TALF, you should read “TALF Considerations” attached as Annex B to this prospectus supplement. For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes	Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the de-valuation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the de-leveraging of structured investment vehicles, hedge funds, financial institutions and other entities, and the lowering of ratings on certain asset-backed securities, have caused, or may cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

A decline in the financial condition or business prospects of Ford or Ford Credit could result in losses on your notes	The recent and continuing events in the global financial markets and the continuing economic downturn have adversely affected the financial condition and business prospects of many of the manufacturers, suppliers and other participants in the U.S. auto industry, including Ford and Ford Credit, and have raised concerns about the viability of the domestic auto manufacturers and certain suppliers and other participants in the U.S. auto industry. If the financial crisis and/or economic downturn worsens or continues for a prolonged period of time, the financial condition and business prospects of the participants in the U.S. auto industry, including Ford and Ford Credit, could be further adversely affected. In addition, due to the interdependence of the manufacturers and suppliers in the U.S. auto industry, adverse events affecting one of the domestic auto manufacturers or major suppliers, such as a bankruptcy filing, could have an adverse effect on the other participants in the U.S. auto industry, including Ford and Ford Credit. A further decline in the financial condition or business prospects of Ford could also have an adverse affect on Ford Credit.

Ford has stated that, absent the occurrence of a significant industry event such as a bankruptcy of one of the other domestic auto manufacturers, it believes that it has sufficient liquidity for operations through 2009. However, the other domestic auto manufacturers have already received loans from the U.S. government and they and certain suppliers have requested additional loans or other government assistance in order to continue operations. If the additional loans or other government assistance is not provided, or if the financial crisis and/or economic downturn worsens or continues for a prolonged period of time, one or more of the domestic auto manufacturers or major suppliers could be forced to file for bankruptcy or become subject to a government-mandated reorganization. The occurrence of any of these events could adversely affect the performance of the receivables, the market value of the vehicles securing the receivables, or the ability of Ford Credit, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations or warranties, which could result in losses on your notes.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information” in the prospectus.

The continuing economic downturn may adversely affect the performance of the receivables, which could result in losses on your notes	The United States is experiencing a severe economic downturn that may adversely affect the performance of the receivables. Rising unemployment and continued lack of availability of credit may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the automobiles securing the receivables, which could increase the amount of a loss if the receivable defaults. Delinquencies and losses on automobile loans generally have increased in recent months. If the economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

For more information about the delinquency, repossession and credit loss experience for Ford Credit’s portfolio of U.S. retail installment sales contracts, you should read “Transaction Parties — The Servicer — Delinquency, Repossession and Credit Loss Experience” in this prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in increased losses on the receivables	Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles. The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, including concerns about the viability of the related vehicle manufacturer and/or an actual failure or bankruptcy of the related vehicle manufacturer. In addition, decisions by Ford with respect to new vehicle production, pricing and incentives may affect used vehicle prices, particularly those for the same or similar models. A decrease in the demand for used vehicles may adversely impact the resale value for repossessed vehicles, which could result in increased losses on the related receivables.

Failure to re-title the financed vehicles in Texas could result in losses on your notes	In most states, the trust, as assignee of a receivable, will have the benefits of the first-priority security interest in the related financed vehicle obtained by Ford Credit, even though the trust is not listed on the certificate of title as a secured party. However, a U.S. bankruptcy judge in Texas recently held that an assignee of a receivable did not have the benefits of the security interest obtained by the assignor of the receivable because the financed vehicle had not been re-registered to identify the assignee as the new secured party on the certificate of title, which the judge decided was required under Texas law. To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold. As a result, if other courts were to interpret Texas law or other states’ laws in a similar manner as the bankruptcy judge, the security interest of the trust in a financed vehicle could be deemed to be unperfected. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected. As of the cutoff date, 9.70%

of the initial pool balance consisted of receivables for which the obligor had a billing address in Texas.

Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected. However, if the servicer was unable to repurchase any of these receivables for any reason, including as a result of a deterioration of its financial condition, the trust’s ability to realize on the financed vehicle following an obligor default would be adversely affected, which could result in losses on your notes.

For more information on the perfection of security interests in the financed vehicles, you should read “Risk Factors — Interest of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes” and “Some Important Legal Issues Relating to the Receivables — Security Interests in Receivables and Financed Vehicles” in the prospectus.

The interest rate hedges may not fully hedge the trust’s interest rate risk on the floating rate notes	The trust will enter into an interest rate swap, cap and floor relating to each class of floating rate notes in order to hedge the interest rate risk on each such class of notes. The interest rate hedges are designed to hedge the interest rate risk on the related class of notes for so long as the receivables prepay at a rate within a specified band of prepayment rates. If the receivables prepay at a rate that is outside of this band, the trust may not be fully hedged against the interest rate risk, which could result in losses on your notes.

As described under “Maturity and Prepayment Considerations — Weighted Average Life of the Notes” in this prospectus supplement, this transaction was structured assuming that the receivables would prepay at a 1.3% ABS rate. The interest rate hedges in this transaction were designed to hedge the trust’s interest rate risk on the floating rate notes for so long as the receivables prepay at a rate between a 0.3% ABS rate and a 2.5% ABS rate. This prepayment band represents a range of stressed case prepayment scenarios developed in consultation with the rating agencies that is at a sufficiently broad confidence level to obtain the required ratings of the notes. However, there can be no assurance that the receivables will prepay at a rate that falls within this band. If the receivables prepay at a faster rate and LIBOR is lower than LIBOR for the closing date, or the receivables prepay at a slower rate and LIBOR is higher than LIBOR for the closing date, the trust will not be fully hedged against the interest rate risk relating to the floating rate notes, which could result in losses on your notes.

For additional risks relating to the interest rate hedges, you should read “Risk Factors — Risks associated with interest rate hedging arrangements” in the prospectus.

A reduction, withdrawal or qualification of the ratings on your notes could adversely affect the market value or your notes and/or limit your ability to resell your notes	It is a condition to issuance of the notes that they receive the ratings described in this prospectus supplement from the specified rating agencies. However, a rating is not a recommendation to purchase, hold or sell securities and does not address market value or investor suitability, but rather merely reflects the related rating agency’s assessment of the creditworthiness of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the receivables and/or the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future. Any reduction, withdrawal or qualification of the ratings of your notes, as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise, may adversely affect the market value of your notes and/or limit your ability to resell your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.

TRANSACTION PARTIES

The following information identifies certain transaction parties for this securitization transaction. For a description of the other transaction parties, and a description of the rights and responsibilities of all transaction parties, you should read “The Sponsor and Servicer,” “The Depositor,” “The Issuing Entity,” “The Indenture Trustee” and “The Owner Trustee” in the prospectus.

The Depositor

The depositor is Ford Credit Auto Receivables Two LLC. Ford Credit is the sole member of the depositor.

The Issuing Entity

The issuing entity for this securitization transaction is Ford Credit Auto Owner Trust 2009-A. The trust’s fiscal year is the calendar year.

On the closing date, the depositor will sell the receivables to the trust and make an initial deposit into a reserve account in exchange for the notes and the residual interest in the trust. The following table shows the capitalization of the trust on the closing date after issuance of the notes.

Principal Amount

Class A-1 notes	$775,000,000.00
Class A-2a notes	608,000,000.00
Class A-2b notes
Class A-3a notes	1,080,000,000.00
Class A-3b notes
Class A-4a notes	491,100,000.00
Class A-4b notes
Residual Interest — Initial Overcollateralization	529,183,175.85

Subtotal — Initial Pool Balance	3,483,283,175.85

Reserve Account	40,057,756.52

Total	$3,523,340,932.37

The Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, will act as the “indenture trustee” under the indenture. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables. The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “The Indenture Trustee” in the prospectus.

The Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” will act as the “owner trustee” under the trust agreement. U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association (“U.S. Bank”), the sixth largest commercial bank in the United States. U.S. Bancorp, with total assets exceeding $266 billion as of December 31, 2008, is the parent company of U.S. Bank. As of December 31, 2008, U.S. Bancorp served approximately 14.9 million customers, operated 2,791 branch offices in 24 states and had over 54,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000. As of December 31, 2008, U.S. Bank Trust was acting as owner trustee with respect to over 700 issuances of securities.

This portfolio includes mortgage-backed and asset-backed securities. U.S. Bank Trust has acted as owner trustee of auto receivable-backed securities since 2000. As of December 31, 2008, U.S. Bank Trust was acting as owner trustee on 59 issuances of auto receivable-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “The Owner Trustee” in the prospectus.

The Sponsor

Ford Credit is the sponsor of this securitization transaction and is responsible for structuring the transaction. The receivables being securitized were purchased by Ford Credit from motor vehicle dealers in the ordinary course of Ford Credit’s business. The following table contains information about the U.S. retail installment sale contracts purchased by Ford Credit from motor vehicle dealers during each of the periods indicated, including types of contracts not included in this securitization transaction that do not materially affect the information presented.

Originations Characteristics

	Year Ended December 31,
	2008	2007	2006	2005	2004

Number of receivables originated	754,633	845,660	1,200,165	1,181,917	1,525,237
Aggregate original principal balance (in millions)	$ 17,138	$ 21,760	$ 29,647	$ 25,949	$ 34,136
Average original term (in months)	59.3	59.2	60.5	56.6	56.7
Weighted average FICO® score at origination(1)(2)	710	706	703	711	703

(1)	Weighted averages are weighted by the original principal balance of each receivable.

(2)	This weighted average excludes receivables that have obligors (a) that are not individuals and that use financed vehicles for commercial purposes, or (b) who are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “The Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable.

Material Changes to Origination, Purchasing and Underwriting Policies and Procedures

During the period covered in the table above, Ford Credit changed its origination and purchasing policies and procedures for retail installment sale contracts to respond to market conditions and competitive pressures and to pursue different business strategies. Ford Credit’s origination and purchasing policies are focused on supporting the sale of new Ford vehicles. This policy has resulted in a reduction in the volume of Ford Credit’s purchases of retail installment sale contracts. It has also contributed to an increase in credit scores and other credit quality measurements, although special Ford-sponsored marketing incentive programs may cause credit quality measurements to vary from time to time.

In 2007, Ford Credit’s retail originations decreased as a result of Ford’s shift from special rate financing programs to other marketing programs, increased market competitiveness in standard rate financing and the decline in Ford retail vehicle sales. In 2008, the continued decline in Ford retail vehicle sales caused Ford Credit’s origination volumes to decrease, although Ford Credit’s financing share increased due to reduced competition from third-party finance companies.

During July, August and September of 2005, Ford ran the “Family Plan” marketing incentive program that offered employee pricing to all customers. This program caused the number of contracts purchased by Ford Credit to decrease during this time period because it did not require the use of Ford Credit financing to take advantage of employee pricing. Special rate financing programs offered by Ford during the summer of 2006 caused the number of contracts purchased by Ford Credit to increase.

For 2004 and 2005, 72-month contracts represented approximately 22% of contracts purchased each year. However, as a result of Ford Credit’s expanded eligibility for 72-month financing combined with continued Ford-sponsored marketing incentive programs and strong market demand for 72-month financing, 72-month contracts increased to approximately 44% of contracts purchased in 2006, peaking at over 55% of all contracts purchased in the third quarter of 2006. In the summer of 2006, Ford launched a series of special rate financing programs, including a 0% APR program in August to clear out dealer inventories of 2006 vehicle models. This 0% APR program applied to nearly all Ford vehicle brands and models, all contract terms and all qualified applicants. These programs resulted in a higher volume of 72-month contracts and a higher proportion of lower credit quality customers. Since the expiration of these programs, 72-month originations and contracts with lower credit quality customers have declined but remain higher than in the years before 2006. Because these programs altered the typical contract term and credit quality composition of Ford Credit’s portfolio, Ford Credit securitized the majority of the lower credit quality 72-month contracts originated under these programs to an investor in a private transaction in October of 2006.

In 2004, Ford shifted its marketing incentive programs from special rate financing to cash rebates, which resulted in a decrease in low APR contracts and an increase in standard APR contracts. Starting in early 2006, Ford again emphasized special rate financing programs. As a result, low APR contracts were a greater proportion of originations compared to 2004 and 2005 and represented more than half of originations for 2006 with a higher proportion during the summer 2006 special rate financing programs described above. In 2007, Ford continued to emphasize low APR contracts, which were approximately 80% of originations. In 2008, Ford again shifted its marketing incentive programs from special rate financing to cash rebates, which resulted in a decrease in low APR contracts to approximately 48% of originations for the year.

During the periods covered in the table above, contracts to finance the purchase of used vehicles represented approximately 18% to 25% of contracts purchased each year. Although Ford Credit’s origination, underwriting and purchasing policies for used vehicle contracts have remained consistent, the percentage of used vehicle contracts continues to increase primarily due to the sharp decline in new vehicle sales. In the fourth quarter of 2008, the percentage of used vehicle contracts increased to approximately 30% of contracts purchased, and in January 2009, this percentage increased to approximately 34%.

Ford Credit continued to improve its origination scoring models during the last five years. In 2004, Ford Credit launched updated models to adjust for changes in Ford Credit’s business practices and more accurately assess the impact of new marketing initiatives. The 2004 launch also included technology upgrades that allow the models to be adjusted quickly to respond to new marketing programs and other developments.

In February 2005, Ford Credit launched new credit bureau interface software that gives Ford Credit’s credit analysts access to the most up-to-date data and analytical tools from the credit bureaus. This software also supports the inclusion of new variables in Ford Credit’s origination scoring models that enhance the models’ ability to predict the likelihood of default on contracts offered to Ford Credit for purchase. In the second quarter of 2007, Ford Credit launched a new advisory tool that provides the credit analyst with an analysis of each offered contract, including analysis of application and credit bureau information and an automated approval recommendation index based on factors not included in Ford Credit’s scoring model to assist the analyst in making better credit decisions. As part of its normal cycle plan, Ford Credit launched its latest generation origination scoring models for both commercial and consumer offerings in the second quarter and third quarter of 2008, respectively, and a business entity’s commercial credit risk score, if available, was added as a new variable in the origination scoring models for commercial offerings. The updated models improved Ford Credit’s ability to predict the likelihood of default.

Ford Credit launched enhanced electronic decisioning models in May 2005 and March 2007 that increased the percentage of contracts approved or rejected through the models. In the third quarter of 2008, Ford Credit adopted a more conservative electronic decisioning strategy that reduced the percentage of contracts approved through the models. This updated strategy resulted in a higher percentage of offerings being reviewed by an analyst and allows for increased scrutiny of various credit indicators and segments of the portfolio, including extended term contracts.

In the first half of 2006, Ford Credit completed a transformation of its North American sales and originations operations in which it reduced the number of its regional offices and local sales offices.

This transformation consolidated Ford Credit’s separate sales and originations units into one unit for all Ford brands. Also in 2006, Ford Credit integrated its commercial lending offices into these units. Starting in September 2006 and during 2007, Ford Credit consolidated its remaining U.S. branches into six existing service centers, creating business centers that manage originations in addition to the servicing functions already performed at the six service centers. All of these transformation and consolidation actions were implemented to provide cost efficiencies, ensure consistency and control in origination processes, increase dealer and customer satisfaction and make it easier to implement new technologies.

As part of the 2006 transformation, Ford Credit introduced new technologies that have improved Ford Credit’s originations operations and increased operating efficiencies and dealer support. These technologies include workforce scheduling software that better monitors staffing workload requirements, telephony upgrades and call monitoring software to improve accessibility for customers, and performance monitoring software to improve process discipline and consistency of loan originations.

In January 2009, Ford Credit announced a plan to restructure its operations to meet changing business conditions, including the decline in its receivable portfolio. The restructuring will include the consolidation of its origination operations into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolio of receivables. These actions will begin in March and are scheduled to be complete by the end of July.

For more information about Ford Credit’s origination and underwriting policies and procedures, you should read “The Sponsor and Servicer — Origination, Purchasing and Underwriting” in the prospectus.

Static Pool Information — Prior Securitized Pools

Static pool information about prior pools of retail installment sale contracts that were securitized by Ford Credit can be found in Annex A to this Prospectus Supplement. This information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information about the original characteristics of the prior pools. Information about pools that were securitized before January 1, 2006 will not be deemed to be part of the prospectus, this prospectus supplement or the registration statement that includes the prospectus. No assurance can be made that the cumulative credit losses, delinquency and prepayment experience of a particular pool of retail installment sale contracts will be similar to the information for prior securitized pools of retail installment sale contracts.

The Servicer

Ford Credit will be the servicer of the receivables for this securitization transaction. Ford Credit will be responsible for all servicing functions except that the indenture trustee will be responsible for making payments to the noteholders based on information and calculations provided by the servicer.

The following table shows Ford Credit’s delinquency, repossession and credit loss experience for its portfolio of U.S. retail installment sale contracts, including types of contracts not included in this securitization transaction that do not materially affect the information presented. The table includes contracts sold in securitizations and other transactions that Ford Credit continues to service. Delinquency, repossession and credit loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit. No assurance can be made that the delinquency, repossession and credit loss experience of a particular pool of retail installment sale contracts will be similar to the historical experience shown below or that any trends shown in the table will continue for any period. Average net loss on contracts charged off has increased in recent periods, reflecting primarily lower auction values, an increase in the amount financed due to the number of trucks and full-size SUVs in the portfolio and changes in portfolio composition, including an increase of 72-month contracts. Delinquencies, repossessions and credit losses are shown as a percentage of Ford Credit’s portfolio. Over the periods shown, the portfolio size increases as new contracts are originated and decreases as existing receivables are paid down or liquidated. The delinquency, repossession and credit loss percentages for a static pool of contracts originated in any period would differ from the portfolio experience shown in the following table.

Delinquency, Repossession and Credit Loss Experience

	Three Months
	Ended
	December 31,		Year Ended December 31,
	2008	2007	2008	2007	2006(6)	2005	2004

Average number of contracts outstanding(1)	3,116,696	3,503,466	3,240,749	3,688,642	4,181,422	4,797,580	5,577,140
Average portfolio outstanding (in millions)(2)	$46,621	$53,501	$48,842	$55,238	$58,134	$64,969	$73,636

Delinquencies
Average number of delinquencies(3)
31-60 days	70,079	80,010	69,537	74,783	81,924	91,048	117,070
61-90 days	7,952	8,414	7,413	6,976	6,385	7,246	10,411
Over 90 days	1,490	1,268	1,305	1,091	991	1,135	1,752
Average number of delinquencies as a percentage of average number of contracts outstanding
31-60 days	2.25%	2.28%	2.15%	2.03%	1.96%	1.90%	2.10%
61-90 days	0.26%	0.24%	0.23%	0.19%	0.15%	0.15%	0.19%
Over 90 days	0.05%	0.04%	0.04%	0.03%	0.02%	0.02%	0.03%

Repossessions and Credit Losses
Repossessions as a percentage of average number of contracts outstanding	2.75%	2.23%	2.39%	1.95%	2.01%	2.39%	3.09%
Aggregate net losses (in millions)(4)	$226	$166	$709	$435	$398	$585	$1,080
Net losses as a percentage of average portfolio outstanding	1.94%	1.24%	1.45%	0.79%	0.68%	0.90%	1.47%
Net losses as a percentage of gross liquidations(5)	4.06%	2.58%	2.96%	1.56%	1.27%	1.59%	2.60%
Number of contracts charged off	30,333	31,548	109,385	111,732	129,898	165,074	236,894
Number of contracts charged off as a percentage of average number of contracts outstanding	3.89%	3.60%	3.38%	3.03%	3.11%	3.44%	4.25%
Average net loss on contracts charged off	$7,457	$5,264	$6,483	$3,892	$3,062	$3,544	$4,557

(1)	Average of the number of contracts outstanding at the beginning and end of each month in the period.

(2)	Average of the aggregate principal balance of contracts outstanding at the beginning and end of each month in the period.

(3)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding bankrupt accounts.

(4)	Net losses are equal to the aggregate balance (principal plus accrued finance and other charges) of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged off in the period or any prior periods. Net losses exclude all external costs associated with repossession and disposition of the vehicle prior to charge off and include all external costs associated with continued collection efforts or repossession and disposition of the vehicle after charge off. An estimated loss is recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of receivables are equal to the aggregate principal balance of all contracts that are determined to be uncollectible in the period less any liquidation proceeds and other recoveries on contracts charged off in the period or any prior periods. In addition, realized losses for a securitized pool of receivables include all external costs associated with the repossession and disposition of the vehicles in that pool because the servicer is entitled to be reimbursed for these costs. Therefore, realized losses for a securitized pool of receivables may be higher or lower than net losses for those receivables.

(5)	Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a receivable.

(6)	Beginning January 1, 2006, data on Volvo brand vehicles is included. Volvo data was not material to the pre-January 1, 2006 data.

Material Changes to Servicing Policies and Procedures

Starting in September 2006 and during 2007, Ford Credit consolidated its servicing operations from its remaining U.S. branches into six existing service centers, creating business centers that manage originations and servicing functions. Also in 2006, Ford Credit integrated commercial accounts servicing into its business centers to increase consistency of servicing processes for these accounts.

In the fourth quarter of 2008, Ford Credit consolidated its account services and vehicle liquidations operations into two business centers in Nashville and Tampa. This consolidation was done to eliminate variability and achieve greater efficiencies in these operations given lower portfolio levels.

In January 2009, Ford Credit announced a plan to restructure its operations to meet changing business conditions, including the decline in its receivable portfolio. As part of the restructuring plan, Ford Credit will convert two of its business centers to loss prevention specialty centers, leveraging the skills of its seasoned loss prevention teams to address increased delinquencies and manage portfolio losses. This conversion will begin in March and is scheduled to be completed by the end of July.

In 2004, Ford Credit updated its behavior scorecards that predict the probability that an account will default by incorporating current credit bureau information. As a normal part of Ford Credit’s process, the models were further updated in November 2005, May 2006, December 2007 and February 2008. This combination of new technology and collection strategies has allowed Ford Credit to improve collection efficiency and effectiveness. Consistent with its servicing practices, Ford Credit has modified its collection efforts and increased its collection activities in response to the macroeconomic conditions contributing to the increase in delinquencies since 2007.

For more information about Ford Credit’s servicing policies and procedures, you should read “The Sponsor and Servicer — Servicing and Collections” in the prospectus.

Ratings of the Servicer

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	S&P	Moody’s	Fitch

Short-term debt ratings	NR	NP	C
Long-term debt ratings	CCC+	Caa1	B–
Outlook	Negative	Negative	Negative

The rating agencies have lowered Ford Credit’s debt ratings several times over the past few years and may further downgrade Ford Credit at any time.

Based on Ford Credit’s short-term debt ratings, as servicer it will be required to remit collections on the receivables to the trust’s collection account within two business days of applying collections to the obligor’s account.

For more information, you should read “Servicing the Receivables and the Securitization Transaction — Remittance of Collections” in the prospectus.

THE RECEIVABLES

On the closing date, Ford Credit will sell the receivables to the depositor and the depositor will sell the receivables to the trust effective as of the cutoff date. The trust will pledge the receivables to the indenture trustee to secure the notes.

Criteria for Selection of the Receivables

The receivables were randomly selected by Ford Credit from its U.S. portfolio of retail installment sale contracts that meet the selection criteria. The selection criteria include that, as of the cutoff date, each receivable:

•	is a simple interest receivable with level monthly payments and an original term of not greater than 72 months,

•	is not more than 30 days delinquent (Ford Credit considers a receivable delinquent if more than $49.99 of a scheduled payment is overdue),

•	has not been extended or rewritten, and

•	is not subject to a bankruptcy proceeding.

Ford Credit has changed its selection criteria for securitization transactions over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices. In June of 2002, Ford Credit expanded its selection criteria to allow 0.00% APR contracts (previously 0.01%). In June of 2005, Ford Credit changed its selection criteria to include receivables where no first payment has been applied (but the first payment is due within 30 days of the cutoff date), and with a current principal balance of not greater than $100,000, instead of $50,000. Ford Credit’s portfolio of retail installment sale contracts available for this securitization program changes over time as a result of changes in Ford Credit’s origination and purchasing policies, Ford-sponsored marketing incentive programs and Ford Credit’s sales of receivables in securitization and other funding transactions and programs, some of which use different selection criteria than this program.

Composition of the Receivables

The pool of receivables had the following characteristics on the cutoff date. The percentages in the charts below may not sum to 100.00% due to rounding.

Number of Receivables	179,524
Initial Pool Balance	$3,483,283,175.85
Principal Balance:
Average	$19,402.88
Highest	$99,539.87
Lowest	$253.74
Original Amount Financed:
Average	$22,549.09
Highest	$161,331.01
Lowest	$1,099.23
Annual Percentage Rate (APR):
Weighted average(1)	7.00%
Highest	29.99%
Lowest	0.00%
Original Term:
Weighted average(1)	61.4 months
Original term greater than 60 months (by principal balance)	40.56%
Longest	72 months
Shortest	3 months
Remaining Term:
Weighted average(1)	56.4 months
Remaining term greater than 60 months (by principal balance)	36.91%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(2)	2.53 years
Origination:
Earliest origination date	March 18, 2003
Latest scheduled maturity date	March 3, 2015
Financed Vehicle — New:
Aggregate principal balance	$2,601,549,845.48
Percentage of initial pool balance	74.69%
Financed Vehicle — Used:
Aggregate principal balance	$881,733,330.37
Percentage of initial pool balance	25.31%
Financed Vehicle — Car:
Aggregate principal balance	$943,649,877.75
Percentage of initial pool balance	27.09%
Financed Vehicle — Light Truck:
Aggregate principal balance	$2,539,633,298.10
Percentage of initial pool balance	72.91%
Credit Score:
Weighted average(1) FICO® score(3) at origination	706
Weighted average(1) FICO® score(3) at origination for original term greater than 60 months	692

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)	The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(3)	This weighted average excludes receivables representing 13.56% of the initial pool balance that have obligors (a) that are not individuals and that use financed vehicles for commercial purposes, or (b) who are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read “The Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

Distribution by Make and Model of the Receivables

The following chart shows the distribution of the receivables by make and model. The chart shows all models representing greater than 1.00% of initial pool balance on the cutoff date.

				Percentage of
		Number of	Aggregate	Initial Pool
Make	Model	Receivables	Principal Balance	Balance

Ford	F-150	32,752	$632,886,219.60	18.17%
Ford	Edge	9,186	241,316,368.73	6.93
Ford	Escape	12,561	231,966,370.96	6.66
Ford	F-250	7,790	208,770,778.35	5.99
Ford	Focus	15,582	206,849,894.86	5.94
Ford	Explorer	11,064	192,162,543.64	5.52
Ford	Fusion	10,785	185,148,881.75	5.32
Ford	Expedition	6,690	164,811,505.72	4.73
Ford	Mustang	7,171	145,227,888.81	4.17
Ford	F-350	5,072	141,254,028.11	4.06
Ford	Ranger	5,436	76,398,157.07	2.19
Lincoln	Navigator	1,951	59,891,131.99	1.72
Ford	Flex	1,744	54,776,177.38	1.57
Lincoln	MKX	1,727	52,893,043.39	1.52
Ford	E-350	2,130	48,490,416.37	1.39
Ford	Taurus	3,808	48,471,051.57	1.39
Lincoln	MKS	1,439	46,961,675.91	1.35
Mercury	Mariner	2,455	46,719,203.47	1.34
Ford	E-250	2,094	39,705,295.51	1.14
Mazda	Mazda 3	2,819	35,995,971.66	1.03
Ford	F-450	1,090	35,948,973.32	1.03
Other		34,178	586,637,597.68	16.84

Total		179,524	$3,483,283,175.85	100.00%

Geographic Distribution of the Receivables

The receivables generally are from all 50 U.S. states and the District of Columbia. The following chart shows the states with concentrations greater than 3.00% of the initial pool balance on the cutoff date.

			Percentage of
	Number of	Aggregate	Initial Pool
State(1)	Receivables	Principal Balance	Balance

California	17,775	$356,791,500.44	10.24%
Texas	15,778	337,999,977.85	9.70
Florida	14,047	269,183,344.70	7.73
Michigan	10,877	197,948,760.59	5.68
New York	8,089	160,805,680.84	4.62
Illinois	8,400	159,614,840.38	4.58
Pennsylvania	7,949	138,801,001.12	3.98
Ohio	7,515	135,923,851.02	3.90
Georgia	5,868	118,697,204.88	3.41
New Jersey	6,062	116,133,771.94	3.33
Other	77,164	1,491,383,242.09	42.82

Total	179,524	$3,483,283,175.85	100.00%

(1)	Based on the billing addresses of the obligors.

Distribution by FICO® Score of the Receivables

The following chart shows the distribution of the receivables by FICO® score at their origination dates.

			Percentage of
	Number of	Aggregate	Initial Pool
FICO® Score(1) Range	Receivables	Principal Balance	Balance

Greater than 749	57,705	$997,079,807.38	28.62%
700 – 749	28,208	550,742,890.52	15.81
650 – 699	32,981	676,758,055.43	19.43
600 – 649	23,413	485,444,439.78	13.94
Less than 600	15,153	300,861,681.14	8.64
Commercial(2)	19,211	434,055,525.92	12.46
No FICO® score(3)	2,853	38,340,775.68	1.10

Total	179,524	$3,483,283,175.85	100.00%

(1)	For a description of FICO® scores, you should read “The Sponsor and Servicer – Origination, Purchasing and Underwriting” in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable or that any obligor’s credit score would not be lower if obtained as of the cutoff date.

(2)	This represents receivables with obligors that are not individuals and that use financed vehicles for commercial purposes. For a description of commercial accounts, you should read “The Sponsor and Servicer – Commercial Accounts” in the prospectus.

(3)	This represents receivables with obligors who are individuals with minimal or no recent credit history.

Distribution by APR of the Receivables

The following chart shows the distribution of the APRs on the receivables on the cutoff date.

			Percentage of
	Number of	Aggregate	Initial Pool
APR Range	Receivables	Principal Balance	Balance

0.00 to 0.99%	23,465	$555,913,927.99	15.96%
1.00 to 1.99	7,254	178,916,100.46	5.14
2.00 to 2.99	4,877	89,718,576.37	2.58
3.00 to 3.99	8,325	162,934,231.92	4.68
4.00 to 4.99	11,305	206,585,298.85	5.93
5.00 to 5.99	12,982	243,232,148.10	6.98
6.00 to 6.99	11,463	201,205,745.42	5.78
7.00 to 7.99	13,287	246,158,903.78	7.07
8.00 to 8.99	23,093	433,029,906.59	12.43
9.00 to 9.99	19,890	393,018,366.67	11.28
10.00 to 10.99	13,996	278,002,687.40	7.98
11.00 to 11.99	8,732	165,547,366.59	4.75
12.00 to 12.99	5,778	102,235,688.82	2.94
13.00 to 13.99	3,635	58,281,135.93	1.67
14.00 to 14.99	2,686	41,654,540.67	1.20
15.00 to 15.99	2,135	32,839,791.95	0.94
16.00 to 16.99	1,509	22,676,391.14	0.65
17.00 to 17.99	1,221	17,429,967.69	0.50
18.00 to 18.99	1,450	23,082,211.67	0.66
19.00 to 19.99	672	8,976,381.28	0.26
20.00 to 24.99	1,571	19,588,409.63	0.56
25.00 to 29.99	198	2,255,396.93	0.06

Total	179,524	$3,483,283,175.85	100.00%

MATURITY AND PREPAYMENT CONSIDERATIONS

General

The final scheduled payment date for each class of notes is listed on the cover of this prospectus supplement. Ford Credit calculated these dates (a) for the Class A-1 notes, by selecting the latest payment date falling within the 397-day period following the date of pricing of such notes, and (b) for the offered notes, by assuming all receivables pay as scheduled with no delays, defaults or prepayments and adding three months to the calculated date. Ford Credit expects that the final payment of each class of notes will occur before its final scheduled payment date. The final payment of any class of notes could occur significantly earlier (or could occur later) than such class’s final scheduled payment date because the rate of payment of principal of each class of notes depends primarily on the rate of payment (including prepayment) by the obligors on the receivables.

Higher than anticipated rates of prepayment and defaults on the receivables will cause principal to be paid to the noteholders faster than expected. You will bear the risk of not being able to reinvest any principal repaid to you faster than expected at a rate of return that is equal to or greater than the rate of return on your notes. In the case of notes purchased at a discount, noteholders should consider the risk that a slower than anticipated rate of prepayments on the receivables could result in an actual rate of return that is less than the anticipated rate of return.

In addition, higher rates of prepayments and defaults on high APR receivables will reduce the amount of interest collected on the receivables and result in lower excess spread on subsequent payment dates.

Weighted Average Life of the Notes

Prepayments on the receivables can be measured relative to a prepayment standard or model. This securitization transaction uses the Absolute Prepayment Model commonly referred to as “ABS,” which uses an assumed rate of prepayment each month relative to the original number of receivables in a pool. ABS assumes that all receivables are the same size and maturity and amortize at the same rate and that in each month each receivable will be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay in full each month. ABS is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets. Ford Credit structured this securitization transaction assuming the receivables would prepay at a 1.3% ABS rate.

The ABS tables below were prepared by (a) classifying the pool of receivables that will be sold to the trust into sub-pools based on APR, original term, and age, (b) determining a level monthly payment for each of the sub-pools that fully amortizes the pool by the end of its remaining term to maturity, assuming that each monthly payment is made on the last day of each month and each month has 30 days, and (c) making the following assumptions:

•	each sub-pool prepays at the specified constant monthly ABS rate, and otherwise pays as scheduled with no delays, defaults or repurchases,

•	payments on the notes are made on the 15th of each month, and

•	the servicer exercises its clean up call option on the first payment date that the option is available.

The sub-pools used in this analysis are shown in the table below.

		Weighted	Weighted Average	Weighted Average
	Aggregate	Average	Original Term	Remaining Term
Pool	Principal Balance	APR	(In Months)	(In Months)

1	$255,525,190.98	3.859%	35	33
2	21,212,445.36	16.393	34	32
3	46,890,808.35	4.067	35	29
4	2,223,783.44	16.600	34	28
5	19,225,565.16	2.179	36	18
6	399,265.80	16.585	35	18
7	161,289,637.53	7.061	48	46
8	29,788,947.89	15.822	48	46
9	36,744,946.85	6.404	48	42
10	3,917,368.42	16.279	47	42
11	19,904,092.12	4.212	48	27
12	936,169.46	16.559	48	29
13	923,496,004.94	6.950	60	58
14	101,211,229.32	15.485	60	58
15	241,266,079.24	5.643	60	54
16	15,177,046.26	15.910	60	54
17	186,391,462.61	3.832	60	35
18	4,848,128.45	15.080	60	35
19	826,954,941.37	7.588	72	70
20	108,830,565.63	14.587	72	70
21	323,565,833.04	4.852	72	66
22	16,940,179.36	15.114	71	66
23	133,066,976.51	4.879	72	44
24	3,476,507.76	14.714	72	48

	$3,483,283,175.85

The results shown in the ABS tables should approximate the results that would be obtained if the analysis had been based on similar assumptions using the actual pool of receivables that will be sold to the trust, rather than on sub-pools. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the ABS tables. The ABS tables only give a general sense of how each class of notes may amortize at different assumed ABS rates with other assumptions held constant. It is unlikely that the receivables will prepay at a constant ABS rate until maturity or that all of the hypothetical pools of receivables will prepay at the same ABS rate. The diverse terms of the receivables within each hypothetical pool could produce slower or faster principal payments than indicated in the ABS tables. Any difference between those assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the weighted average life and period during which principal is paid on each class of notes.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-1						Class A-2a/Class A-2b
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2009	91.11	88.84	86.41	84.86	83.77	82.04	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2009	82.57	78.11	73.35	70.31	68.17	64.78	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2009	74.01	67.45	60.45	55.97	52.84	47.85	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2009	65.43	56.85	47.70	41.86	37.77	31.25	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2009	56.83	46.32	35.12	27.97	22.96	14.98	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2009	48.22	35.86	22.70	14.30	8.42	0.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2009	39.58	25.47	10.44	0.85	0.00	0.00	100.00	100.00	100.00	100.00	100.00	90.68
November 15, 2009	30.93	15.14	0.00	0.00	0.00	0.00	100.00	100.00	100.00	98.96	89.45	74.32
December 15, 2009	22.25	4.89	0.00	0.00	0.00	0.00	100.00	100.00	100.00	85.42	74.94	58.25
January 15, 2010	13.56	0.00	0.00	0.00	0.00	0.00	100.00	100.00	88.38	72.07	60.66	42.27
February 15, 2010	4.85	0.00	0.00	0.00	0.00	0.00	100.00	100.00	76.47	58.85	46.40	26.63
March 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	100.00	94.06	64.68	45.67	32.40	11.34
April 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	100.00	84.15	52.82	32.70	18.67	0.00
May 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	100.00	74.25	41.10	19.95	5.20	0.00
June 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	96.61	64.27	29.51	7.41	0.00	0.00
July 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	88.07	54.22	18.06	0.00	0.00	0.00
August 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	79.44	44.19	6.75	0.00	0.00	0.00
September 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	70.65	34.18	0.00	0.00	0.00	0.00
October 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	61.85	24.35	0.00	0.00	0.00	0.00
November 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	52.96	14.55	0.00	0.00	0.00	0.00
December 15, 2010	0.00	0.00	0.00	0.00	0.00	0.00	43.97	4.76	0.00	0.00	0.00	0.00
January 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	34.90	0.00	0.00	0.00	0.00	0.00
February 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	25.73	0.00	0.00	0.00	0.00	0.00
March 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	16.47	0.00	0.00	0.00	0.00	0.00
April 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	7.11	0.00	0.00	0.00	0.00	0.00
May 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2011	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
December 15, 2012	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
January 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
February 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
March 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
April 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
May 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
June 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
July 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
August 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
September 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
November 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	0.50	0.40	0.34	0.30	0.28	0.26	1.70	1.38	1.12	0.99	0.91	0.81
Weighted Average Life to Maturity (years)(2)	0.50	0.40	0.34	0.30	0.28	0.26	1.70	1.38	1.12	0.99	0.91	0.81

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Tables.

Percent of Initial Note Principal Amount at Various ABS Rates(1)

	Class A-3a/Class A-3b						Class A-4a/Class A-4b
Payment Date	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%	0.00%	0.50%	1.00%	1.30%	1.50%	1.80%

Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2009	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2010	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2010	100.00	100.00	100.00	100.00	100.00	97.98	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2010	100.00	100.00	100.00	100.00	100.00	89.77	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2010	100.00	100.00	100.00	100.00	95.50	81.76	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2010	100.00	100.00	100.00	97.23	88.22	73.96	100.00	100.00	100.00	100.00	100.00	100.00
August 15, 2010	100.00	100.00	100.00	90.42	81.10	66.36	100.00	100.00	100.00	100.00	100.00	100.00
September 15, 2010	100.00	100.00	97.51	83.73	74.14	58.97	100.00	100.00	100.00	100.00	100.00	100.00
October 15, 2010	100.00	100.00	91.38	77.23	67.39	51.84	100.00	100.00	100.00	100.00	100.00	100.00
November 15, 2010	100.00	100.00	85.34	70.86	60.80	44.91	100.00	100.00	100.00	100.00	100.00	100.00
December 15, 2010	100.00	100.00	79.37	64.61	54.36	38.19	100.00	100.00	100.00	100.00	100.00	100.00
January 15, 2011	100.00	97.18	73.48	58.49	48.08	31.68	100.00	100.00	100.00	100.00	100.00	100.00
February 15, 2011	100.00	91.70	67.67	52.49	41.96	25.38	100.00	100.00	100.00	100.00	100.00	100.00
March 15, 2011	100.00	86.23	61.95	46.62	36.00	19.29	100.00	100.00	100.00	100.00	100.00	100.00
April 15, 2011	100.00	80.77	56.31	40.88	30.20	13.41	100.00	100.00	100.00	100.00	100.00	100.00
May 15, 2011	98.68	75.32	50.76	35.28	24.57	7.75	100.00	100.00	100.00	100.00	100.00	100.00
June 15, 2011	93.31	69.89	45.28	29.80	19.09	2.31	100.00	100.00	100.00	100.00	100.00	100.00
July 15, 2011	87.96	64.53	39.94	24.49	13.81	0.00	100.00	100.00	100.00	100.00	100.00	93.79
August 15, 2011	82.56	59.19	34.69	19.31	8.70	0.00	100.00	100.00	100.00	100.00	100.00	83.17
September 15, 2011	77.26	54.00	29.64	14.36	3.84	0.00	100.00	100.00	100.00	100.00	100.00	73.11
October 15, 2011	71.91	48.82	24.66	9.54	0.00	0.00	100.00	100.00	100.00	100.00	98.09	63.55
November 15, 2011	66.51	43.65	19.77	4.85	0.00	0.00	100.00	100.00	100.00	100.00	88.11	54.45
December 15, 2011	61.13	38.56	15.02	0.33	0.00	0.00	100.00	100.00	100.00	100.00	78.56	45.77
January 15, 2012	56.46	34.11	10.85	0.00	0.00	0.00	100.00	100.00	100.00	92.00	70.17	38.06
February 15, 2012	51.73	29.67	6.74	0.00	0.00	0.00	100.00	100.00	100.00	83.51	62.10	30.64
March 15, 2012	47.49	25.66	3.00	0.00	0.00	0.00	100.00	100.00	100.00	75.65	54.51	23.52
April 15, 2012	43.21	21.66	0.00	0.00	0.00	0.00	100.00	100.00	98.49	68.00	47.19	16.72
May 15, 2012	38.87	17.67	0.00	0.00	0.00	0.00	100.00	100.00	90.53	60.57	40.14	0.00
June 15, 2012	34.50	13.69	0.00	0.00	0.00	0.00	100.00	100.00	82.71	53.37	33.41	0.00
July 15, 2012	30.07	9.71	0.00	0.00	0.00	0.00	100.00	100.00	75.04	46.40	26.99	0.00
August 15, 2012	25.60	5.75	0.00	0.00	0.00	0.00	100.00	100.00	67.52	39.65	20.83	0.00
September 15, 2012	21.08	1.79	0.00	0.00	0.00	0.00	100.00	100.00	60.14	33.14	0.00	0.00
October 15, 2012	16.62	0.00	0.00	0.00	0.00	0.00	100.00	95.43	53.04	26.94	0.00	0.00
November 15, 2012	12.11	0.00	0.00	0.00	0.00	0.00	100.00	86.95	46.09	20.98	0.00	0.00
December 15, 2012	7.86	0.00	0.00	0.00	0.00	0.00	100.00	78.98	39.54	0.00	0.00	0.00
January 15, 2013	3.57	0.00	0.00	0.00	0.00	0.00	100.00	71.03	33.13	0.00	0.00	0.00
February 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	99.29	63.85	27.38	0.00	0.00	0.00
March 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	90.65	56.69	0.00	0.00	0.00	0.00
April 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	81.94	49.56	0.00	0.00	0.00	0.00
May 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	73.13	42.45	0.00	0.00	0.00	0.00
June 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	64.23	35.35	0.00	0.00	0.00	0.00
July 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	55.23	28.27	0.00	0.00	0.00	0.00
August 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	46.14	0.00	0.00	0.00	0.00	0.00
September 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	36.96	0.00	0.00	0.00	0.00	0.00
October 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	28.80	0.00	0.00	0.00	0.00	0.00
November 15, 2013	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Weighted Average Life to Call (years)(2)	3.00	2.61	2.22	1.99	1.85	1.64	4.37	4.06	3.62	3.31	3.07	2.74
Weighted Average Life to Maturity (years)(2)	3.00	2.61	2.22	1.99	1.85	1.64	4.40	4.10	3.66	3.33	3.10	2.75

(1)	The numbers in this table, other than the weighted average life to maturity, were calculated based on the assumption that the servicer will exercise its clean up call option on the first payment date that the option is available.

(2)	The weighted average life of a note is calculated by (a) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

The ABS Tables were prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the receivables that will differ from the actual characteristics and performance of the receivables). You should be sure you understand these assumptions when reading the ABS Tables.

DESCRIPTION OF THE NOTES

The trust will issue the notes under an indenture between the trust and the indenture trustee. The following summary is not a complete description of all the provisions of the notes or the indenture. For more information about the notes and the indenture, you should read “Description of the Notes” in the prospectus and the form of indenture that is included as an exhibit to the registration statement filed with the SEC that includes the prospectus.

Available Funds

Payments on the notes will be made from “Available Funds,” which for any payment date generally will be equal to collections on the receivables for the preceding month, amounts paid to the trust by the depositor or Ford Credit to repurchase ineligible receivables or by the servicer to purchase servicer impaired receivables or receivables modified by the servicer for the preceding month and amounts withdrawn from the reserve account. For each month, “collections” generally will consist of (a) all principal and interest collected on the receivables and applied by the servicer during the month, (b) all amounts received under physical damage, credit life and disability insurance policies on the financed vehicles or obligors, (c) rebates of cancelled extended warranty protection plans, insurance policies and similar products, (d) net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

The following chart shows the sources of Available Funds for each payment date. Available Funds, including amounts withdrawn from the reserve account to cover shortfalls, are the only funds that will be used to make payments to the noteholders on each payment date.

Payments of Interest

Interest will accrue on the notes at the per annum interest rate for each class specified on the cover of this prospectus supplement and will be due and payable to the noteholders on each payment date. The trust will make interest payments on each payment date to the noteholders of record on the day before the payment date.

Interest on the Class A-1 notes and the floating rate notes will be calculated based on the actual number of days in the interest period and a 360-day year. Interest on all other classes of notes will be calculated based on a 360-day year consisting of twelve 30-day months. LIBOR for the first interest period will be determined on the day of pricing.

All interest that is due but not paid on any payment date will be due on the next payment date, together with interest on such unpaid amount at the applicable interest rate to the extent lawful. Failure to pay interest that is due on the notes that continues for five days will be an Event of Default.

The trust will make interest payments on the notes on each payment date from Available Funds. Interest payments will not be made on any class of notes until any payments due to the hedge counterparty (other than certain subordinated hedge termination payments) are paid in full.

If the amount of Available Funds, including the amount withdrawn from the reserve account, is insufficient to pay all interest due on any notes on any payment date, each holder of notes will receive its pro rata share of the amount that is available.

For a more detailed description of the priority of payments made from Available Funds on each payment date, you should read “— Priority of Payments” in this prospectus supplement.

Payments of Principal

The trust will make principal payments on the notes on each payment date in the amounts described below. Principal payments will be made sequentially to each class in order of seniority, starting with the Class A-1 notes. Each of (a) the Class A-2a notes and the Class A-2b notes, (b) the Class A-3a notes and the Class A-3b and (c) the Class A-4a notes and the Class A-4b notes, are pari passu and constitute a single class for purposes of payments of principal. The trust will not make principal payments on any class of notes until the principal amounts of all more senior classes are paid in full. The principal amount of each class of notes is expected to be repaid by that class’s final scheduled payment date. If the principal amount of any class of notes is not repaid in full by its final scheduled payment date an Event of Default will occur and the principal amount of all classes of notes may be declared immediately due and payable.

The Class A-1 notes benefit from a “turbo” feature that will apply all Available Funds remaining after payment of the senior fees and expenses of the indenture trustee, the owner trustee and the trust, the servicing fee, the payments due to the hedge counterparty (other than certain subordinated hedge termination payments), the interest on the notes and any required deposits to the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to pay principal of the Class A-1 notes until paid in full. After the Class A-1 notes have been paid in full, Available Funds remaining after payment of such amounts are applied to pay principal of the other notes until the Targeted Overcollateralization Amount is reached before any funds will be distributed to the holder of the residual interest.

After the Targeted Overcollateralization Amount is reached, principal generally will be paid on the notes on each payment date in an amount equal to the excess of (a) the principal amount of the notes as of the end of the preceding payment date over (b) the excess of the pool balance as of the last day of the preceding month over the Targeted Overcollateralization Amount for the current payment date. In other words, principal will be paid on the notes on each payment date in an amount equal to the decrease in the pool balance for the preceding month less the decrease in the Targeted Overcollateralization Amount for the current payment date. All Available Funds, including collections of interest on the receivables, will be used to make these principal payments.

Unless a Priority Principal Payment is required, principal will be paid to noteholders on each payment date only after all interest due on the notes is paid in full and all required deposits to the reserve fund are made. A Priority Principal Payment is required when the Adjusted Pool Balance is less than the principal amount of the notes. A Priority Principal Payment will be made on the notes before required deposits to the reserve fund are made until the principal amount of the notes has been paid down to the Adjusted Pool Balance. A Priority Principal Payment is also required when any class of notes is not paid in full before its final scheduled payment date.

The “Priority Principal Payment” is an amount equal to the excess of the principal amount of the notes as of the end of the preceding payment date over the Adjusted Pool Balance, except that on and after the final scheduled payment date for each class of notes, this amount will be the principal amount of that class of notes until paid in full.

The Regular Principal Payment includes the “turbo” feature described above that pays the Class A-1 notes in full and then pays principal on the notes to the extent required to reach the Targeted Overcollateralization Amount before any funds are distributed to the holder of the residual interest. The “Regular Principal Payment” is equal to:

•	the greater of (a) the principal amount of the Class A-1 notes as of the end of the preceding payment date and (b) the excess of the principal amount of the notes over an amount equal to the pool balance minus the Targeted Overcollateralization Amount, minus

•	any Priority Principal Payment.

Until the Targeted Overcollateralization Amount is reached, the amount of the Regular Principal Payment will be limited by the remaining Available Funds after all senior ranking payments are made.

Priority of Payments

General Rule.  On each payment date, the servicer will instruct the indenture trustee to apply Available Funds from the preceding month to make payments and deposits in the order of priority listed below. This priority will apply unless the notes are accelerated after an Event of Default (and, if the Event of Default relates to a breach of the trust’s representations or covenants, the receivables are sold) (unless otherwise indicated below, pro rata based on the respective amounts due):

(1)	to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent not paid by the depositor or administrator, up to a maximum of $150,000 per year,

(2)	to the servicer, any servicing fees due,

(3)	to the hedge counterparty, any net hedge payments due,

(4)	to the hedge counterparty, any hedge termination payments due to the hedge counterparty (other than any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event (other than illegality or tax event) under the related interest rate hedge for which the hedge counterparty is the sole affected party),

(5)	to the noteholders, interest due on the notes, pro rata based on the principal amount of the notes as of the end of the preceding payment date,

(6)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Priority Principal Payment, if any,

(7)	to the reserve account, the amount, if any, required to replenish the reserve account to its original balance,

(8)	to the noteholders, sequentially by class, in each case until paid in full, principal in an amount equal to the Regular Principal Payment,

(9)	to the hedge counterparty, any hedge termination payments due to the hedge counterparty where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event (other than illegality or tax event) under the related interest rate hedge for which the hedge counterparty is the sole affected party,

(10)	to the indenture trustee and the owner trustee and to or at the direction of the trust, all amounts due but not paid pursuant to item (1), and

(11)	to the holder of the residual interest in the trust, any remaining Available Funds.

If Available Funds on any payment date are insufficient to cover all amounts payable under items (1) through (6) (including to pay any class in full on its final scheduled payment date), the servicer will direct the indenture trustee to withdraw the amount of the shortfall from the reserve account to the extent available and use it to pay items (1) through (6) (including to pay any class in full on its final scheduled payment date),

The following chart shows how payments from Available Funds are made on each payment date. This priority will apply unless the notes are accelerated after an Event of Default (and, if the Event of Default relates to a breach of the trust’s representations or covenants, the receivables are sold).

Post-Acceleration Priority of Payments.  If the notes are accelerated after an Event of Default (and, if the Event of Default relates to a breach of the trust’s representations or covenants, the receivables are sold), the servicer will instruct the indenture trustee to make the following payments from Available Funds and all amounts on deposit in the reserve account, in the following order of priority (unless otherwise indicated below, pro rata based on the respective amounts due):

(1)	to the indenture trustee and the owner trustee, all amounts due, and to or at the direction of the trust any expenses incurred in accordance with the transaction documents,

(2)	to the servicer, all unpaid servicing fees,

(3)	to the hedge counterparty, any net hedge payments due,

(4)	to the hedge counterparty, any hedge termination payments due to the hedge counterparty (other than any hedge termination payments where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge for which the hedge counterparty is the sole affected party),

(5)	to the noteholders, interest due on the notes, pro rata based on the principal amount of the notes as of the end of the preceding payment date,

(6)	to the noteholders, sequentially by class, principal of the notes until paid in full,

(7)	to the hedge counterparty, any hedge termination payments due to the hedge counterparty where the termination results from either (a) an event of default under the related interest rate hedge where the hedge counterparty is the defaulting party or (b) a termination event under the related interest rate hedge for which the hedge counterparty is the sole affected party, and

(8)	to the holder of the residual interest in the trust, any remaining amounts.

For a more detailed description of Events of Default and your rights following Events of Default, you should read “Description of the Notes — Events of Default and Remedies” in the prospectus.

Residual Interest; Issuance of Additional Securities

The depositor will hold the residual interest in the trust initially and will be entitled to any amounts not needed on any payment date to make required payments on the notes, pay the fees and expenses of the trust or make deposits into the reserve account.

The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust if certain conditions are satisfied. The depositor may register those additional securities and sell them publicly or may sell them in a private placement. Because any additional securities will be subordinated to the notes and paid only from amounts otherwise payable to the depositor, no approval of the noteholders will be required and no notice of the issuance will be provided to the noteholders. For a more detailed description of the issuance of additional securities and the conditions to an additional issuance, you should read “Description of the Notes — Residual Interest; Issuance of Additional Securities” in the prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have a “clean up call” option to purchase the receivables from the trust on any payment date that the pool balance as of the end of the related collection period is 10% or less of the initial pool balance. The servicer will notify the indenture trustee, owner trustee and the rating agencies at least ten days before the payment date on which the option is exercised. The servicer will exercise the option by depositing the purchase price for the receivables into the collection account generally on the payment date on which the option is exercised, and the trust will transfer the receivables to the servicer. The indenture trustee will notify the noteholders of the redemption and provide instructions for surrender of the notes for final payment of interest and principal on the notes. The servicer may exercise its clean up call option only if the purchase price for the receivables plus the collections in the collection account in the final collection period will be sufficient to pay in full the notes, all payments due to the hedge counterparty and all fees and expenses of the trust. The purchase price paid by the servicer for the receivables will be the remaining principal balance of the receivables.

CREDIT ENHANCEMENT

This securitization transaction is structured to provide credit enhancement that increases the likelihood that the trust will make timely payment of interest and principal on the notes and decrease the likelihood that losses on the receivables will impair the trust’s ability to do so. The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances. The noteholders will have no recourse to the depositor or the servicer as a source of payment.

Reserve Account

The depositor will establish the reserve account with the indenture trustee for the benefit of the noteholders. On the closing date, the depositor will make a deposit into the reserve account from the net proceeds from the sale of the notes equal to $40,057,756.52, which is 1.15% of the initial pool balance.

If, on any payment date, collections on the receivables, net hedge receipts and amounts, if any, paid by the depositor or the servicer to purchase any receivables are insufficient to pay specified fees and expenses of the indenture trustee and owner trustee, the servicing fee, interest payments and any Priority Principal Payment on the notes and payments to the hedge counterparty, the servicer will direct the indenture trustee to withdraw amounts in the reserve account to cover the shortfalls. In addition, if any class of notes is not paid in full on its final scheduled payment date, the servicer will direct the indenture trustee to withdraw the amount required to the extent available. It is not expected that any withdrawals from the reserve account will be required. If the amount in the reserve account is less than this shortfall, payments due on the notes could be delayed. Depletion of the reserve account ultimately could result in losses on the notes.

If a withdrawal from the reserve account is made on any payment date, the trust will deposit Available Funds into the reserve account on future payment dates after making all senior ranking payments until the reserve account is replenished to its initial level.

Upon payment of the notes in full, the trust will withdraw any funds remaining in the reserve account and distribute them to the holder of the residual interest. Investment earnings on amounts in the reserve account will be paid to the servicer on each payment date as described under “Servicing the Receivables and the Securitization Transaction — Servicing Fees” in the prospectus and will not be available to the trust.

For a more detailed description of how monies in the reserve account may be invested, you should read “Servicing the Receivables and the Securitization Transaction — Trust Bank Accounts” in the prospectus.

Overcollateralization

Overcollateralization is the amount by which the pool balance exceeds the principal amount of the notes. The initial amount of overcollateralization will be $529,183,175.85, or 15.19% of the initial pool balance. Overcollateralization may also be expressed as a percentage of the Adjusted Pool Balance, in order to identify the overcollateralization exclusive of the Yield Supplement Overcollateralization Amount. On an Adjusted Pool Balance basis, the initial amount of overcollateralization for the notes will be 5.00% of the Adjusted Pool Balance. Overcollateralization expressed as a percentage of initial pool balance will vary among the depositor’s securitization transactions as a result of changes in interest rates on the notes, the APRs of the underlying receivables and the specified rate used to determine the yield supplement overcollateralization amount. Overcollateralization expressed as a percentage of initial Adjusted Pool Balance, however, is expected to stay the same.

The following table shows the notes as a percentage of the initial pool balance and as a percentage of the initial Adjusted Pool Balance.

	Notes as a	Notes as a
	Percentage of Initial	Percentage of Initial
	Pool Balance	Adjusted Pool Balance

Class A notes	84.81%	95.00%

This securitization transaction is structured to use all Available Funds remaining after payments in respect of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest on the notes, any Priority Principal Payment and any required deposits to the reserve account, including the portion of such remaining Available Funds that constitutes excess spread, to make principal payments on the notes until the Targeted Overcollateralization Amount is reached.

The “Targeted Overcollateralization Amount” for each payment date will be equal to the sum of:

•	the Yield Supplement Overcollateralization Amount, plus

•	the excess, if any, of (a) 1.65% of the current pool balance over (b) 1.15% of the initial pool balance (the amount required to be deposited in the reserve account), plus

•	7.00% of the initial adjusted pool balance, which is the “Fixed Overcollateralization Amount.”

Thus, the Targeted Overcollateralization Amount will generally adjust each month based on (a) decreases in the pool balance due to actual payments (including prepayments) of principal made on the receivables and losses on charged off receivables, and (b) the scheduled decrease in the Yield Supplement Overcollateralization Amount for that month.

To increase the amount of overcollateralization on any payment date and reach the Targeted Overcollateralization Amount, the trust must make principal payments on the notes in an amount greater than the decline in the pool balance for the preceding month. The use of excess spread to make Regular Principal Payments and Priority Principal Payments is expected to increase overcollateralization as a percentage of the principal amount of the notes. The notes receiving principal payments will experience the greatest increase in overcollateralization. When the actual amount of overcollateralization is less than the Targeted Overcollateralization Amount, principal payments will be made to the noteholders from Available Funds until the Targeted Overcollateralization Amount is reached.

When the pool balance has decreased to the point where 1.65% of the current pool balance is equal to or less than 1.15% of the initial pool balance, the Targeted Overcollateralization Amount will be equal to the sum of the Yield Supplement Overcollateralization Amount plus the Fixed Overcollateralization Amount. Therefore, after that point, the principal payable on the notes on each payment date will be equal to the decrease in the pool balance for the preceding month less the scheduled decrease in the Yield Supplement Overcollateralization Amount for the current payment date.

Because the pool of receivables includes a substantial number of low APR receivables, the pool could generate less collections of interest than the sum of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest payments on the notes and any required deposits to the reserve account if the low APR receivables are not adequately offset by high APR receivables in the pool. The Yield Supplement Overcollateralization Amount for each payment date approximates the present value of the amount by which future payments on receivables with APRs below a specified rate are less than future payments would be on such receivables if their APRs were equal to the specified rate. The specified rate is set by the depositor at a level that will result in an amount of excess spread sufficient to obtain the required ratings on the notes, and will at least equal the highest interest rate on the notes plus the servicing fee. The inclusion of the Yield Supplement

Overcollateralization Amount in the Targeted Overcollateralization Amount and thus in the Regular Principal Payment has the effect of supplementing interest collections for low APR receivables with principal collections.

The “Yield Supplement Overcollateralization Amount” for the closing date and any payment date is equal to the sum of the excess, if any, for each receivable of (a) the present value of all future payments due on the receivable discounted at the APR of the receivable over (b) the present value of all future payments due on the receivable discounted at a specified rate of 12.25%. For purposes of this calculation, future payments on each receivable are assumed to be equal monthly payments made over the remaining scheduled term regardless of any prepayments prior to the cutoff date and without any delays, defaults or prepayments. The Yield Supplement Overcollateralization Amount is calculated as of the cutoff date for all future payment dates and will not be recalculated to give effect to delays, defaults or prepayments. Thus, if a low APR receivable prepays, the related portion of the Yield Supplement Overcollateralization Amount will continue to provide credit enhancement for the notes and yield enhancement for other low APR receivables as a component of the Targeted Overcollateralization Amount.

The Yield Supplement Overcollateralization Amount for the closing date and each payment date will be:

Closing Date	$373,748,055.97
April 2009	361,546,123.45
May 2009	349,540,842.37
June 2009	337,735,106.86
July 2009	326,130,251.79
August 2009	314,727,281.77
September 2009	303,527,109.44
October 2009	292,530,491.26
November 2009	281,738,109.03
December 2009	271,150,202.48
January 2010	260,767,255.51
February 2010	250,590,195.33
March 2010	240,619,938.62
April 2010	230,857,761.12
May 2010	221,304,719.72
June 2010	211,962,107.46
July 2010	202,831,025.43
August 2010	193,912,550.84
September 2010	185,207,418.41
October 2010	176,715,134.42
November 2010	168,434,980.35
December 2010	160,366,379.81
January 2011	152,508,907.00
February 2011	144,864,611.76
March 2011	137,434,711.09
April 2011	130,220,632.33
May 2011	123,224,449.31
June 2011	116,448,687.39
July 2011	109,895,650.68
August 2011	103,566,968.84
September 2011	97,464,093.83
October 2011	91,587,475.06
November 2011	85,936,049.13
December 2011	80,505,791.22
January 2012	75,294,818.36
February 2012	70,303,199.45
March 2012	$65,517,934.19
April 2012	60,922,670.32
May 2012	56,507,845.41
June 2012	52,274,636.85
July 2012	48,223,912.17
August 2012	44,356,323.71
September 2012	40,671,683.40
October 2012	37,169,148.82
November 2012	33,847,293.62
December 2012	30,701,333.09
January 2013	27,728,227.79
February 2013	24,928,649.96
March 2013	22,299,551.42
April 2013	19,838,399.27
May 2013	17,544,033.20
June 2013	15,418,156.56
July 2013	13,462,257.83
August 2013	11,675,768.90
September 2013	10,057,845.02
October 2013	8,607,320.60
November 2013	7,320,834.78
December 2013	6,182,802.04
January 2014	5,175,012.36
February 2014	4,293,858.39
March 2014	3,519,721.59
April 2014	2,837,248.99
May 2014	2,231,193.91
June 2014	1,702,067.69
July 2014	1,250,479.16
August 2014	876,400.52
September 2014	579,668.73
October 2014	359,836.12
November 2014	211,978.49
December 2014	113,678.00
January 2015	48,816.58
February 2015	13,926.43

Excess Spread

For any payment date, excess spread is equal to the excess of (a) the sum of the interest collections and principal collections equal to the decline in the yield supplement overcollateralization amount from the preceding payment date (or closing date, as applicable), over (b) the sum of the senior fees and expenses of the trust, the senior payments to the hedge counterparty, the interest on the notes and any required deposits to the reserve account. Any excess spread will be applied on each payment date, as a component of Available Funds, to make principal payments on the Class A-1 notes until paid in full and then to make principal payments on the most senior class of notes to the extent necessary to reach the targeted overcollateralization amount.

In general, using excess spread to pay principal on the notes (a) provides a source of funds to absorb losses on the receivables and (b) to the extent the amount of excess spread is greater than the amount of any such losses, causes the principal of the notes to be paid more rapidly than the principal of the receivables, which increases the overcollateralization as described under “Description of the Notes — Payments of Principal” in this prospectus supplement.

DESCRIPTION OF THE INTEREST RATE HEDGES AND THE HEDGE COUNTERPARTY

General

The trust will enter into an interest rate swap, cap and floor relating to each of the Class A-2b notes, the Class A-3b notes and the Class A-4b notes in order to hedge the interest rate risk relating to each such class of notes. The interest rate hedges are designed to hedge the interest rate risk on the related class of notes for so long as the receivables prepay at a rate within a specified band of prepayment rates. This transaction was structured assuming that the receivables would prepay at a 1.3% ABS rate. The interest rate hedges in this transaction were designed to hedge the trust’s interest rate risk on the floating rate notes for so long as the receivables prepay at a rate between 0.3% ABS rate and a 2.5% ABS rate. This prepayment band represents a range of stressed case prepayment scenarios that is at a sufficiently broad confidence level to obtain the required ratings on the notes. Ford Credit has never experienced a one-month prepayment speed that fell outside of this band in its securitization transactions. However, there can be no assurance that the receivables will prepay at a rate that falls within this band. If the receivables prepay at a faster rate and LIBOR is lower than LIBOR for the closing date, or the receivables prepay at a slower rate and LIBOR is higher than LIBOR for the closing date, the trust will not be fully hedged against the interest rate risk relating to the floating rate notes.

The Royal Bank of Scotland plc will be the hedge counterparty under the interest rate hedges with respect to the Class A-2b notes, Class A-3b notes and Class A-4b notes. The interest rate hedges may be amended and the hedge counterparty may transfer or assign its rights and obligations under the interest rate hedges only if (a) S&P confirms that such amendment, transfer or assignment will not cause S&P to reduce or withdraw its then-current rating on any of the notes and (b) the hedge counterparty has provided notice of such action to Moody’s and Fitch at least ten days prior to its effectiveness.

Notional Amounts

The initial notional amount of the interest rate swap for the Class A-2b notes, the Class A-3b notes and the Class A-4b notes will equal the principal amount of such class of notes on the closing date, and each such notional amount will decline on each payment date as set forth on a schedule attached to such interest rate swap. Each schedule which reflects the principal amount of the related class of notes on each payment date assuming that the receivables prepay at a 1.3% ABS rate, which is the ABS rate used to structure this securitization transaction.

The initial notional amount of the interest rate cap for the Class A-2b notes, the Class A-3b notes and the Class A-4b notes will equal zero, and each such notional amount will change on each payment date as set forth on a schedule attached to such interest rate cap. Each schedule reflects the difference between the principal amount of the related class of notes on each payment date assuming that the receivables prepay at a 1.3% ABS rate and the principal amount of such class of notes assuming that the receivables prepay at a 0.3% ABS rate.

The initial notional amount of the interest rate floor for the Class A-2b notes, the Class A-3b notes and the Class A-4b notes will equal zero, and each such notional amount will change on each payment date as set forth on a schedule attached to such interest rate floor. Each schedule reflects the difference between the principal amount of the related class of notes on each payment date assuming that the receivables prepay at a 1.3% ABS rate and the principal amount of such class of notes assuming that the receivables prepay at a 2.5% ABS rate.

As a result, the interest rate hedges will hedge the trust’s interest rate risk on the Class A-2b notes, the Class A-3b notes and the Class A-4b notes for so long as the receivables prepay at a rate between a 0.3% ABS rate and a 2.5% ABS rate. In the event that the receivables prepay at a faster rate and LIBOR is lower than LIBOR for the closing date, or the receivables prepay at a slower rate and LIBOR is higher than LIBOR for the closing date, the trust will not be fully hedged against the interest rate risk relating to the Class A-2b notes, the Class A-3b notes and the Class A-4b notes.

For further discussion of receivables prepayments and the ABS rate you should read “Maturity and Prepayment Considerations — Weighted Average Life of the Notes” in this prospectus supplement and “Risk Factors — Risks associated with interest rate hedging arrangements” in the prospectus.

Net Payments

On each payment date the trust will make and receive payments under the interest rate swap, and may receive payments under the cap or floor, for a class of notes calculated with respect to the preceding interest accrual period and exchanged on a net basis. Under each interest rate swap, on each payment date the trust will pay to the hedge counterparty the amount determined by the rate payable to the hedge counterparty set forth below with respect to the related class of notes on the notional amount for such payment date set forth in the related schedule of notional amounts, and the hedge counterparty will pay to the trust the amount determined by the rate payable to the trust set forth below on such notional amount:

Rate Payable to
Applicable Class of Notes	Hedge Counterparty	Rate Payable to Trust

Class A-2b notes	•%	one-month LIBOR + •%
Class A-3b notes	•%	one-month LIBOR + •%
Class A-4b notes	•%	one-month LIBOR + •%

The trust will pay to the hedge counterparty an upfront payment under each interest rate cap and floor on or prior to the closing date. Under each interest rate cap, on each payment date the hedge counterparty will, if the reference rate for the related class of notes set forth below exceeds the cap rate for such class of notes set forth below, pay to the trust the amount determined by the excess of such reference rate over the cap rate on the notional amount for such payment date set forth on the related schedule of notional amounts. Under each interest rate floor, on each payment date the hedge counterparty will, if the reference rate for the related class of notes set forth below is less than the floor rate for such class of notes set forth below, pay to the trust the amount determined by the excess of the floor rate over the reference rate on the notional amount for such payment date set forth on the related schedule of notional amounts.

Applicable Class of Notes	Cap Rate/Floor Rate	Reference Rate

Class A-2b notes	•%	one-month LIBOR + •%
Class A-3b notes	•%	one-month LIBOR + •%
Class A-4b notes	•%	one-month LIBOR + •%

The depositor has determined based on its reasonable good-faith estimate of maximum probable exposure that the significance percentage, as defined in Item 1115 of Regulation AB under the Securities Act of 1933, of the interest rate hedges is less than 10%.

The obligations of the trust under the interest rate hedges are secured under the indenture.

Early Termination of the Interest Rate Hedges

If an event of default specified in any interest rate hedge occurs, the non-defaulting party may elect to terminate such interest rate hedge, in which case the related interest rate hedges will also automatically terminate. These events include failure to make payments due under the related interest rate hedge and the occurrence of certain bankruptcy events.

Each interest rate hedge also may be terminated if a termination event specified in such interest rate hedge occurs, in which case the related interest rate hedges will also automatically terminate. These termination events include:

•	illegality,

•	certain tax events,

•	an acceleration of the notes resulting from an Event of Default and a liquidation of the receivables,

•	the making of an amendment to the transaction documents that has a material adverse effect on the hedge counterparty without its consent,

•	failure of the hedge counterparty, or if applicable, its guarantor (a)(i) to have a specified level of required ratings from Fitch and Moody’s — generally equal to a short-term, unsecured debt rating of “F1” or “P-1” or better and/or a long-term, unsecured debt rating of “A” or “A2” or better from Fitch or Moody’s, respectively, and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the required ratings, one of the actions specified in clauses (A), (B) or (C) below or (b)(i) to have a specified level of required ratings from each rating agency — generally equal to a short-term, unsecured debt rating of “F2”, “P-2” or “A-1” or better and/or a long-term, unsecured debt rating of “BBB+”, “A3” or “A+” or better from Fitch, Moody’s or S&P, respectively, and (ii) to perform, within the time periods specified in the interest rate hedge agreement after such failure to have the required ratings, the action specified in clause (C) below and then one of the actions specified in clauses (A) or (B) below:

(A)	to procure a guarantee from a guarantor having the applicable required ratings,

(B)	to effect a transfer of the hedge to an eligible hedge counterparty having the applicable required ratings and reasonably acceptable to the trust, or

(C)	to post collateral in the amount and manner as set forth in the credit support annex, and

•	failure of the hedge counterparty, within 30 days of the date of notification by the depositor that the significance percentage of the interest rate hedge or hedges provided by such hedge counterparty has reached 9%, to (a) provide the financial disclosure required by Regulation AB, (b) assign its rights and obligations under the interest rate hedge agreement to an entity reasonably acceptable to the trust that is able to provide the required financial disclosure or (c) obtain a guaranty from an affiliated entity that is able to provide the required disclosure, subject in the case of clauses (b) and (c) to confirmation from each rating agency that such action will not cause such rating agency to reduce or withdraw its then-current rating on any of the notes.

If any interest rate hedge is terminated because of an event of default or a termination event under the interest rate hedge, a termination payment may be due either to the hedge counterparty or the trust depending on market conditions at the time of termination. The amount of any hedge termination payment will be determined by the method described in the applicable interest rate hedge and could be substantial if market rates or other conditions have changed materially. Any hedge termination payment payable by the trust will be payable from Available Funds in the priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement. If the hedge counterparty is the defaulting party or the sole affected party with respect to a termination event (other than illegality or tax event) under an interest rate hedge (including a termination event that occurs because the hedge counterparty fails to take action following a downgrade of the hedge counterparty’s rating or following an increase in the significance percentage to 9% or higher), the termination payment due to the hedge counterparty will not be payable on any payment date until interest on the notes and all required principal payments on that payment date have been paid.

Promptly following the early termination of any interest rate hedge due to an event of default or termination event, the administrator on behalf of the trust is required to use reasonable efforts to enter into a replacement interest rate hedge on similar terms with an eligible hedge counterparty unless an Event of Default has occurred and the indenture trustee liquidates the receivables.

For further discussion of termination payments under the interest rate hedges you should read “Risk Factors — Risks associated with interest rate hedging arrangements” in the prospectus.

Description of the Hedge Counterparty

The Royal Bank of Scotland Group plc (the “Group”) is the holding company of a large global banking and financial services group. Headquartered in Edinburgh, the Group operates in the United Kingdom, the United States and internationally through its two principal subsidiaries, The Royal Bank of Scotland plc (“RBS”) and National Westminster Bank Plc (“NatWest”). Both RBS and NatWest are major UK clearing banks whose origins go back over 275 years. In the United States, the Group’s subsidiary Citizens is a large commercial banking organization. The Group has a large and diversified customer base and provides a wide range of products and services to personal, commercial and large corporate and institutional customers in over 50 countries.

The Group had total assets of £2,401.7 billion and owners’ equity of £80.5 billion at December 31, 2008. The Group’s capital ratios, which included the equity minority interest of the State of the Netherlands and Banco Santander (“Santander”) in ABN AMRO Holding N.V. (“ABN AMRO”), were a total capital ratio of 14.1%, a Core Tier 1 capital ratio of 6.8% and a Tier 1 capital ratio of 10.0%, as at December 31, 2008.

The short-term unsecured and unguaranteed debt obligations of RBS are currently rated “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch. The long-term senior unsecured and unguaranteed debt obligations of RBS are currently rated “A+” by S&P, “Aa3” by Moody’s and “AA-” by Fitch.

On October 17, 2007, RFS Holdings B.V. (“RFS Holdings”), a company jointly owned by the Group, Fortis N.V., Fortis SA/NV, Fortis Bank Nederland (Holding) N.V., (Fortis N.V., Fortis SA/NV and Fortis Bank Nederland (Holding) N.V., collectively, “Fortis”) and Santander (collectively, the “Consortium Members”) and controlled by the Group, completed the acquisition of ABN AMRO. RFS Holdings, which is now jointly owned by the Group, the State of the Netherlands and Santander, is in the process of implementing an orderly separation of the business units of ABN AMRO, with the Group principally retaining ABN AMRO’s global wholesale businesses and international retail businesses in Asia and the Middle East. Certain other assets will continue to be shared by the Consortium Members.

On January 14, 2009, the Group (through RBS China Investments S.à r.l., a Luxembourg incorporated subsidiary of the Group) sold its entire 4.26% stake in Bank of China for HKD 18.4 billion.

On February 26, 2009, the Group announced the initial results of a strategic review. This review is expected to result in changes to the Group’s organization and management structure.

Following a placing and open offer in December 2008, HM Treasury now holds approximately 58% of the enlarged issue of ordinary share capital of the Group. In addition, HM Treasury holds £5 billion of non-cumulative sterling preference shares in the Group. The Group, subject to shareholder approval, intends to issue new ordinary shares by way of an open offer, the proceeds from which will be used to repay the £5 billion non-cumulative sterling preference shares issued to HM Treasury, together with the accrued dividend. The open offer will be underwritten by HM Treasury and this may result in their shareholding increasing to approximately 70% of the enlarged ordinary share capital of the Group.

Except for the information provided under this section, “— Description of the Hedge Counterparty,” The Royal Bank of Scotland plc has not been involved in the preparation of, and does not accept responsibility for, this prospectus supplement or the accompanying prospectus.

TRANSACTION FEES AND EXPENSES

The following table shows the amount or formula for the fees payable to the indenture trustee, the owner trustee and the servicer. On each payment date the servicer will instruct the indenture trustee to make the payments below to the indenture trustee and the owner trustee to the extent these fees have not been paid by the depositor or the administrator and to the servicer, from Available Funds in the order and priority described under “Description of the Notes — Priority of Payments” in this prospectus supplement. These fees will not change during the term of this securitization transaction. The fees to the indenture trustee and owner trustee may be paid monthly, annually or on another schedule as agreed by the administrator and the indenture trustee or owner trustee.

Fee	Monthly Amount

Indenture trustee fee	1/12 of $7,500
Owner trustee fee	1/12 of $3,500
Servicing fee	1/12 of 1.00% of the
pool balance

The indenture trustee fee is paid to the indenture trustee for performance of the indenture trustee’s duties under the indenture. The owner trustee fee is paid to the owner trustee for performance of the owner trustee’s duties under the trust agreement. The trust will pay and reimburse the indenture trustee and the owner trustee for its fees and reasonable out of pocket expenses incurred under the indenture and the trust agreement, respectively, each to the extent not paid by the depositor or the administrator. The trust also will pay any indemnities owed to the indenture trustee or owner trustee to the extent not paid by the depositor or the administrator. For information regarding indemnities applicable to the indenture trustee and the owner trustee you should read “The Indenture Trustee” and “The Owner Trustee” in the prospectus. The servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreement. The servicer will be responsible for its own expenses under the servicing agreement except that the servicer may net from collections the costs and expenses of the repossession and disposition of financed vehicles and external costs of collection on charged off accounts.

MONTHLY INVESTOR REPORTS

On or about the 10th day of each month, the servicer will prepare and deliver a monthly investor report to the owner trustee, the indenture trustee, the depositor and, if requested, the rating agencies. Each monthly investor report will contain information about payments to be made on the notes on the payment date, the performance of the receivables during the preceding month and the status of any credit enhancement. An officer of the servicer will certify the accuracy of the information in each monthly investor report. For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the monthly investor reports with the SEC on Form 10-D within 15 days after each payment date. The servicer will post each monthly investor report on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml. The monthly investor report will contain the following information for each payment date:

•	collections on the receivables allocated by interest and principal,

•	fees and expenses payable to the indenture trustee, the owner trustee and the trust,

•	servicing fee payable to the servicer,

•	net hedge payments payable to the hedge counterparty or net hedge receipts payable by the hedge counterparty to the trust,

•	hedge termination payments, if any, payable to the hedge counterparty,

•	amount of interest and principal payable and paid on each class of notes, in each case expressed as an aggregate amount and per $1,000 of principal amount,

•	the Regular Principal Payment and any Priority Principal Payment,

•	the principal amount of each class of notes at the beginning of the period and the end of the period and the note factors needed to compute the principal amount of each class of notes, in each case giving effect to all payments to be made on the payment date,

•	the balance of the reserve account and the amount of any withdrawals from or deposits to the reserve account to be made on the payment date,

•	information on the performance of the receivables for the preceding month, including the pool balance, collections and the aggregate amount paid by Ford Credit or the depositor to repurchase ineligible receivables, servicer impaired receivables or receivables modified by the servicer, the number of receivables remaining in the pool and the pool factor,

•	delinquency, repossession and credit loss information on the receivables for the preceding month,

•	the Targeted Overcollateralization Amount and the Yield Supplement Overcollateralization Amount for the payment date, and

•	the amount of Available Funds released to the holder of the residual interest.

If any required payments are past due and unpaid, the monthly investor report will indicate any changes to the amount unpaid. The servicer will use the monthly investor report to instruct the indenture trustee on payments to be made to the noteholders on each payment date. The indenture trustee will have no obligation to verify calculations made by the servicer.

ANNUAL COMPLIANCE REPORTS

The servicer will prepare a number of reports, statements or certificates for the trust. No later than 90 days after the end of the calendar year (or April 30 if the trust is no longer reporting under the Securities Exchange Act of 1934), the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies:

•	Compliance Certificate: a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreement in all material respects throughout the preceding calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•	Assessment of Compliance: a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the preceding calendar year, including disclosure of any material instance of noncompliance identified by the servicer, and

•	Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria described above, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

For so long as the trust is required to report under the Securities Exchange Act of 1934, the servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K within 90 days after the end of the calendar year. A copy of any item may be obtained by any noteholder by request to the indenture trustee.

TRANSFERS OF THE RECEIVABLES

Representations of Ford Credit and the Depositor About the Receivables

Ford Credit will make representations about the receivables to the depositor. Generally, these representations relate to legal standards for origination and transfer of the receivables, terms of the contracts, and the security interest in the receivables and the financed vehicles. Ford Credit also will represent that the receivables satisfy the criteria described under “The Receivables — Criteria for the Selection of the Receivables” in this prospectus supplement and that the data relating to the characteristics of the receivables described under “The Receivables — Composition of the Receivables” in this prospectus supplement are true and correct in all material respects.

In addition, Ford Credit will represent that:

•	it did not use selection procedures believed to be adverse to the noteholders in selecting the receivables from Ford Credit’s portfolio of receivables that meet the selection criteria,

•	the receivables are enforceable payment obligations of the obligors and no obligor has asserted any right of rescission, setoff or defenses against the receivable,

•	it has a first priority perfected security interest in the related financed vehicles in favor of Ford Credit, and

•	the receivables were originated and serviced in compliance with applicable federal, state and local laws in all material respects.

The depositor will make similar representations to the trust. The depositor also will represent that the trust will own the receivables free and clear of all liens and have a perfected security interest in the receivables following the transfer of the receivables by the depositor to the trust.

Obligation to Repurchase Ineligible Receivables Upon Breach

If any of the representations made by Ford Credit about a receivable was untrue when made the affected receivable was an “ineligible receivable” that was not eligible to be sold to the depositor or the trust. If Ford Credit has actual knowledge, or receives notice from the indenture trustee, that any representation made by Ford Credit was untrue when made and the breach has a material adverse effect on any receivable, Ford Credit will be allowed to cure the breach. If Ford Credit fails to cure the breach in all material respects by the end of the second month following the month it learns of the breach, it must repurchase the ineligible receivable. As of the last day of the cure period or at Ford Credit’s option, earlier, Ford Credit will pay the repurchase amount for the ineligible receivable on or before the payment date related to the collection period as of which the repurchase occurs. The repurchase amount for any ineligible receivable will be the remaining principal balance of the receivable plus 30 days of interest at the applicable APR.

The depositor will be subject to the same repurchase requirement if any of its representations about the receivables was untrue when made and the breach has a material adverse effect on any receivable.

Ford Credit and the depositor will be deemed to have actual knowledge of a breach if a designated employee of Ford or Ford Credit who is responsible for the securitization transaction, or a “responsible person,” learns of the breach. Ford Credit and the depositor will designate to the indenture trustee its responsible persons for this purpose. You may obtain a list of responsible persons by request to the indenture trustee or the depositor.

These repurchase obligations for ineligible receivables will be the sole remedy of the trust, the indenture trustee and the noteholders for any losses resulting from a breach of the representations of Ford Credit or the depositor. None of the indenture trustee, the owner trustee, the servicer or the depositor will have any duty to conduct an affirmative investigation as to whether any receivable may be an ineligible receivable.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of this securitization transaction, the original purchaser of the receivables originated by motor vehicle dealers that are being securitized and the servicer of the receivables. As the sponsor, Ford Credit has caused the depositor to be formed for purposes of participating in securitization transactions. Ford Credit is the sole member of the depositor. Ford Credit has caused the depositor to form the trust that is the issuing entity for this securitization transaction. The depositor initially will be the sole beneficiary of the trust and the holder of the residual interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with affiliates of the owner trustee and the indenture trustee and the hedge counterparty and its affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

TAX MATTERS

At the time the notes are issued, Dewey & LeBoeuf LLP will deliver its opinion that, under current law and subject to the discussion below, for federal income tax purposes:

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation and as long as the trust has only one owner for federal income tax purposes, the trust will not be treated as an entity separate from its owner, and

•	the notes will be treated as debt.

Opinions of counsel are not binding on the IRS. If the IRS were to argue successfully that a class of notes should instead be treated as a class of equity in the trust, the holders of the class of recharacterized notes would be treated for federal income tax purposes as partners in a partnership, or potentially even as shareholders in an entity treated as a corporation. Treatment of a noteholder as a partner or shareholder could have adverse tax consequences to some noteholders. For example, income to foreign persons generally would be subject to federal income tax. In the case of noteholders treated as partners, there would be federal income tax return filing and withholding requirements, individual noteholders might be subject to some limitations on their ability to deduct their share of partnership expenses, and income to some tax-exempt noteholders (including pension trusts) would be taxable as “unrelated business taxable income.” Purchasers of notes should read “Tax Matters” in the prospectus and consult their tax advisors about the federal income tax treatment of the notes.

ERISA CONSIDERATIONS

Employee benefit plans that are subject to ERISA and Section 4975 of the tax code generally may purchase the offered notes. Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation issued by the U.S. Department of Labor because the notes:

•	are expected to be treated as indebtedness for federal income tax purposes, and

•	should not be deemed to have any “substantial equity features.”

Any Plan that purchases and holds notes will be deemed to have represented that its purchase and holding of the notes does not and will not constitute, nor give rise to, a non-exempt prohibited transaction under ERISA or Section 4975 of the tax code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

For a more detailed description of the treatment of the notes under ERISA, you should read “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositor and the underwriters named below have entered into an underwriting agreement for the notes offered by this prospectus supplement. Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

	Class A-2a		Class A-2b		Class A-3a		Class A-3b		Class A-4a		Class A-4b
Underwriters	Notes		Notes		Notes		Notes		Notes		Notes
Banc of America Securities LLC	$	•	$	•	$	•	$	•	$	•	$	•
Deutsche Bank Securities Inc.		•		•		•		•		•		•
Goldman, Sachs & Co.		•		•		•		•		•		•
Greenwich Capital Markets, Inc.		•		•		•		•		•		•
J.P. Morgan Securities Inc.		•		•		•		•		•		•

Total	$	•	$	•	$	•	$	•	$	•	$	•

The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial principal amount of each class of notes and as an aggregate dollar amount, are as follows:

	Selling Concessions	Reallowances not
	not to exceed	to exceed
Class A-2a notes	•%	•%
Class A-2b notes	•%	•%
Class A-3a notes	•%	•%
Class A-3b notes	•%	•%
Class A-4a notes	•%	•%
Class A-4b notes	•%	•%

Each class of notes is a new issue of securities with no established trading market. The depositor has been advised by the underwriters that they intend to make a market in the classes of the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given about the liquidity of the trading market for the notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, depositor, servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositor) for any offered notes to be issued and purchased by the underwriters.

Upon request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL OPINIONS

Dewey & LeBoeuf LLP will review or provide opinions on legal matters relating to the notes and certain federal income tax and other matters for the trust, the depositor and the servicer. McKee Nelson LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters. McKee Nelson LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS IN THE PROSPECTUS SUPPLEMENT

ABS	S-31
Adjusted Pool Balance	S-4
APR	S-11
Available Funds	S-35
calculation agent	S-7
clean up call	S-7
closing date	S-6
collections	S-35
cutoff date	S-6
Fixed Overcollateralization Amount	S-42
floating rate notes	S-6
FRBNY	S-7
indenture trustee	S-20
ineligible receivable	S-51
initial pool balance	S-9
offered notes	S-6
owner trustee	S-20
payment dates	S-6
Priority Principal Payment	S-37
rating agencies	S-7
receivables	S-6
Regular Principal Payment	S-37
responsible person	S-51
TALF	S-7
Targeted Overcollateralization Amount	S-42
turbo	S-36
Yield Supplement Overcollateralization Amount	S-43

Annex A

STATIC POOL INFORMATION — PRIOR SECURITIZED POOLS

Footnotes:

(1)	Weighted averages are weighted by the principal balance of each receivable on the cutoff date.

(2)	Percentage of initial pool balance.

(3)	The weighted average life of the receivables is calculated by (a) multiplying the scheduled principal payments by the number of months from the cutoff date, (b) adding the results, (c) dividing the sum by 12 and (d) dividing the result by the initial pool balance, and based on the assumption that all payments are due on the first day of the month, all receivables pay as scheduled, starting one month from the cutoff date, with no delays, defaults or prepayments.

(4)	This weighted average excludes receivables with obligors (a) that are not individuals and that use financed vehicles for commercial purposes, and (b) who are individuals with minimal or no recent credit history. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related receivable.

(5)	End-of-Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period, after giving effect to all payments received from obligors, liquidation proceeds, purchase amounts to be remitted by the servicer or seller, and all realized losses.

(6)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any liquidation proceeds and other recoveries. Net Losses include all external costs associated with repossession and disposition of the vehicle and with continued collection efforts after charge off.

(7)	Prepayments are the aggregate principal balance of all receivables prepaid in full during the collection period.

(8)	The period of delinquency is the number of days that more than $49.99 of a scheduled payment is past due, excluding, since January 1, 2003, bankrupt accounts. The dollar amounts represent the aggregate outstanding principal balances of the delinquent accounts as of the end of the period.

(9)	Based on the billing addresses of the obligors.

Ford Credit Auto Owner Trust 2002-A

Original Pool Characteristics

Closing Date	January 16, 2002
Cutoff Date	January 1, 2002
Number of Receivables	367,333
Initial Pool Balance	$5,999,999,848
Principal Balance
Average	$16,334
Highest	$49,989
Lowest	$250
Original Amount Financed
Average	$20,021
Highest	$100,000
Lowest	$500
Annual Percentage Rate (APR)
Weighted average(1)	6.92%
Highest	29.99%
Lowest	0.01%
APR greater than or equal to 20 percent(2)	2.03%
Original Term
Weighted average(1)	57.5 months
Original term greater than 60 months(2)	9.13%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	50.5 months
Remaining term greater than 60 months(2)	5.89%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.26 years
Percentage New (vs. Used) Vehicle(2)	76.65%
Percentage Car (vs. Light Truck)(2)	29.90%
Percentage in Top 5 States(2)(9)	39.90%
Weighted average(1) FICO® score(4) at origination	689

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jan-02	$5,815,776,583	$101,912	$53,799,103	$43,603,719	$282,721	$—	$14,577
2	Feb-02	5,645,391,230	524,593	47,557,859	46,049,969	5,662,295	104,082	28,984
3	Mar-02	5,464,128,145	1,270,524	51,893,774	46,449,357	5,888,238	1,886,727	28,969
4	Apr-02	5,273,918,307	2,801,846	60,344,899	43,130,096	6,145,405	2,008,555	1,085,866
5	May-02	5,091,052,747	4,928,257	56,861,290	49,528,454	6,718,173	2,495,554	1,382,405
6	Jun-02	4,924,944,712	7,464,820	50,549,018	63,558,290	8,941,358	2,618,115	2,035,578
7	Jul-02	4,735,122,376	10,202,361	63,390,684	59,579,031	10,225,648	3,428,476	2,793,493
8	Aug-02	4,555,790,138	13,535,876	63,973,878	60,717,133	10,545,373	3,998,374	3,242,472
9	Sep-02	4,382,213,682	16,937,822	60,592,645	65,786,729	11,632,807	3,649,744	4,046,470
10	Oct-02	4,208,996,866	21,967,991	58,889,715	59,727,975	10,788,460	3,992,314	3,659,071
11	Nov-02	4,055,340,874	27,047,867	49,323,988	67,267,532	10,975,118	4,084,444	4,174,232
12	Dec-02	3,895,565,087	31,647,027	52,084,626	75,670,420	12,424,212	4,207,354	4,261,082
13	Jan-03	3,733,654,037	36,221,691	55,989,055	73,074,206	13,076,837	3,489,863	4,628,254
14	Feb-03	3,583,332,067	40,905,496	49,563,830	58,591,264	10,879,700	3,697,162	4,615,183
15	Mar-03	3,415,711,877	45,527,048	59,455,577	63,872,025	9,287,231	3,129,751	5,143,635
16	Apr-03	3,259,480,630	49,233,924	58,660,464	57,782,657	10,493,588	3,112,773	4,668,986
17	May-03	3,107,045,838	53,466,690	56,253,178	62,983,278	9,925,095	2,954,667	4,452,731
18	Jun-03	2,950,492,869	57,305,199	61,353,296	61,618,089	10,552,085	3,022,807	4,529,259
19	Jul-03	2,797,419,815	61,064,492	61,568,809	62,359,831	10,153,290	2,901,651	4,587,743
20	Aug-03	2,658,112,582	64,918,751	55,680,481	62,601,839	9,891,177	2,934,195	4,512,838
21	Sep-03	2,513,168,742	69,437,723	56,933,470	55,879,825	9,792,915	2,886,157	4,408,929
22	Oct-03	2,375,421,896	73,322,306	52,344,881	50,611,461	7,372,454	2,777,390	4,277,972
23	Nov-03	2,263,523,712	77,284,604	38,204,272	51,608,726	7,588,966	2,111,979	4,573,051
24	Dec-03	2,140,976,805	81,650,695	40,433,015	56,099,173	7,726,913	2,342,608	4,303,141
25	Jan-04	2,025,230,562	85,281,124	39,860,537	49,542,646	7,621,284	2,037,419	4,296,669
26	Feb-04	1,918,637,659	88,550,785	35,592,682	41,161,450	5,313,619	1,946,382	4,013,354
27	Mar-04	1,791,580,342	91,866,866	45,931,607	36,390,436	4,562,445	1,436,493	3,774,083
28	Apr-04	1,683,124,223	94,238,729	39,708,934	34,723,991	4,503,915	1,453,731	3,283,766
29	May-04	1,584,655,199	96,122,313	36,126,009	35,224,869	4,778,040	1,524,993	3,132,966
30	Jun-04	1,477,740,345	98,122,949	39,362,584	37,417,833	5,355,920	1,482,940	3,243,469
31	Jul-04	1,378,633,969	100,184,983	37,131,311	38,111,552	4,884,941	1,441,799	3,056,740
32	Aug-04	1,282,674,514	102,285,572	35,359,861	35,489,775	4,530,633	1,378,146	2,932,091
33	Sep-04	1,194,982,509	104,250,916	31,080,439	33,421,709	4,296,344	1,486,256	2,912,015
34	Oct-04	1,112,875,683	106,098,022	28,820,732	30,022,687	4,169,604	1,258,531	3,002,123
35	Nov-04	1,035,400,692	107,841,675	24,105,346	31,479,407	4,375,998	1,427,160	3,021,099
36	Dec-04	960,021,452	109,852,100	22,453,865	31,280,278	3,476,732	1,040,942	2,998,166
37	Jan-05	888,679,353	111,576,822	20,971,886	26,596,588	3,296,822	917,093	3,108,383
38	Feb-05	823,188,437	112,749,600	17,957,259	20,331,405	2,356,534	913,818	3,051,896
39	Mar-05	751,593,743	113,868,086	21,833,526	22,115,993	2,144,596	597,048	2,725,793
40	Apr-05	690,338,442	114,405,963	18,492,242	19,736,078	2,486,549	571,308	2,789,811
41	May-05	629,814,560	115,269,751	17,317,951	21,142,577	2,407,024	701,828	2,795,985
42	Jun-05	572,692,316	115,815,359	17,003,782	18,864,540	2,596,895	658,715	3,028,017

Final Payment Date: July 15, 2005

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-B

Original Pool Characteristics

Closing Date	March 27, 2002
Cutoff Date	March 1, 2002
Number of Receivables	219,404
Initial Pool Balance	$3,649,997,983
Principal Balance
Average	$16,636
Highest	$49,939
Lowest	$251
Original Amount Financed
Average	$20,101
Highest	$97,535
Lowest	$621
Annual Percentage Rate (APR)
Weighted average(1)	7.07%
Highest	29.99%
Lowest	0.01%
APR greater than or equal to 20 percent(2)	2.04%
Original Term
Weighted average(1)	57.9 months
Original term greater than 60 months(2)	8.82%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	50.9 months
Remaining term greater than 60 months(2)	5.75%
Longest	71 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.28 years
Percentage New (vs. Used) Vehicle(2)	74.40%
Percentage Car (vs. Light Truck)(2)	29.51%
Percentage in Top 5 States(2)(9)	40.51%
Weighted average(1) FICO® score(4) at origination	686

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Mar-02	$3,539,950,966	$63,689	$32,301,929	$25,838,311	$88,891	$—	$5,180
2	Apr-02	3,427,540,442	268,211	35,350,258	23,217,456	3,118,037	—	—
3	May-02	3,318,330,476	874,159	33,824,399	28,996,600	3,166,901	1,185,834	—
4	Jun-02	3,219,244,745	1,750,424	30,122,918	35,485,050	4,149,147	1,112,878	605,267
5	Jul-02	3,103,921,372	3,206,311	38,618,694	35,753,990	5,424,776	1,995,699	1,029,431
6	Aug-02	2,996,008,565	4,882,834	37,694,232	35,858,610	6,166,092	2,414,491	1,715,101
7	Sep-02	2,891,731,264	6,620,104	35,345,680	39,024,747	6,209,082	2,493,204	2,276,612
8	Oct-02	2,786,633,609	9,251,251	35,670,342	38,917,963	5,307,337	2,401,578	2,513,800
9	Nov-02	2,691,517,623	11,997,250	31,261,977	43,445,469	6,749,617	2,045,354	2,870,109
10	Dec-02	2,594,093,353	14,805,845	30,673,758	51,394,008	7,669,785	2,665,079	2,520,433
11	Jan-03	2,491,443,136	17,748,239	36,651,252	47,165,118	8,508,461	2,428,220	2,710,842
12	Feb-03	2,396,415,665	20,318,262	32,187,915	39,745,095	7,008,992	2,261,630	2,710,093
13	Mar-03	2,290,930,445	23,471,397	36,986,779	40,824,623	6,418,414	2,130,557	2,666,244
14	Apr-03	2,189,554,562	26,210,611	39,566,310	39,098,932	6,838,718	1,764,550	2,913,716
15	May-03	2,093,827,970	28,840,596	35,739,440	42,462,563	6,589,131	1,961,529	2,736,014
16	Jun-03	1,995,262,292	31,332,750	38,372,683	40,514,043	8,453,132	1,998,409	2,734,148
17	Jul-03	1,897,797,490	33,740,781	39,187,493	41,989,425	7,604,318	2,455,867	2,688,986
18	Aug-03	1,807,510,419	36,266,990	36,197,862	40,729,466	6,736,127	2,154,902	2,840,044
19	Sep-03	1,715,703,297	38,963,586	35,563,848	37,512,318	6,041,289	2,319,378	2,977,229
20	Oct-03	1,627,575,230	41,759,819	33,116,241	36,025,796	5,333,365	1,632,221	3,116,199
21	Nov-03	1,554,635,665	44,061,232	25,623,102	35,718,046	5,108,956	1,933,395	3,328,259
22	Dec-03	1,474,289,220	47,112,985	27,436,260	39,391,900	5,708,617	1,670,281	3,071,071
23	Jan-04	1,398,662,361	49,717,000	25,747,469	33,801,503	5,176,110	1,452,927	2,905,134
24	Feb-04	1,327,187,939	52,248,148	24,733,224	27,001,240	3,581,192	1,402,257	2,752,162
25	Mar-04	1,243,749,664	54,409,489	31,242,591	25,206,320	3,163,394	927,948	2,595,789
26	Apr-04	1,171,443,453	56,191,427	27,361,740	22,511,366	3,113,422	998,615	2,462,140
27	May-04	1,107,281,941	57,480,374	23,378,246	22,970,685	3,610,196	778,731	2,285,213
28	Jun-04	1,034,886,192	58,863,690	27,855,089	24,046,478	3,297,885	985,272	2,306,749
29	Jul-04	967,989,539	60,404,135	26,080,124	25,523,080	3,113,950	1,038,236	2,140,196
30	Aug-04	904,192,243	61,964,161	23,581,173	23,355,394	3,110,184	767,314	2,191,697
31	Sep-04	845,353,370	63,282,152	21,260,714	22,573,432	2,752,690	979,679	2,014,166
32	Oct-04	790,061,719	64,652,838	20,057,275	20,317,768	2,583,071	927,034	1,804,428
33	Nov-04	737,131,358	66,061,960	16,915,304	22,053,500	2,639,724	898,746	1,794,317
34	Dec-04	684,503,127	67,547,492	16,918,716	21,712,668	2,375,387	759,519	1,794,731
35	Jan-05	636,741,453	68,827,649	14,124,161	17,252,012	2,512,489	762,414	1,938,307
36	Feb-05	591,195,990	69,699,302	13,642,014	13,794,704	1,795,315	777,104	1,812,093
37	Mar-05	542,179,855	70,511,048	15,391,789	14,290,447	1,254,942	581,156	1,959,577
38	Apr-05	500,432,436	70,992,441	12,992,463	13,416,383	1,616,145	406,778	2,006,471
39	May-05	459,408,802	71,408,743	11,911,663	14,663,990	1,506,488	491,889	2,048,753
40	Jun-05	420,084,979	71,940,853	11,922,639	13,416,530	1,586,567	494,068	2,122,583
41	Jul-05	383,176,910	72,361,582	11,677,936	13,078,941	1,817,619	560,558	2,237,982
42	Aug-05	344,657,694	72,932,449	11,934,828	12,941,778	1,575,849	507,401	2,487,837

Final Payment Date: September 15, 2005

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-C

Original Pool Characteristics

Closing Date	June 26, 2002
Cutoff Date	June 1, 2002
Number of Receivables	122,838
Initial Pool Balance	$2,119,999,957
Principal Balance
Average	$17,259
Highest	$49,944
Lowest	$252
Original Amount Financed
Average	$20,932
Highest	$85,649
Lowest	$950
Annual Percentage Rate (APR)
Weighted average(1)	5.17%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	1.49%
Original Term
Weighted average(1)	53.9 months
Original term greater than 60 months(2)	6.25%
Longest	72 months
Shortest	7 months
Remaining Term
Weighted average(1)	46.7 months
Remaining term greater than 60 months(2)	4.09%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.07 years
Percentage New (vs. Used) Vehicle(2)	80.75%
Percentage Car (vs. Light Truck)(2)	32.27%
Percentage in Top 5 States(2)(9)	40.03%
Weighted average(1) FICO® score(4) at origination	697

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jun-02	$2,057,159,878	$21,817	$13,753,960	$11,960,684	$68,225	$37,390	$—
2	Jul-02	1,988,069,844	79,602	16,158,983	12,508,612	1,673,817	—	37,390
3	Aug-02	1,921,757,926	420,763	17,304,899	14,022,534	1,927,511	487,532	37,390
4	Sep-02	1,855,683,769	868,575	16,564,120	15,212,470	2,043,070	762,898	250,156
5	Oct-02	1,788,807,667	1,766,342	16,739,968	14,216,714	1,985,343	852,343	463,098
6	Nov-02	1,729,206,274	2,587,159	13,981,279	16,737,163	2,596,321	863,914	731,501
7	Dec-02	1,664,932,856	3,864,774	15,341,983	20,915,752	2,849,882	1,146,389	828,713
8	Jan-03	1,600,438,807	4,911,717	19,016,872	18,269,638	3,103,380	900,105	967,335
9	Feb-03	1,539,157,241	6,051,546	17,123,451	16,894,775	2,763,951	1,036,661	955,661
10	Mar-03	1,471,914,540	7,083,021	19,971,205	17,376,902	2,785,586	639,528	1,223,388
11	Apr-03	1,407,876,589	8,235,999	20,551,870	17,264,915	3,151,653	827,657	1,009,373
12	May-03	1,344,930,768	9,474,067	19,539,414	18,390,442	2,766,965	986,075	1,066,559
13	Jun-03	1,281,076,106	10,576,192	20,581,861	17,954,857	3,356,548	979,687	1,296,687
14	Jul-03	1,218,295,751	11,537,692	21,265,503	18,298,246	2,874,806	1,187,658	1,355,903
15	Aug-03	1,159,693,671	12,727,851	19,863,457	17,566,911	3,208,228	845,796	1,638,955
16	Sep-03	1,097,706,598	14,063,888	20,841,369	16,745,293	2,504,551	1,087,569	1,486,410
17	Oct-03	1,038,120,665	15,395,607	19,115,662	15,297,134	2,261,928	517,048	1,671,729
18	Nov-03	987,814,747	16,496,202	15,354,380	15,968,276	2,334,557	874,937	1,401,802
19	Dec-03	932,581,047	17,764,192	16,133,301	18,057,142	2,572,846	717,231	1,517,137
20	Jan-04	880,930,984	18,920,324	14,908,717	14,918,870	2,373,227	802,203	1,432,448
21	Feb-04	832,563,385	20,162,653	14,040,225	12,774,595	1,612,272	712,486	1,475,093
22	Mar-04	776,352,923	21,188,487	17,348,056	11,353,266	1,393,551	382,236	1,337,501
23	Apr-04	726,957,954	22,116,829	15,481,235	11,147,021	1,487,530	449,150	1,104,455
24	May-04	682,026,833	22,723,536	13,743,069	11,823,969	1,544,541	482,720	957,034
25	Jun-04	633,084,144	23,433,467	14,969,558	12,922,106	1,490,026	515,255	1,065,454
26	Jul-04	588,511,716	24,074,008	13,640,571	12,973,932	1,514,289	511,857	1,154,559
27	Aug-04	544,414,971	24,937,861	13,312,517	11,992,314	1,436,453	520,748	1,172,227
28	Sep-04	503,185,633	25,665,780	12,543,457	10,762,445	1,476,522	569,032	1,058,164
29	Oct-04	464,120,464	26,440,679	12,099,683	10,852,614	1,349,957	526,961	1,134,394
30	Nov-04	428,300,110	27,105,262	10,201,054	10,983,353	1,338,637	575,270	1,157,973
31	Dec-04	395,714,976	27,854,478	9,152,899	10,360,566	1,260,426	292,853	1,100,976
32	Jan-05	366,299,726	28,333,375	9,022,306	8,958,514	1,097,806	454,227	1,073,969
33	Feb-05	340,570,642	28,831,616	7,380,608	7,282,047	709,002	352,949	1,119,985
34	Mar-05	313,566,280	29,212,065	8,490,107	7,021,977	647,345	290,716	1,027,498
35	Apr-05	291,029,034	29,500,082	7,025,360	6,372,283	865,167	199,644	1,090,781
36	May-05	268,833,904	29,898,979	6,661,667	7,453,345	841,369	231,255	1,112,781
37	Jun-05	247,284,693	30,235,202	7,040,678	6,967,621	852,917	364,235	1,128,608
38	Jul-05	227,213,193	30,496,468	6,616,604	7,154,243	923,222	211,065	1,240,757
39	Aug-05	206,257,789	30,858,870	6,826,463	6,765,689	968,846	218,805	1,305,808

Final Payment Date: September 15, 2005

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2002-D

Original Pool Characteristics

Closing Date	August 29, 2002
Cutoff Date	August 1, 2002
Number of Receivables	184,733
Initial Pool Balance	$3,157,996,400
Principal Balance
Average	$17,095
Highest	$49,990
Lowest	$252
Original Amount Financed
Average	$20,836
Highest	$79,929
Lowest	$777
Annual Percentage Rate (APR)
Weighted average(1)	5.46%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	1.60%
Original Term
Weighted average(1)	54.4 months
Original term greater than 60 months(2)	6.31%
Longest	72 months
Shortest	9 months
Remaining Term
Weighted average(1)	46.7 months
Remaining term greater than 60 months(2)	4.17%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.08 years
Percentage New (vs. Used) Vehicle(2)	79.44%
Percentage Car (vs. Light Truck)(2)	31.59%
Percentage in Top 5 States(2)(9)	40.75%
Weighted average(1) FICO® score(4) at origination	694

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Aug-02	$3,054,360,509	$46,851	$27,334,379	$16,929,822	$115,304	$—	$—
2	Sep-02	2,955,406,806	176,823	24,690,028	20,519,112	2,398,254	33,374	—
3	Oct-02	2,856,184,802	508,228	25,157,955	19,869,980	2,216,638	803,376	16,087
4	Nov-02	2,765,253,663	1,407,902	22,490,673	24,316,999	3,283,718	1,002,656	423,305
5	Dec-02	2,669,390,284	2,882,290	22,082,078	31,245,141	3,364,053	1,061,795	551,912
6	Jan-03	2,572,225,435	4,164,279	27,995,499	30,539,802	4,915,131	983,685	924,561
7	Feb-03	2,480,477,559	5,552,795	25,031,720	27,024,151	4,380,425	1,272,859	1,071,877
8	Mar-03	2,378,046,931	7,305,433	30,137,929	28,791,076	4,096,352	1,279,818	1,306,318
9	Apr-03	2,281,484,510	8,970,227	29,891,080	26,481,135	4,259,346	1,135,298	1,367,365
10	May-03	2,185,828,238	10,906,954	29,349,401	30,592,030	3,941,209	1,384,250	1,588,417
11	Jun-03	2,088,975,508	12,582,135	30,988,384	29,426,131	5,825,603	1,356,608	1,773,335
12	Jul-03	1,992,063,849	14,036,854	32,808,369	30,933,617	5,025,639	1,641,395	1,906,001
13	Aug-03	1,901,459,616	16,044,250	30,575,897	30,032,335	4,626,523	1,308,729	2,101,621
14	Sep-03	1,804,486,416	17,980,274	33,678,358	27,771,185	4,610,440	1,725,880	2,178,640
15	Oct-03	1,711,622,230	20,065,792	30,544,538	26,144,425	3,703,217	1,165,750	2,437,805
16	Nov-03	1,633,672,325	21,738,943	23,873,611	28,101,679	3,914,295	1,118,661	2,580,952
17	Dec-03	1,549,337,212	23,839,463	23,992,534	31,258,550	4,177,931	1,145,988	2,326,392
18	Jan-04	1,467,353,813	25,914,651	24,766,206	25,761,817	3,992,954	1,441,772	2,111,221
19	Feb-04	1,392,064,672	28,139,364	21,360,485	22,883,825	2,755,344	901,903	2,280,387
20	Mar-04	1,303,905,023	29,636,445	27,345,657	19,721,893	2,581,839	745,134	2,061,563
21	Apr-04	1,225,647,917	31,219,669	25,157,199	18,670,648	2,454,306	775,508	1,734,445
22	May-04	1,153,050,300	32,673,454	23,472,619	19,915,466	2,398,090	721,859	1,788,489
23	Jun-04	1,075,148,400	33,852,277	24,606,765	21,338,272	2,782,797	906,307	1,644,814
24	Jul-04	1,002,619,922	35,141,135	23,943,718	21,863,645	2,748,706	793,841	1,780,196
25	Aug-04	931,376,271	36,465,102	23,461,216	19,758,988	2,741,097	661,935	1,919,756
26	Sep-04	865,347,475	37,833,566	20,690,188	19,414,457	2,491,963	825,261	1,806,403
27	Oct-04	803,939,983	39,093,855	19,111,705	18,666,482	2,290,811	956,812	1,668,891
28	Nov-04	745,580,358	40,226,290	17,585,953	19,590,073	2,226,317	793,674	1,860,353
29	Dec-04	691,850,095	41,495,420	16,062,378	18,235,775	1,958,879	567,394	1,782,696
30	Jan-05	644,401,288	42,478,590	13,551,314	15,911,632	1,798,765	508,755	1,796,898
31	Feb-05	600,854,710	43,222,434	13,003,171	12,255,928	1,468,534	653,333	1,667,033
32	Mar-05	554,431,962	44,030,492	15,055,645	12,674,135	1,221,262	413,190	1,582,466
33	Apr-05	515,534,344	44,358,429	12,597,320	12,109,994	1,466,150	448,103	1,668,810
34	May-05	476,967,315	44,810,373	12,400,346	12,721,815	1,477,132	417,411	1,735,201
35	Jun-05	440,789,485	45,347,871	11,922,101	11,845,754	1,627,997	351,315	1,710,082
36	Jul-05	407,356,613	45,892,336	11,241,763	12,457,978	1,656,455	500,580	1,774,643
37	Aug-05	371,796,655	46,396,008	12,390,332	12,421,133	1,637,123	692,622	1,923,107
38	Sep-05	341,100,047	46,969,584	9,429,428	11,573,126	1,391,888	386,875	2,195,617
39	Oct-05	312,869,954	47,443,070	7,783,749	11,656,221	1,528,842	445,716	2,269,488

Final Payment Date: November 15, 2005

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2003-A

Original Pool Characteristics

Closing Date	January 22, 2003
Cutoff Date	January 1, 2003
Number of Receivables	175,985
Initial Pool Balance	$3,149,999,805
Principal Balance
Average	$17,899
Highest	$49,972
Lowest	$253
Original Amount Financed
Average	$21,355
Highest	$80,637
Lowest	$797
Annual Percentage Rate (APR)
Weighted average(1)	5.20%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	1.47%
Original Term
Weighted average(1)	56.4 months
Original term greater than 60 months(2)	8.42%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	49.0 months
Remaining term greater than 60 months(2)	6.44%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.17 years
Percentage New (vs. Used) Vehicle(2)	79.34%
Percentage Car (vs. Light Truck)(2)	29.89%
Percentage in Top 5 States(2)(9)	38.07%
Weighted average(1) FICO® score(4) at origination	690

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jan-03	$3,058,333,332	$29,697	$24,606,354	$22,845,788	$107,737	$—	$—
2	Feb-03	2,970,551,427	155,578	22,732,632	19,578,578	2,677,447	—	—
3	Mar-03	2,870,674,530	653,528	28,458,646	23,042,941	2,691,944	756,494	—
4	Apr-03	2,775,841,918	1,575,697	28,564,817	20,995,451	3,158,859	594,961	362,703
5	May-03	2,681,848,544	2,743,244	28,256,185	25,698,889	2,969,714	1,240,348	652,194
6	Jun-03	2,585,384,402	3,891,573	30,067,027	27,331,769	4,036,095	999,477	1,285,277
7	Jul-03	2,488,096,781	5,227,584	31,059,620	29,357,411	4,349,513	1,461,104	1,281,483
8	Aug-03	2,395,997,668	7,155,666	30,513,669	31,081,294	4,393,798	1,401,014	1,494,774
9	Sep-03	2,297,646,286	9,005,332	32,843,623	28,916,808	4,413,906	1,093,807	1,726,977
10	Oct-03	2,202,274,471	10,896,045	30,368,859	27,756,503	4,065,009	1,140,395	1,668,881
11	Nov-03	2,120,241,106	12,672,714	24,888,416	28,473,799	3,843,955	1,222,999	1,762,222
12	Dec-03	2,029,024,837	15,165,823	27,064,664	34,297,817	4,331,437	1,324,866	1,741,548
13	Jan-04	1,943,623,729	17,474,067	24,743,405	28,737,789	4,226,694	1,162,243	1,949,300
14	Feb-04	1,861,276,713	19,741,724	24,652,251	24,242,491	3,055,978	1,103,560	1,801,084
15	Mar-04	1,762,956,480	21,988,826	32,370,677	22,301,642	2,826,740	753,155	1,684,827
16	Apr-04	1,677,458,767	23,601,780	28,585,008	21,534,974	2,544,819	848,893	1,628,462
17	May-04	1,598,005,797	24,997,908	26,966,878	21,571,316	3,029,806	436,208	1,730,984
18	Jun-04	1,509,773,847	26,661,657	30,447,344	24,325,955	2,937,721	1,119,435	1,566,948
19	Jul-04	1,429,068,363	28,267,180	27,599,694	24,975,996	3,267,059	865,377	1,811,474
20	Aug-04	1,348,207,089	30,083,323	27,740,792	22,911,007	3,132,466	984,621	1,606,565
21	Sep-04	1,272,333,826	31,647,749	25,667,049	22,677,759	2,716,858	958,339	1,680,403
22	Oct-04	1,200,616,629	33,098,407	24,253,701	20,822,055	2,792,433	786,496	1,818,506
23	Nov-04	1,133,084,764	34,346,596	20,808,749	22,764,348	3,015,723	959,667	1,960,450
24	Dec-04	1,068,016,357	36,194,485	19,630,202	22,396,164	2,171,896	746,874	1,910,038
25	Jan-05	1,007,270,624	37,923,084	18,384,796	19,154,353	2,493,500	755,340	1,719,254
26	Feb-05	951,186,096	38,998,621	17,017,645	14,750,357	2,106,840	678,383	1,709,496
27	Mar-05	890,597,308	39,848,577	19,835,624	15,076,209	1,546,750	613,754	1,738,344
28	Apr-05	837,617,145	40,670,875	17,522,983	14,847,127	1,798,373	513,639	1,788,047
29	May-05	785,166,194	41,424,792	16,721,890	16,219,275	1,822,412	616,207	1,903,358
30	Jun-05	734,635,551	41,773,518	17,624,587	15,262,928	2,028,141	755,390	1,891,638
31	Jul-05	685,017,793	42,458,740	18,382,963	15,714,232	2,054,361	695,954	2,006,071
32	Aug-05	633,007,799	43,268,689	19,367,309	16,116,783	2,150,957	697,261	2,055,295
33	Sep-05	589,347,932	44,050,574	14,300,323	14,532,274	2,350,578	682,907	2,242,914
34	Oct-05	549,438,102	44,818,510	11,457,324	16,069,422	1,918,279	782,983	2,370,974
35	Nov-05	512,505,603	45,524,184	10,355,129	14,638,312	2,180,875	727,969	2,587,080
36	Dec-05	477,836,743	46,425,898	9,330,526	15,315,759	1,808,710	776,690	2,761,151
37	Jan-06	442,034,955	46,991,279	9,837,671	11,936,879	1,767,314	703,404	2,908,968
38	Feb-06	410,364,733	47,433,328	7,754,096	10,604,051	1,188,334	674,920	2,961,011
39	Mar-06	375,186,981	47,814,022	9,543,147	10,281,747	946,854	268,441	2,860,707
40	Apr-06	346,472,770	48,115,384	7,560,704	10,097,000	1,031,623	261,678	2,638,980
41	May-06	315,137,711	48,407,171	8,317,932	10,206,020	1,143,249	288,727	2,547,309
42	Jun-06	286,293,904	48,668,671	7,652,682	9,563,565	1,091,261	226,910	2,568,142

Final Payment Date: July 17, 2006

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2003-B

Original Pool Characteristics

Closing Date	March 20, 2003
Cutoff Date	March 1, 2003
Number of Receivables	160,387
Initial Pool Balance	$2,849,999,946
Principal Balance
Average	$17,770
Highest	$49,999
Lowest	$256
Original Amount Financed
Average	$21,305
Highest	$121,546
Lowest	$704
Annual Percentage Rate (APR)
Weighted average(1)	4.99%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	1.29%
Original Term
Weighted average(1)	56.7 months
Original term greater than 60 months(2)	10.96%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	49.0 months
Remaining term greater than 60 months(2)	8.18%
Longest	71 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.17 years
Percentage New (vs. Used) Vehicle(2)	80.25%
Percentage Car (vs. Light Truck)(2)	30.09%
Percentage in Top 5 States(2)(9)	37.99%
Weighted average(1) FICO® score(4) at origination	690

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Mar-03	$2,760,551,822	$19,067	$24,668,503	$19,744,316	$49,274	$—	$—
2	Apr-03	2,674,781,108	186,097	25,610,519	16,912,042	2,256,230	11,901	—
3	May-03	2,589,372,492	625,429	25,039,526	21,426,344	2,378,502	795,711	11,901
4	Jun-03	2,501,339,397	1,399,699	26,419,658	22,674,430	3,672,521	737,225	399,227
5	Jul-03	2,413,285,551	2,199,636	27,819,870	23,489,987	3,773,904	1,316,962	830,067
6	Aug-03	2,328,489,766	3,452,457	28,003,047	25,329,948	3,083,010	1,219,593	1,092,802
7	Sep-03	2,237,701,465	5,029,817	30,019,303	24,818,761	3,579,338	1,136,003	1,153,138
8	Oct-03	2,148,892,004	6,922,603	28,203,522	25,578,103	2,941,212	700,492	1,251,277
9	Nov-03	2,072,463,808	8,463,771	23,304,771	25,020,629	3,644,579	879,346	1,287,431
10	Dec-03	1,988,232,600	10,347,442	24,068,146	29,573,849	3,193,626	1,054,105	1,373,604
11	Jan-04	1,907,552,214	12,360,778	23,943,757	26,139,956	3,483,697	952,117	1,432,781
12	Feb-04	1,831,843,731	14,272,457	22,189,950	21,759,080	2,819,300	961,588	1,355,394
13	Mar-04	1,742,164,192	16,177,079	28,104,091	20,149,612	2,073,211	924,409	1,665,502
14	Apr-04	1,662,130,302	17,556,517	26,701,008	19,678,037	2,141,034	720,157	1,741,636
15	May-04	1,586,422,111	18,841,638	26,270,225	19,625,129	2,888,547	614,980	1,548,926
16	Jun-04	1,503,216,359	20,334,821	28,837,697	21,941,154	2,758,618	1,054,621	1,556,115
17	Jul-04	1,426,991,519	21,729,109	26,087,780	23,993,018	2,761,635	1,158,310	1,447,703
18	Aug-04	1,351,312,146	23,146,167	25,693,823	22,680,018	3,267,560	719,544	1,768,094
19	Sep-04	1,280,201,816	24,411,921	24,004,299	21,232,431	3,148,803	1,088,068	1,533,200
20	Oct-04	1,211,945,372	26,055,740	22,901,896	19,368,397	2,438,395	1,071,265	1,668,522
21	Nov-04	1,146,695,642	27,551,915	19,968,396	20,184,297	3,122,658	894,905	1,830,920
22	Dec-04	1,083,548,000	29,333,039	19,097,189	19,922,758	2,376,151	666,777	1,762,739
23	Jan-05	1,023,705,840	30,824,470	18,566,277	17,325,032	2,119,615	756,973	1,760,642
24	Feb-05	968,890,116	32,041,254	16,403,288	13,057,058	1,941,659	708,444	1,682,617
25	Mar-05	909,581,617	32,830,092	19,644,133	14,871,852	1,306,821	583,850	1,633,753
26	Apr-05	856,683,299	33,537,425	18,198,065	13,433,991	1,748,169	350,583	1,809,045
27	May-05	805,145,379	34,155,179	16,687,964	14,999,990	1,857,358	495,609	1,857,072
28	Jun-05	754,407,826	34,611,250	17,893,409	14,096,785	1,822,524	592,765	1,838,020
29	Jul-05	706,052,332	35,252,939	17,625,366	15,103,838	1,949,032	607,452	1,944,304
30	Aug-05	654,515,076	36,018,365	19,215,063	14,991,253	1,974,018	551,498	2,025,725
31	Sep-05	610,961,290	36,698,218	14,478,015	13,802,353	1,954,245	646,757	2,108,906
32	Oct-05	571,539,180	37,523,223	11,203,645	15,675,554	1,633,825	596,167	2,334,899
33	Nov-05	534,481,786	38,015,829	10,901,370	13,410,046	1,864,912	574,116	2,464,164
34	Dec-05	499,423,584	38,630,361	9,759,439	15,235,755	1,647,942	713,666	2,553,540
35	Jan-06	463,918,255	39,198,429	10,005,525	12,297,529	1,456,475	676,819	2,758,162
36	Feb-06	432,551,289	39,742,144	8,297,080	9,576,179	1,291,061	453,122	2,771,188
37	Mar-06	397,963,854	40,158,266	9,675,576	9,816,264	741,001	331,577	2,674,203
38	Apr-06	368,975,610	40,488,304	8,488,664	9,749,679	831,644	272,002	2,443,607
39	May-06	337,752,865	40,795,037	8,844,894	10,979,600	1,100,746	270,723	2,396,652
40	Jun-06	309,331,986	40,962,968	7,706,238	9,055,031	1,095,120	255,232	2,284,989
41	Jul-06	282,398,366	41,185,446	7,428,815	10,254,853	893,413	350,059	2,224,865

Final Payment Date: August 15, 2006

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2004-A

Original Pool Characteristics

Closing Date	May 25, 2004
Cutoff Date	May 1, 2004
Number of Receivables	106,519
Initial Pool Balance	$1,996,532,847
Principal Balance
Average	$18,743
Highest	$49,987
Lowest	$252
Original Amount Financed
Average	$22,374
Highest	$87,239
Lowest	$843
Annual Percentage Rate (APR)
Weighted average(1)	4.95%
Highest	29.95%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.57%
Original Term
Weighted average(1)	60.2 months
Original term greater than 60 months(2)	25.44%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	52.0 months
Remaining term greater than 60 months(2)	19.46%
Longest	71 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.28 years
Percentage New (vs. Used) Vehicle(2)	84.32%
Percentage Car (vs. Light Truck)(2)	22.91%
Percentage in Top 5 States(2)(9)	40.03%
Weighted average(1) FICO® score(4) at origination	693

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	May-04	$1,936,868,289	$1,778	$22,513,742	$7,263,547	$24,678	$—	$—
2	Jun-04	1,870,278,613	142,166	24,764,926	9,580,144	818,078	—	—
3	Jul-04	1,808,663,831	454,996	22,443,467	11,967,994	1,083,968	221,289	—
4	Aug-04	1,746,552,576	978,686	22,308,234	11,655,589	1,270,890	485,372	114,938
5	Sep-04	1,686,575,064	1,794,466	21,472,780	11,952,075	1,463,792	453,200	329,103
6	Oct-04	1,629,426,152	2,544,947	20,178,369	11,875,326	1,341,719	371,452	378,048
7	Nov-04	1,571,909,643	3,324,252	19,292,879	13,961,481	1,656,383	378,849	516,639
8	Dec-04	1,514,670,063	4,474,551	18,755,110	13,940,577	1,841,073	560,796	585,950
9	Jan-05	1,458,726,970	5,239,689	19,709,961	13,138,011	1,136,986	592,335	854,827
10	Feb-05	1,405,594,273	6,084,414	17,673,641	10,377,828	1,096,557	440,285	934,366
11	Mar-05	1,345,229,045	6,831,429	22,582,288	10,942,151	863,129	336,377	1,073,399
12	Apr-05	1,289,640,373	7,319,677	22,443,974	10,862,075	1,643,356	372,894	1,081,185
13	May-05	1,235,116,819	7,865,456	20,310,987	12,830,055	1,900,070	665,768	1,256,600
14	Jun-05	1,180,653,851	8,674,674	21,544,737	12,739,104	1,655,877	703,266	1,349,875
15	Jul-05	1,129,123,460	9,378,491	20,795,199	13,799,227	1,669,333	733,513	1,608,512
16	Aug-05	1,072,820,931	10,293,008	22,803,769	14,046,223	2,200,950	609,537	1,890,050
17	Sep-05	1,025,117,137	11,191,113	16,739,481	12,668,307	1,642,576	864,884	1,946,102
18	Oct-05	981,157,762	11,892,884	13,973,376	15,299,916	1,699,592	737,181	2,196,855
19	Nov-05	938,663,048	12,436,479	13,940,486	13,938,125	2,198,554	737,516	2,279,039
20	Dec-05	896,167,612	13,158,115	13,945,155	14,693,513	1,810,395	954,493	2,314,813
21	Jan-06	852,378,267	13,800,275	14,438,085	12,401,480	1,535,326	755,547	2,735,615
22	Feb-06	812,913,684	14,406,747	12,533,730	10,217,055	1,338,283	506,839	2,674,318
23	Mar-06	767,250,208	15,018,564	16,095,833	10,913,026	1,033,024	364,872	2,548,059
24	Apr-06	729,433,308	15,309,007	13,523,642	10,422,088	1,079,265	415,598	2,296,624
25	May-06	687,567,373	15,728,400	15,009,471	11,539,321	1,262,373	575,642	2,237,281
26	Jun-06	649,010,569	16,160,982	13,435,646	10,713,029	1,130,269	500,543	2,257,084
27	Jul-06	611,732,628	16,547,356	13,315,493	11,833,825	1,137,987	478,355	2,287,460
28	Aug-06	574,315,193	17,027,381	13,481,096	10,966,098	978,257	500,139	2,235,929
29	Sep-06	540,133,214	17,436,547	12,135,858	11,028,587	987,064	423,801	2,286,572
30	Oct-06	506,963,431	17,868,197	10,507,844	10,321,717	1,118,279	278,956	2,412,426
31	Nov-06	477,286,978	18,257,211	8,455,061	8,947,213	1,208,058	358,327	2,313,288
32	Dec-06	449,919,799	18,626,248	7,654,546	10,166,959	970,529	296,418	2,331,657
33	Jan-07	419,950,227	19,091,262	8,539,657	8,891,824	1,134,929	236,206	2,220,036
34	Feb-07	394,565,828	19,362,249	6,535,540	7,402,627	770,227	287,698	2,123,194
35	Mar-07	366,744,812	19,574,696	8,113,453	7,457,083	623,688	258,844	2,052,088
36	Apr-07	341,300,009	19,857,701	7,306,957	7,911,737	794,666	239,579	1,955,464
37	May-07	316,438,566	19,968,650	7,132,206	7,968,302	923,001	296,702	1,906,897
38	Jun-07	292,791,843	20,146,738	7,090,910	7,694,411	824,253	375,150	1,901,649
39	Jul-07	269,262,218	20,397,607	6,416,810	7,870,217	853,794	230,939	1,880,864
40	Aug-07	247,015,870	20,553,178	6,273,610	6,777,975	869,708	201,706	1,818,476
41	Sep-07	228,011,714	20,740,001	4,830,683	7,181,881	947,222	272,499	1,809,370
42	Oct-07	207,785,067	20,980,267	4,849,634	6,983,905	840,394	236,171	1,828,722
43	Nov-07	189,982,596	21,204,334	3,879,930	6,813,281	985,409	189,361	1,800,899

Final Payment Date: December 17, 2007

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-A

Original Pool Characteristics

Closing Date	January 13, 2005
Cutoff Date	January 1, 2005
Number of Receivables	254,927
Initial Pool Balance	$4,811,414,708
Principal Balance
Average	$18,874
Highest	$50,000
Lowest	$252
Original Amount Financed
Average	$22,553
Highest	$147,220
Lowest	$1,000
Annual Percentage Rate (APR)
Weighted average(1)	5.27%
Highest	28.50%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.39%
Original Term
Weighted average(1)	60.6 months
Original term greater than 60 months(2)	26.82%
Longest	72 months
Shortest	3 months
Remaining Term
Weighted average(1)	52.2 months
Remaining term greater than 60 months(2)	18.51%
Longest	71 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.31 years
Percentage New (vs. Used) Vehicle(2)	86.14%
Percentage Car (vs. Light Truck)(2)	20.35%
Percentage of Top 10 Makes/Models(2)	72.09%
Ford F-150	20.20%
Ford Explorer	13.66%
Ford Expedition	9.19%
Ford F-250	7.23%
Ford F-350	5.00%
Ford Ranger	3.89%
Ford Taurus	3.73%
Ford Focus	3.50%
Ford Escape	2.93%
Ford Mustang	2.76%
Percentage in Top 5 States(2)(9)	38.22%
Weighted average(1) FICO® score(4) at origination	704

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jan-05	$4,630,925,955	$16,585	$85,827,565	$18,483,751	$23,835	$—	$—
2	Feb-05	4,463,916,461	219,515	74,848,896	16,956,888	852,669	—	—
3	Mar-05	4,287,262,210	830,336	76,773,431	18,190,643	1,375,163	290,019	8,612
4	Apr-05	4,132,749,272	1,522,713	65,735,611	18,230,277	1,510,096	639,538	237,362
5	May-05	3,979,765,079	2,415,415	60,446,564	22,123,318	2,167,417	758,271	428,171
6	Jun-05	3,831,587,201	3,416,467	59,739,068	21,931,102	2,268,269	865,305	797,269
7	Jul-05	3,689,776,672	4,515,199	57,732,004	26,632,782	3,108,825	822,968	1,001,413
8	Aug-05	3,538,043,773	5,972,470	61,308,958	27,767,527	4,015,192	1,129,683	1,237,038
9	Sep-05	3,404,229,332	7,752,424	50,005,689	29,068,195	3,298,308	1,467,212	1,602,902
10	Oct-05	3,277,129,986	9,324,185	43,683,792	36,580,271	4,285,778	1,543,507	2,066,994
11	Nov-05	3,157,041,485	10,568,640	40,863,160	32,799,833	4,450,681	2,124,339	2,549,296
12	Dec-05	3,037,314,542	12,446,382	39,711,201	35,148,919	4,248,008	1,814,176	3,289,220
13	Jan-06	2,910,867,807	14,011,785	44,258,751	30,657,298	3,829,142	1,717,774	3,590,742
14	Feb-06	2,795,730,916	15,563,668	39,236,495	27,836,010	2,930,077	1,386,246	3,746,022
15	Mar-06	2,664,106,317	17,029,918	48,108,701	28,732,487	2,389,932	697,625	3,517,694
16	Apr-06	2,551,081,556	18,249,212	43,204,946	27,330,260	2,475,436	794,048	3,076,290
17	May-06	2,426,539,791	19,495,008	47,174,849	30,382,159	3,052,588	761,251	2,981,581
18	Jun-06	2,309,446,997	20,683,851	45,352,291	27,429,050	2,774,506	1,094,616	2,932,726
19	Jul-06	2,198,652,649	21,570,766	42,068,731	32,781,673	3,159,693	1,057,313	3,080,241
20	Aug-06	2,086,901,226	23,004,457	42,513,719	29,282,531	3,215,673	855,862	3,051,431
21	Sep-06	1,982,311,878	24,373,885	40,239,835	30,247,347	3,083,221	809,276	2,901,475
22	Oct-06	1,883,042,315	25,658,608	31,000,078	27,768,102	2,981,691	1,020,401	2,902,030
23	Nov-06	1,791,594,855	26,975,312	28,951,379	26,238,973	2,874,981	935,730	2,969,744
24	Dec-06	1,706,796,028	28,099,543	26,186,367	28,380,530	2,845,557	946,110	3,014,577
25	Jan-07	1,614,153,443	28,910,685	29,283,070	26,064,605	2,808,046	831,567	3,070,800
26	Feb-07	1,531,591,773	30,002,520	24,837,735	22,424,497	2,387,060	922,088	2,890,731
27	Mar-07	1,442,141,620	30,838,632	28,275,978	22,399,738	2,479,320	813,161	3,158,327
28	Apr-07	1,358,444,081	31,427,168	27,899,308	23,352,010	3,051,579	753,209	3,365,684
29	May-07	1,275,094,151	32,149,126	27,596,542	23,900,842	2,603,182	944,958	3,334,177
30	Jun-07	1,196,772,437	32,755,038	26,456,753	23,232,908	2,592,384	846,293	3,505,657
31	Jul-07	1,118,899,376	33,419,969	25,184,578	23,992,621	2,549,740	645,540	3,586,710
32	Aug-07	1,044,413,594	34,311,571	23,819,410	22,166,241	2,352,317	778,622	3,500,156
33	Sep-07	981,487,473	34,849,795	18,847,166	21,580,807	2,769,295	775,770	3,605,546
34	Oct-07	912,922,926	35,638,374	19,707,225	21,453,636	2,603,697	716,305	3,512,351
35	Nov-07	853,723,610	36,452,676	15,253,182	21,922,883	2,439,746	847,723	3,534,357
36	Dec-07	797,998,472	37,351,834	13,221,559	26,512,699	2,855,396	603,407	3,802,780
37	Jan-08	740,790,312	38,083,515	14,396,347	19,797,944	2,639,967	885,330	3,589,955
38	Feb-08	686,856,671	38,791,489	12,887,426	17,398,283	1,552,615	792,474	3,724,258
39	Mar-08	632,274,140	39,404,505	14,168,485	17,546,568	1,707,354	461,687	3,726,179
40	Apr-08	581,986,107	39,754,212	12,948,505	15,030,712	1,968,419	630,293	3,488,012
41	May-08	534,851,745	40,125,572	11,287,892	15,272,244	1,749,060	625,054	3,512,925
42	Jun-08	489,801,731	40,710,138	10,218,017	15,247,909	2,023,379	499,422	3,510,757
43	Jul-08	445,970,901	41,164,216	9,922,976	13,162,868	1,791,201	625,166	3,388,653

Final Payment Date: August 15, 2008

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-B

Original Pool Characteristics

Closing Date	April 14, 2005
Cutoff Date	April 1, 2005
Number of Receivables	169,768
Initial Pool Balance	$3,199,999,975
Principal Balance
Average	$18,849
Highest	$49,988
Lowest	$254
Original Amount Financed
Average	$22,508
Highest	$99,645
Lowest	$1,000
Annual Percentage Rate (APR)
Weighted average(1)	5.54%
Highest	28.00%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.30%
Original Term
Weighted average(1)	60.2 months
Original term greater than 60 months(2)	28.67%
Longest	72 months
Shortest	5 months
Remaining Term
Weighted average(1)	51.8 months
Remaining term greater than 60 months(2)	17.52%
Longest	71 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.26 years
Percentage New (vs. Used) Vehicle(2)	85.42%
Percentage Car (vs. Light Truck)(2)	20.20%
Percentage of Top 10 Makes/Models(2)	70.48%
Ford F-150	20.44%
Ford Explorer	12.54%
Ford Expedition	8.88%
Ford F-250	7.11%
Ford F-350	5.36%
Ford Ranger	3.61%
Ford Focus	3.36%
Ford Taurus	3.09%
Ford Escape	3.09%
Ford Mustang	3.01%
Percentage in Top 5 States(2)(9)	38.14%
Weighted average(1) FICO® score(4) at origination	705

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Apr-05	$3,076,648,554	$60,193	$60,829,814	$9,232,452	$23,466	$—	$—
2	May-05	2,955,887,794	238,133	55,999,348	13,646,432	854,604	—	12,482
3	Jun-05	2,846,638,468	581,794	47,528,472	12,923,229	1,279,161	149,717	—
4	Jul-05	2,743,512,971	1,036,879	44,273,502	16,194,925	1,423,616	408,714	122,123
5	Aug-05	2,634,645,080	1,695,769	46,126,416	19,020,965	2,084,171	475,491	284,876
6	Sep-05	2,538,697,093	2,630,072	37,520,050	18,994,794	1,860,575	754,243	552,094
7	Oct-05	2,447,814,045	3,636,019	32,234,157	23,753,740	2,626,238	803,950	890,512
8	Nov-05	2,361,882,530	4,469,615	29,948,687	21,709,555	2,701,927	1,162,880	1,090,636
9	Dec-05	2,277,825,315	5,531,049	28,532,948	23,929,986	2,426,331	1,382,120	1,363,858
10	Jan-06	2,188,017,980	6,694,543	31,806,850	21,289,726	2,206,088	1,357,766	1,873,525
11	Feb-06	2,105,998,706	7,652,930	28,484,662	16,739,072	1,719,261	697,583	2,200,753
12	Mar-06	2,012,286,421	8,518,298	34,819,286	18,111,420	1,737,851	541,847	1,746,339
13	Apr-06	1,930,875,852	9,362,661	31,720,922	19,404,760	1,483,590	635,777	1,611,850
14	May-06	1,842,184,812	10,325,685	34,035,892	21,498,194	2,184,890	671,825	1,494,227
15	Jun-06	1,758,481,777	11,278,631	32,180,688	19,993,670	2,053,810	629,103	1,540,802
16	Jul-06	1,679,581,339	12,030,941	29,880,581	24,247,292	2,780,111	559,215	1,656,105
17	Aug-06	1,598,907,619	12,902,693	31,501,578	20,114,063	1,897,649	774,855	1,721,031
18	Sep-06	1,521,885,840	13,903,982	31,036,952	21,386,202	1,964,640	470,706	1,766,233
19	Oct-06	1,449,510,315	14,938,429	23,677,431	21,412,762	2,413,209	604,052	1,832,596
20	Nov-06	1,382,707,995	15,696,783	22,090,132	20,930,330	2,159,645	663,460	1,861,439
21	Dec-06	1,320,325,046	16,789,870	19,809,135	20,414,826	2,108,757	621,917	1,951,308
22	Jan-07	1,253,088,572	17,574,203	21,169,405	19,345,967	2,265,458	730,154	2,094,411
23	Feb-07	1,192,778,457	18,373,925	18,783,351	15,725,216	1,622,638	605,209	2,180,886
24	Mar-07	1,126,958,120	19,041,687	21,453,217	17,525,473	1,544,847	404,091	1,999,791
25	Apr-07	1,064,304,035	19,508,750	21,534,326	17,819,717	2,208,537	545,163	1,983,056
26	May-07	1,003,499,403	20,018,862	20,318,918	18,902,861	1,847,103	731,707	1,995,611
27	Jun-07	946,214,860	20,566,401	19,367,269	17,559,692	1,810,206	596,903	2,188,245
28	Jul-07	888,922,537	21,182,608	18,297,087	17,717,774	1,994,260	758,636	2,158,998
29	Aug-07	832,946,751	21,622,799	18,923,561	16,448,963	2,007,307	605,475	2,158,814
30	Sep-07	785,875,357	22,054,899	14,232,462	17,048,314	2,368,264	582,493	2,203,852
31	Oct-07	734,449,656	22,804,508	14,657,866	16,969,024	2,311,733	765,550	2,222,649
32	Nov-07	689,226,460	23,293,705	12,250,677	17,669,819	1,982,084	905,015	2,391,904
33	Dec-07	646,100,127	24,045,330	11,051,439	19,752,335	2,583,695	651,304	2,580,797
34	Jan-08	602,578,975	24,560,793	11,962,824	15,824,304	2,189,398	881,333	2,510,086
35	Feb-08	561,789,202	25,162,951	10,855,833	14,205,808	1,447,762	944,544	2,474,460
36	Mar-08	521,417,441	25,539,673	11,104,792	13,827,843	1,723,818	621,349	2,678,072
37	Apr-08	483,219,112	25,947,736	10,564,580	11,700,737	1,844,800	367,107	2,655,275
38	May-08	447,394,558	26,409,405	9,017,794	13,499,898	1,604,174	703,084	2,536,290
39	Jun-08	412,755,072	27,000,686	8,379,074	12,017,363	1,955,553	506,840	2,679,705
40	Jul-08	379,368,379	27,551,399	7,818,730	10,968,705	1,763,311	685,145	2,624,119
41	Aug-08	350,512,760	27,911,018	6,195,634	10,763,849	1,431,934	574,703	2,669,337
42	Sep-08	321,226,978	28,369,459	5,977,324	10,588,815	1,478,090	590,182	2,682,802
43	Oct-08	293,519,779	28,895,635	5,224,604	9,830,955	1,542,565	540,061	2,527,947

Final Payment Date: November 17, 2008

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2005-C

Original Pool Characteristics

Closing Date	September 28, 2005
Cutoff Date	September 1, 2005
Number of Receivables	111,210
Initial Pool Balance	$2,149,999,792
Principal Balance
Average	$19,333
Highest	$99,061
Lowest	$251
Original Amount Financed
Average	$22,790
Highest	$212,847
Lowest	$1,000
Annual Percentage Rate (APR)
Weighted average(1)	5.92%
Highest	28.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.28%
Original Term
Weighted average(1)	59.9 months
Original term greater than 60 months(2)	23.90%
Longest	72 months
Shortest	3 months
Remaining Term
Weighted average(1)	52.6 months
Remaining term greater than 60 months(2)	18.13%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.34 years
Percentage New (vs. Used) Vehicle(2)	85.08%
Percentage Car (vs. Light Truck)(2)	23.68%
Percentage of Top 10 Makes/Models(2)	64.64%
Ford F-150	19.26%
Ford Explorer	10.00%
Ford Expedition	6.93%
Ford F-250	6.60%
Ford F-350	5.50%
Ford Escape	3.70%
Ford Focus	3.67%
Ford Ranger	3.48%
Ford Five Hundred	2.86%
Ford Mustang	2.65%
Percentage in Top 5 States(2)(9)	38.41%
Weighted average(1) FICO® score(4) at origination	708

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Sep-05	$2,067,350,035	$3,047	$40,541,326	$8,565,495	$—	$—	$—
2	Oct-05	1,990,543,586	122,511	34,898,117	13,093,379	746,407	—	—
3	Nov-05	1,923,545,491	340,588	27,212,239	12,621,868	1,270,505	285,221	—
4	Dec-05	1,860,302,799	722,841	23,582,790	15,299,978	1,299,099	421,861	214,918
5	Jan-06	1,795,058,962	1,256,953	23,671,630	13,645,690	1,772,361	419,497	366,218
6	Feb-06	1,734,743,076	1,688,493	22,331,795	11,935,965	1,296,372	617,839	440,578
7	Mar-06	1,668,279,986	2,260,998	24,131,957	12,301,130	736,219	338,234	620,389
8	Apr-06	1,610,848,545	2,728,480	21,527,200	12,636,111	1,000,919	152,200	601,148
9	May-06	1,547,626,755	3,163,175	23,528,081	16,202,986	1,285,380	479,391	502,863
10	Jun-06	1,486,710,441	3,688,070	23,368,276	14,144,247	1,469,210	359,195	699,497
11	Jul-06	1,427,141,552	4,316,387	23,492,697	16,852,371	1,578,698	515,370	773,225
12	Aug-06	1,367,370,483	4,869,956	23,694,870	16,070,295	1,379,807	639,161	747,195
13	Sep-06	1,312,610,916	5,533,620	20,945,055	16,160,687	1,842,291	706,983	766,511
14	Oct-06	1,259,147,272	6,528,099	16,805,283	15,810,250	1,900,708	732,912	904,087
15	Nov-06	1,209,681,232	7,201,392	15,912,881	15,037,688	1,616,008	644,782	1,062,240
16	Dec-06	1,162,937,909	7,972,270	14,621,618	15,830,033	2,010,746	560,679	1,070,390
17	Jan-07	1,111,549,066	8,568,690	16,722,143	15,359,264	1,689,346	501,787	1,135,939
18	Feb-07	1,065,028,595	9,173,674	15,026,514	13,226,876	1,359,848	562,065	1,102,583
19	Mar-07	1,013,545,816	9,669,399	17,800,474	13,880,164	1,355,170	528,318	1,145,649
20	Apr-07	963,702,616	10,235,452	18,498,065	14,979,118	1,409,516	602,295	1,175,507
21	May-07	915,473,655	10,697,732	17,352,239	15,736,268	1,697,383	492,244	1,203,074
22	Jun-07	869,514,606	11,160,061	16,702,343	14,794,229	1,802,154	583,265	1,298,405
23	Jul-07	823,616,062	11,673,965	16,008,245	15,727,872	2,053,754	585,774	1,383,607
24	Aug-07	779,324,158	12,274,971	15,330,996	14,185,286	1,608,928	600,769	1,539,524
25	Sep-07	740,483,394	12,848,504	12,916,056	14,695,277	2,061,747	593,620	1,428,074
26	Oct-07	698,311,997	13,462,502	13,241,105	15,599,676	1,651,027	448,284	1,436,071
27	Nov-07	661,507,149	14,080,626	10,684,445	14,892,614	1,839,715	678,595	1,475,807
28	Dec-07	626,625,324	14,709,488	9,414,328	17,755,523	2,429,175	499,815	1,561,757
29	Jan-08	591,048,151	15,209,436	10,347,309	14,820,858	2,135,628	713,893	1,589,206
30	Feb-08	557,581,384	15,736,966	9,016,091	13,041,696	1,776,781	577,146	1,652,328
31	Mar-08	522,429,436	16,186,455	10,873,619	13,155,411	1,527,121	674,913	1,725,109
32	Apr-08	489,790,164	16,725,494	9,647,486	12,403,700	1,729,281	385,055	1,871,059
33	May-08	458,987,305	17,253,336	8,762,665	11,983,644	1,827,896	512,612	1,589,212
34	Jun-08	429,029,641	17,849,599	8,291,836	12,121,883	2,069,507	509,153	1,637,118
35	Jul-08	400,708,044	18,373,437	7,304,244	10,878,066	1,326,850	563,892	1,665,552
36	Aug-08	375,468,327	18,922,783	6,109,010	10,508,815	1,706,047	376,695	1,623,462
37	Sep-08	351,162,482	19,387,137	5,505,095	9,964,773	1,841,781	537,066	1,707,140
38	Oct-08	327,342,046	20,012,093	4,788,546	10,551,558	1,179,248	576,995	1,691,173
39	Nov-08	306,900,484	20,519,556	3,982,693	10,042,961	1,716,302	425,728	1,682,688
40	Dec-08	284,786,536	21,019,050	4,195,360	10,839,562	1,662,914	633,397	1,698,153
41	Jan-09	264,275,399	21,467,484	3,595,979	9,254,721	1,441,566	337,386	1,770,788

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-A

Original Pool Characteristics

Closing Date	February 22, 2006
Cutoff Date	February 1, 2006
Number of Receivables	187,903
Initial Pool Balance	$3,164,999,892
Principal Balance
Average	$16,844
Highest	$99,213
Lowest	$252
Original Amount Financed
Average	$22,473
Highest	$120,887
Lowest	$1,016
Annual Percentage Rate (APR)
Weighted average(1)	6.65%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.42%
Original Term
Weighted average(1)	60.5 months
Original term greater than 60 months(2)	28.58%
Longest	72 months
Shortest	4 months
Remaining Term
Weighted average(1)	52.0 months
Remaining term greater than 60 months(2)	22.68%
Longest	72 months
Shortest	1 month
Scheduled Weighted Average Life(3)	2.32 years
Percentage New (vs. Used) Vehicle(2)	82.19%
Percentage Car (vs. Light Truck)(2)	23.80%
Percentage of Top 10 Makes/Models(2)	64.41%
Ford F-150	21.74%
Ford Explorer	8.31%
Ford F-250	6.64%
Ford Expedition	6.08%
Ford F-350	5.80%
Ford Escape	4.13%
Ford Focus	3.22%
Ford Ranger	3.04%
Ford Five Hundred	2.73%
Ford Mustang	2.71%
Percentage in Top 5 States(2)(9)	39.44%
Weighted average(1) FICO® score(4) at origination	707
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	701

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Feb-06	$3,035,610,528	$10,153	$59,722,354	$13,986,233	$—	$—	$—
2	Mar-06	2,897,305,654	163,332	62,183,923	14,950,824	760,151	—	19,399
3	Apr-06	2,787,043,508	451,419	47,396,814	17,254,975	820,754	177,684	—
4	May-06	2,669,434,126	926,774	48,829,430	21,582,015	1,378,169	180,122	80,081
5	Jun-06	2,563,284,996	1,617,571	41,833,076	18,878,767	2,027,401	238,802	154,493
6	Jul-06	2,464,617,008	2,291,024	37,989,897	24,912,283	1,873,811	605,751	218,760
7	Aug-06	2,366,393,179	3,167,604	37,917,017	22,073,480	2,211,698	450,505	408,855
8	Sep-06	2,273,707,447	4,093,338	37,013,927	24,184,908	2,256,410	522,799	540,748
9	Oct-06	2,186,322,844	5,044,226	28,559,097	23,687,491	1,874,944	826,756	578,474
10	Nov-06	2,106,231,732	5,934,411	26,718,417	22,829,374	2,438,884	338,680	948,482
11	Dec-06	2,029,762,218	7,218,427	26,093,639	25,093,891	2,695,725	749,212	669,868
12	Jan-07	1,947,875,714	8,204,399	27,713,107	24,034,974	2,509,560	720,584	820,351
13	Feb-07	1,874,421,613	9,171,587	24,327,664	21,881,524	2,196,502	716,921	888,013
14	Mar-07	1,791,416,038	10,067,955	29,962,753	23,021,570	2,278,991	853,928	969,808
15	Apr-07	1,711,992,503	10,980,159	29,587,160	22,331,514	2,572,691	910,625	1,060,698
16	May-07	1,636,570,531	11,786,210	26,938,118	24,697,387	2,592,517	750,183	1,138,582
17	Jun-07	1,563,154,967	12,668,497	27,529,566	25,032,043	3,377,740	835,709	1,297,970
18	Jul-07	1,490,434,823	13,581,524	25,779,287	26,921,199	2,961,472	1,104,137	1,376,457
19	Aug-07	1,419,596,364	14,739,373	24,757,330	24,173,553	2,779,856	846,750	1,609,766
20	Sep-07	1,357,822,168	15,748,810	21,484,006	25,785,149	3,942,010	934,713	1,750,111
21	Oct-07	1,290,081,880	17,021,146	21,695,208	25,872,432	2,748,151	1,161,750	2,028,405
22	Nov-07	1,229,511,832	18,044,346	19,705,313	26,025,033	3,124,828	885,980	2,306,301
23	Dec-07	1,172,987,461	19,288,479	16,224,217	28,665,424	3,718,627	973,950	2,303,124
24	Jan-08	1,114,432,065	20,517,551	17,969,537	25,245,374	2,949,170	837,645	2,336,881
25	Feb-08	1,058,456,660	21,589,714	17,388,305	23,414,417	2,586,312	1,102,532	2,237,543
26	Mar-08	1,001,534,735	22,568,364	17,802,291	23,339,640	2,750,276	941,592	2,402,967
27	Apr-08	947,332,827	23,540,535	17,872,880	21,924,790	2,974,185	864,780	2,234,592
28	May-08	896,479,787	24,610,265	14,787,857	23,471,542	2,623,830	1,010,696	2,245,494
29	Jun-08	847,427,951	25,660,450	13,170,855	23,025,537	3,395,507	920,887	2,338,243
30	Jul-08	798,906,815	26,982,339	12,815,344	21,146,915	3,543,920	1,022,196	2,453,893
31	Aug-08	756,419,172	27,999,067	10,966,063	20,726,108	3,240,853	1,195,568	2,540,951
32	Sep-08	712,379,243	29,174,995	10,966,178	20,481,872	2,997,078	997,627	2,868,404
33	Oct-08	670,237,218	30,544,319	10,126,358	19,455,882	2,603,152	895,281	2,945,451
34	Nov-08	635,976,711	31,303,702	6,661,244	20,009,176	2,936,984	878,546	2,974,312
35	Dec-08	598,139,953	32,623,950	7,455,006	21,863,223	3,482,207	971,293	2,896,634
36	Jan-09	562,022,304	33,692,817	7,565,576	18,835,215	3,142,767	826,885	3,052,489

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-B

Original Pool Characteristics

Closing Date	August 29, 2006
Cutoff Date	August 1, 2006
Number of Receivables	154,834
Initial Pool Balance	$3,149,999,910
Principal Balance
Average	$20,344
Highest	$99,006
Lowest	$255
Original Amount Financed
Average	$23,575
Highest	$130,658
Lowest	$914
Annual Percentage Rate (APR)
Weighted average(1)	5.80%
Highest	29.90%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.45%
Original Term
Weighted average(1)	61.7 months
Original term greater than 60 months(2)	35.29%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	56.4 months
Remaining term greater than 60 months(2)	31.66%
Longest	72 months
Shortest	1 month
Scheduled Weighted Average Life(3)	2.51 years
Percentage New (vs. Used) Vehicle(2)	82.77%
Percentage Car (vs. Light Truck)(2)	25.28%
Percentage of Top 10 Makes/Models(2)	68.90%
Ford F-150	20.52%
Ford Explorer	8.02%
Ford F-250	6.88%
Ford Expedition	6.79%
Ford Escape	6.31%
Ford F-350	6.12%
Ford Focus	3.94%
Ford Fusion	3.73%
Ford Mustang	3.30%
Ford Five Hundred	3.29%
Percentage in Top 5 States(2)(9)	39.73%
Weighted average(1) FICO® score(4) at origination	706
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	691

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Aug-06	$3,038,975,492	$3,352	$50,238,249	$16,918,692	$66,253	$—	$—
2	Sep-06	2,941,511,036	235,653	41,384,333	22,144,705	1,519,949	72,831	—
3	Oct-06	2,847,578,366	807,996	33,667,238	24,419,023	1,737,293	492,465	53,531
4	Nov-06	2,763,390,987	1,644,421	28,593,516	25,312,393	2,024,481	535,300	219,067
5	Dec-06	2,684,134,557	3,143,076	25,206,193	28,524,871	2,766,667	340,539	151,078
6	Jan-07	2,599,405,503	4,266,221	26,699,144	27,364,600	2,943,150	812,062	250,772
7	Feb-07	2,520,418,973	5,427,608	25,792,528	22,840,719	2,111,838	887,345	549,570
8	Mar-07	2,433,465,480	6,874,406	28,910,565	25,447,349	1,897,947	633,117	548,432
9	Apr-07	2,352,366,966	7,870,793	27,859,388	27,252,170	3,183,527	808,696	830,784
10	May-07	2,270,898,982	9,018,379	28,511,225	30,372,415	2,993,884	1,036,628	942,868
11	Jun-07	2,191,579,389	10,241,657	27,576,371	29,356,013	3,621,755	1,203,884	1,131,619
12	Jul-07	2,111,462,689	11,586,431	27,499,662	33,261,848	3,799,150	1,255,376	1,623,177
13	Aug-07	2,031,105,211	13,400,479	28,398,272	30,582,448	4,417,334	1,149,160	1,714,088
14	Sep-07	1,961,595,329	14,962,038	23,083,201	34,346,030	4,580,250	1,399,146	1,820,307
15	Oct-07	1,883,925,145	17,099,076	24,592,759	33,309,763	4,443,548	1,153,748	1,823,262
16	Nov-07	1,814,320,013	18,978,909	21,503,379	34,594,772	4,511,959	1,374,079	2,097,946
17	Dec-07	1,749,729,372	21,075,444	17,421,191	41,256,926	5,110,858	1,387,103	2,191,026
18	Jan-08	1,680,847,754	22,977,926	20,920,992	35,760,290	4,140,185	1,275,328	2,493,135
19	Feb-08	1,613,917,003	25,091,348	20,323,527	30,807,387	3,617,698	1,090,403	2,541,177
20	Mar-08	1,544,360,634	26,984,125	22,427,910	33,354,028	3,651,840	1,182,891	2,459,477
21	Apr-08	1,478,310,336	28,737,643	21,452,057	29,648,002	4,165,772	1,121,361	2,745,168
22	May-08	1,415,207,472	30,673,200	18,955,702	33,761,664	4,480,714	1,299,116	2,550,692
23	Jun-08	1,355,648,992	32,585,502	15,885,532	34,651,158	5,514,515	1,194,320	2,463,872
24	Jul-08	1,295,260,041	34,727,459	16,490,214	29,442,273	4,495,142	1,882,089	2,522,482
25	Aug-08	1,241,219,182	37,002,447	13,398,681	31,322,861	4,645,302	1,449,185	2,714,118
26	Sep-08	1,185,609,063	39,140,181	13,634,538	29,565,578	4,878,998	1,631,444	2,697,025
27	Oct-08	1,131,660,880	41,287,434	12,533,653	29,798,894	4,112,444	1,399,292	3,223,456
28	Nov-08	1,087,334,584	43,009,655	8,468,243	30,260,033	4,887,159	1,437,670	3,488,927
29	Dec-08	1,037,859,125	45,260,234	9,363,474	35,058,565	5,566,484	1,434,470	3,585,185
30	Jan-09	990,262,068	47,143,644	9,157,675	29,066,357	5,313,461	1,755,429	3,547,144

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2006-C

Original Pool Characteristics

Closing Date	November 22, 2006
Cutoff Date	November 1, 2006
Number of Receivables	153,149
Initial Pool Balance	$3,299,999,280
Principal Balance
Average	$21,548
Highest	$99,170
Lowest	$250
Original Amount Financed
Average	$25,149
Highest	$180,341
Lowest	$1,005
Annual Percentage Rate (APR)
Weighted average(1)	4.40%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.31%
Original Term
Weighted average(1)	63.5 months
Original term greater than 60 months(2)	46.19%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	58.4 months
Remaining term greater than 60 months(2)	43.25%
Longest	72 months
Shortest	1 month
Scheduled Weighted Average Life(3)	2.55 years
Percentage New (vs. Used) Vehicle(2)	86.27%
Percentage Car (vs. Light Truck)(2)	25.31%
Percentage of Top 10 Makes/Models(2)	71.95%
Ford F-150	21.40%
Ford Explorer	8.67%
Ford F-250	8.62%
Ford F-350	6.45%
Ford Expedition	6.31%
Ford Escape	5.20%
Ford Mustang	4.95%
Ford Fusion	4.31%
Ford Focus	3.04%
Ford Five Hundred	3.01%
Percentage in Top 5 States(2)(9)	39.28%
Weighted average(1) FICO® score(4) at origination	708
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	701

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Nov-06	$3,206,380,649	$47,913	$32,731,717	$16,045,762	$76,716	$21,033	$—
2	Dec-06	3,120,417,478	176,493	27,801,329	21,614,112	1,373,327	24,684	21,033
3	Jan-07	3,027,138,886	706,990	29,710,886	23,658,958	2,267,312	294,900	24,684
4	Feb-07	2,943,048,795	1,565,202	25,685,415	20,605,134	2,167,017	769,580	60,582
5	Mar-07	2,852,651,970	2,615,226	27,018,828	22,787,379	1,711,334	645,972	340,405
6	Apr-07	2,766,264,132	3,818,518	26,201,327	24,690,048	2,179,585	514,063	506,353
7	May-07	2,681,692,646	4,682,730	26,254,426	27,552,891	2,328,493	703,442	471,850
8	Jun-07	2,601,354,373	5,798,102	24,094,912	27,468,239	3,121,465	681,876	675,192
9	Jul-07	2,516,821,005	7,149,527	26,098,401	31,291,959	3,685,978	1,050,670	763,758
10	Aug-07	2,433,625,869	8,475,601	26,228,723	29,469,764	3,747,450	992,005	1,042,991
11	Sep-07	2,361,719,542	10,032,069	21,051,716	33,085,721	4,551,687	1,287,568	1,011,453
12	Oct-07	2,281,115,117	12,199,196	23,289,195	33,132,728	3,763,099	1,222,051	1,130,734
13	Nov-07	2,208,467,412	14,409,759	19,793,615	33,087,201	5,005,113	777,046	1,459,495
14	Dec-07	2,138,905,277	16,330,350	18,539,282	41,507,595	4,896,713	1,321,344	1,278,430
15	Jan-08	2,066,210,654	18,349,202	19,679,838	35,567,485	4,814,959	1,319,637	1,603,522
16	Feb-08	1,995,420,819	20,619,329	19,146,008	30,633,564	3,808,624	1,237,966	1,624,263
17	Mar-08	1,922,117,654	22,426,860	22,581,172	31,939,523	3,774,005	1,025,862	1,844,119
18	Apr-08	1,851,730,807	24,633,753	20,704,300	31,907,374	3,866,860	1,147,157	1,797,647
19	May-08	1,784,408,599	26,498,860	19,058,619	33,982,644	4,529,048	1,156,202	1,883,626
20	Jun-08	1,719,795,157	28,327,933	16,754,360	35,043,074	5,295,300	1,344,683	1,857,346
21	Jul-08	1,654,790,176	30,534,564	16,360,649	30,959,756	4,367,623	1,651,546	2,041,590
22	Aug-08	1,594,700,073	32,628,035	15,084,172	33,095,933	4,189,682	1,541,552	2,104,907
23	Sep-08	1,533,008,895	34,737,621	15,023,641	32,501,411	4,491,577	1,505,499	2,299,612
24	Oct-08	1,473,602,989	37,288,009	12,328,482	32,158,851	4,157,206	1,523,802	2,249,589
25	Nov-08	1,422,849,206	39,565,596	9,248,722	32,160,548	5,214,832	1,522,124	2,221,249
26	Dec-08	1,367,111,694	42,396,763	9,507,160	37,751,370	5,203,432	1,949,723	2,358,592
27	Jan-09	1,313,422,037	44,372,745	10,379,225	31,741,801	5,433,744	1,626,443	2,832,405

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-A

Original Pool Characteristics

Closing Date	June 27, 2007
Cutoff Date	June 1, 2007
Number of Receivables	102,246
Initial Pool Balance	$2,224,998,964
Principal Balance
Average	$21,761
Highest	$99,573
Lowest	$263
Original Amount Financed
Average	$25,884
Highest	$178,058
Lowest	$799
Annual Percentage Rate (APR)
Weighted average(1)	4.39%
Highest	29.90%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.27%
Original Term
Weighted average(1)	62.5 months
Original term greater than 60 months(2)	39.51%
Longest	72 months
Shortest	12 months
Remaining Term
Weighted average(1)	56.5 months
Remaining term greater than 60 months(2)	35.50%
Longest	72 months
Shortest	2 month
Scheduled Weighted Average Life(3)	2.48 years
Percentage New (vs. Used) Vehicle(2)	86.95%
Percentage Car (vs. Light Truck)(2)	24.31%
Percentage of Top 10 Makes/Models(2)	69.59%
Ford F-150	22.29%
Ford F-250	8.55%
Ford Explorer	7.32%
Ford F-350	6.52%
Ford Escape	5.62%
Ford Expedition	5.57%
Ford Fusion	4.25%
Ford Mustang	4.10%
Ford Focus	3.09%
Ford Five Hundred	2.29%
Percentage in Top 5 States(2)(9)	40.91%
Weighted average(1) FICO® score(4) at origination	705
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	688

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jun-07	$2,163,725,231	$8,264	$18,779,943	$12,807,206	$10,234	$—	$—
2	Jul-07	2,101,470,055	130,121	18,200,360	14,993,834	1,130,849	—	11,952
3	Aug-07	2,041,066,208	487,333	17,789,819	18,004,514	1,741,524	198,733	—
4	Sep-07	1,987,203,304	1,136,765	15,416,313	20,855,007	2,155,732	532,181	109,713
5	Oct-07	1,926,777,827	2,294,941	16,599,195	19,876,520	1,864,063	520,894	188,106
6	Nov-07	1,870,708,807	3,162,973	16,934,418	21,258,738	2,362,637	555,630	259,968
7	Dec-07	1,817,761,586	4,464,678	13,751,438	27,069,063	3,678,180	661,512	322,176
8	Jan-08	1,762,635,335	5,644,505	15,516,300	24,012,410	3,380,777	889,898	569,922
9	Feb-08	1,708,922,116	7,010,713	14,564,251	23,028,249	2,761,667	988,180	574,048
10	Mar-08	1,652,349,888	8,275,012	17,118,099	22,642,268	2,823,053	746,683	893,883
11	Apr-08	1,597,982,475	9,937,439	15,465,975	21,241,840	2,859,032	540,002	918,737
12	May-08	1,545,898,208	11,542,418	14,194,391	25,576,568	2,710,339	769,002	723,642
13	Jun-08	1,496,016,847	13,134,709	11,759,335	24,745,690	3,851,782	780,986	932,793
14	Jul-08	1,445,436,170	15,009,332	12,679,679	24,439,105	2,898,731	1,177,873	928,078
15	Aug-08	1,398,391,153	17,072,802	11,454,089	26,224,797	3,587,842	834,485	1,295,016
16	Sep-08	1,349,204,021	18,803,547	11,770,104	22,866,485	4,186,795	984,633	1,221,542
17	Oct-08	1,300,645,955	21,223,789	10,761,523	24,425,868	3,336,459	1,252,721	1,414,950
18	Nov-08	1,259,882,517	23,244,438	7,882,873	24,673,522	4,240,826	964,203	1,595,783
19	Dec-08	1,215,273,311	25,347,811	8,307,458	29,379,458	4,656,925	1,594,219	1,504,634
20	Jan-09	1,171,410,083	27,392,365	8,653,404	27,807,653	3,651,052	1,340,954	1,909,098

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2007-B

Original Pool Characteristics

Closing Date	October 17, 2007
Cutoff Date	October 1, 2007
Number of Receivables	199,541
Initial Pool Balance	$3,369,998,998
Principal Balance
Average	$16,889
Highest	$99,827
Lowest	$254
Original Amount Financed
Average	$25,169
Highest	$166,323
Lowest	$951
Annual Percentage Rate (APR)
Weighted average(1)	4.36%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.21%
Original Term
Weighted average(1)	61.5 months
Original term greater than 60 months(2)	34.82%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	49.3 months
Remaining term greater than 60 months(2)	21.87%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.17 years
Percentage New (vs. Used) Vehicle(2)	86.89%
Percentage Car (vs. Light Truck)(2)	24.66%
Percentage of Top 10 Makes/Models(2)	66.54%
Ford F-150	21.68%
Ford Explorer	8.88%
Ford F-250	6.64%
Ford Expedition	6.07%
Ford F-350	5.37%
Ford Escape	4.63%
Ford Mustang	4.04%
Ford Fusion	3.37%
Ford Focus	3.14%
Mazda Mazda 3	2.73%
Percentage in Top 5 States(2)(9)	38.81%
Weighted average(1) FICO® score(4) at origination	712
Weighted average(1) FICO® score(4) at origination for original terms greater than 60 months	692

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Oct-07	$3,248,778,394	$6,087	$32,890,112	$20,231,273	$174,881	$21,535	$—
2	Nov-07	3,139,676,846	153,918	27,178,509	23,263,694	1,921,351	57,464	—
3	Dec-07	3,034,073,235	643,845	25,048,789	30,554,608	2,771,262	568,150	—
4	Jan-08	2,926,961,406	1,627,926	25,099,027	27,448,534	2,748,230	788,546	230,921
5	Feb-08	2,820,626,761	3,228,200	26,424,263	24,726,631	2,231,668	816,367	598,944
6	Mar-08	2,711,275,391	4,716,001	28,760,310	25,815,228	2,602,080	827,186	714,450
7	Apr-08	2,605,898,968	6,161,609	29,243,953	25,521,881	2,865,155	699,200	830,875
8	May-08	2,507,168,116	8,012,225	24,146,894	30,322,361	3,384,689	881,442	898,092
9	Jun-08	2,412,719,152	9,593,927	21,317,031	31,481,691	4,959,764	1,234,630	999,601
10	Jul-08	2,318,322,239	12,000,568	20,926,219	30,615,349	3,836,222	1,474,939	1,095,705
11	Aug-08	2,232,882,840	14,110,350	18,322,408	31,581,953	4,620,779	1,305,078	1,403,941
12	Sep-08	2,143,528,477	16,635,580	19,680,201	30,419,245	4,075,106	1,619,984	1,498,929
13	Oct-08	2,058,093,283	19,077,417	17,853,456	31,576,475	4,651,066	1,138,919	1,837,857
14	Nov-08	1,986,953,361	21,189,905	12,248,911	31,875,563	4,932,227	1,173,212	1,957,777
15	Dec-08	1,907,812,570	24,066,531	13,138,523	37,430,396	5,365,984	1,895,588	1,974,386
16	Jan-09	1,832,530,390	26,435,164	12,932,119	33,113,606	5,950,440	1,459,589	2,647,240

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-A

Original Pool Characteristics

Closing Date	January 23, 2008
Cutoff Date	January 1, 2008
Number of Receivables	140,730
Initial Pool Balance	$2,399,999,232.64
Principal Balance
Average	$17,054
Highest	$99,625
Lowest	$253
Original Amount Financed
Average	$25,368
Highest	$176,269
Lowest	$1,347
Annual Percentage Rate (APR)
Weighted average(1)	4.51%
Highest	29.99%
Lowest	0.00%
APR greater than or equal to 20 percent(2)	0.23%
Original Term
Weighted average(1)	61.3 months
Original term greater than 60 months(2)	34.83%
Longest	72 months
Shortest	9 months
Remaining Term
Weighted average(1)	49.4 months
Remaining term greater than 60 months(2)	22.64%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.18 years
Percentage New (vs. Used) Vehicle(2)	86.15%
Percentage Car (vs. Light Truck)(2)	24.44%
Percentage of Top 10 Makes/Models(2)	66.47%
Ford F-150	21.65%
Ford Explorer	8.34%
Ford F-250	6.40%
Ford Expedition	5.80%
Ford F-350	5.12%
Ford Escape	4.51%
Ford Mustang	4.32%
Ford Edge	3.57%
Ford Fusion	3.43%
Ford Focus	3.34%
Percentage in Top 5 States(2)(9)	38.81%
Weighted average(1) FICO® score(4) at origination	711
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	689

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Jan-08	$2,319,126,566	$7,928	$20,990,186	$16,942,607	$117,305	$—	$3,712
2	Feb-08	2,240,142,290	97,101	20,379,165	16,407,551	984,832	—	—
3	Mar-08	2,158,686,354	536,671	21,868,956	17,946,484	1,817,168	301,124	—
4	Apr-08	2,080,126,968	1,100,473	21,424,413	17,989,318	1,471,405	563,301	112,555
5	May-08	2,005,243,063	2,168,214	18,620,037	22,575,349	2,150,495	376,740	487,300
6	Jun-08	1,932,218,984	3,410,284	17,267,480	22,657,143	2,962,440	562,982	258,420
7	Jul-08	1,860,761,139	5,003,648	16,195,010	21,565,833	3,142,387	946,018	300,613
8	Aug-08	1,796,620,701	6,271,085	13,660,223	23,917,995	2,797,993	1,007,832	645,386
9	Sep-08	1,729,598,870	8,041,286	13,966,900	23,002,710	3,644,357	1,169,102	729,143
10	Oct-08	1,664,101,274	10,027,727	13,107,548	23,948,162	3,005,992	1,118,448	818,329
11	Nov-08	1,609,684,073	11,810,074	9,117,073	25,644,522	3,194,358	1,200,696	960,675
12	Dec-08	1,548,567,113	14,177,585	10,295,137	29,206,253	4,286,737	1,315,853	1,517,254
13	Jan-09	1,491,069,457	15,772,703	10,236,098	27,456,993	4,082,969	1,233,892	1,855,288

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-B

Original Pool Characteristics

Closing Date	April 22, 2008
Cutoff Date	April 1, 2008
Number of Receivables	94,331
Aggregate Principal Balance	$1,739,998,150
Principal Balance
Average Principal Balance	$18,446
Highest Principal Balance	$95,916
Lowest Principal Balance	$250
Original Amount Financed
Average Original Amount Financed	$25,185
Highest Original Amount Financed	$159,246
Lowest Original Amount Financed	$542
Annual Percentage Rate (APR)
Weighted average(1)	4.84%
Highest APR	29.99%
Lowest APR	0.00%
APR greater than or equal to 20 percent(2)	0.30%
Original Term
Weighted average(1)	61.3 months
Original term greater than 60 months(2)	35.26%
Longest	72 months
Shortest	12 months
Remaining Term
Weighted average(1)	52.1 months
Remaining term greater than 60 months(2)	26.03%
Longest	72 months
Shortest	1 month
Scheduled Weighted Average Life(3)	2.31 years
Percentage New (vs. Used) Vehicle(2)	84.61%
Percentage Car (vs. Light Truck)(2)	24.51%
Percentage of Top 10 Makes/Models(2)	68.06%
Ford F-150	21.45%
Ford F-250	7.09%
Ford Explorer	6.56%
Ford F-350	5.71%
Ford Expedition	5.67%
Ford Escape	4.83%
Ford Focus	4.81%
Ford Edge	4.46%
Ford Mustang	4.23%
Mazda Mazda 3	3.25%
Percentage in Top 5 States(2)(9)	40.36%
Weighted average(1) FICO® score(4) at origination	707
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	685

(1)(2)(3)(4)(9)	See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	Apr-08	$1,680,758,046	$1,008	$19,616,367	$10,299,666	$22,718	$—	$—
2	May-08	1,625,363,479	184,917	16,282,132	14,321,995	967,582	—	—
3	Jun-08	1,571,852,847	550,610	14,547,766	14,675,145	1,737,930	156,495	—
4	Jul-08	1,518,880,370	1,365,688	13,855,508	16,172,489	1,894,700	694,888	13,859
5	Aug-08	1,471,709,473	2,142,488	11,382,912	17,011,281	2,131,901	567,799	321,327
6	Sep-08	1,423,390,941	2,941,920	10,797,149	17,309,528	2,634,553	582,879	447,372
7	Oct-08	1,375,848,307	4,507,540	9,768,385	18,355,195	2,054,564	585,809	559,742
8	Nov-08	1,335,987,937	5,951,803	6,657,025	18,723,269	2,827,562	585,572	321,727
9	Dec-08	1,292,372,906	7,322,143	7,321,902	24,608,746	4,046,463	742,411	592,312
10	Jan-09	1,249,611,494	8,478,376	8,651,854	21,765,206	3,289,733	1,014,332	693,272

(5)(6)(7)(8)	See page A-1 for footnotes

Ford Credit Auto Owner Trust 2008-C

Original Pool Characteristics

Closing Date	May 22, 2008
Cutoff Date	May 1, 2008
Number of Receivables	338,143
Aggregate Principal Balance	$6,254,185,031
Principal Balance
Average Principal Balance	$18,496
Highest Principal Balance	$99,897
Lowest Principal Balance	$251
Original Amount Financed
Average Original Amount Financed	$24,921
Highest Original Amount Financed	$202,640
Lowest Original Amount Financed	$669
Annual Percentage Rate (APR)
Weighted average(1)	4.93%
Highest APR	29.99%
Lowest APR	0.00%
APR greater than or equal to 20 percent(2)	0.34%
Original Term
Weighted average(1) Original Term	61.5 months
Original term greater than 60 months(2)	35.68%
Longest	72 months
Shortest	6 months
Remaining Term
Weighted average(1)	52.8 months
Remaining term greater than 60 months(2)	26.96%
Longest	72 months
Shortest	2 months
Scheduled Weighted Average Life(3)	2.32 years
Percentage New (vs. Used) Vehicle(2)	84.14%
Percentage Car (vs. Light Truck)(2)	25.54%
Percentage of Top 10 Makes/Models(2)	67.91%
Ford F-150	21.33%
Ford F-250	6.87%
Ford Explorer	6.45%
Ford Expedition	5.58%
Ford Focus	5.55%
Ford F-350	5.37%
Ford Escape	4.78%
Ford Edge	4.43%
Ford Mustang	4.30%
Mazda Mazda 3	3.26%
Percentage in Top 5 States(2)(9)	39.89%
Weighted average(1) FICO® score(4)at origination	707
Weighted average(1) FICO® score(4) at origination for original term greater than 60 months	686

(1)(2)(3)(4) See page A-1 for footnotes

		End-of-Period	Cumulative		Delinquencies(8)
		Pool	Net		31-60	61-90	91-120	121+
Month	Date	Balance(5)	Losses(6)	Prepayments(7)	Days	Days	Days	Days

1	May-08	$6,038,271,227	$14,542	$74,596,681	$42,891,482	$160,246	$26,263	$—
2	Jun-08	5,839,791,912	545,514	57,860,207	49,900,305	5,237,580	147,651	—
3	Jul-08	5,642,737,137	1,925,802	57,501,333	52,694,387	5,824,907	1,490,671	31,530
4	Aug-08	5,469,313,096	4,525,094	44,717,340	57,571,768	6,049,139	1,741,848	593,539
5	Sep-08	5,292,827,902	7,824,054	41,677,853	60,351,971	7,593,317	1,923,763	1,016,898
6	Oct-08	5,123,292,521	11,971,889	35,241,645	65,757,608	7,520,820	2,244,413	1,320,719
7	Nov-08	4,979,407,994	15,907,993	26,020,111	67,861,589	9,098,079	2,241,619	1,972,622
8	Dec-08	4,819,961,431	20,917,643	28,859,432	86,617,072	11,507,078	3,127,377	2,072,293
9	Jan-09	4,665,780,175	25,832,191	28,717,879	78,264,573	12,774,503	3,476,867	2,657,605

(5)(6)(7)(8)	See page A-1 for footnotes

Annex B

TALF CONSIDERATIONS

The notes will constitute “eligible collateral” under TALF. The notes and the receivables will satisfy all applicable criteria for securities relating to “prime auto retail loans” under TALF, and the trust and the sponsor have certified to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility” attached as Annex C to this prospectus supplement. The applicable criteria and other requirements for “eligible collateral” are summarized below. The pricing date for the notes is expected to coincide with the March TALF subscription date and the closing date for the notes is expected to coincide with the March TALF settlement date.

As of the cutoff date, the receivables have the following characteristics:

•	all of the receivables are U.S. dollar-denominated,

•	all of the receivables are retail auto loans relating to cars and light trucks, and do not include exposures that are themselves cash or synthetic asset-backed securities,

•	all or substantially all of the obligors under the receivables are U.S.-domiciled; “all or substantially all” in this context means 95% or more of the dollar amount of the receivables,

•	all or substantially all of the receivables were originated on or after October 1, 2007; “all or substantially all” in this context means 85% or more of the dollar amount of the receivables, and

•	the weighted average FICO® score of the receivables at origination (weighted by original principal balance of each receivable ) is 680 or greater, calculated (a) by excluding receivables with obligors that do not have a FICO® score because they are not individuals and they use the financed vehicles for commercial purposes (“commercial receivables”), and (b) by assigning a FICO® score of 300 to receivables with obligors who are individuals but do not have a FICO® score; historic cumulative net losses on commercial receivables in Ford Credit’s portfolio have been the same as or lower than those on receivables to individual obligors and the percentage of commercial receivables in the trust does not exceed 15%.

On the closing date, the notes will have the following characteristics:

•	the notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities,

•	the notes will be rated in the highest long-term or short-term investment-grade rating category by two or more major nationally recognized statistical rating organizations (“NRSROs”), and will not have a credit rating below the highest investment-grade rating category from any major NRSRO; “major nationally recognized statistical rating organization” in this context means Fitch, Moody’s and S&P; these ratings will be obtained without the benefit of any third-party guarantee and will not be on review or watch for downgrade,

•	the weighted average life to maturity of each class of notes, which was calculated using a prepayment speed of 1.3% APS (Absolute Prepayment Speed) (referred to in this prospectus supplement as ABS (Absolute Prepayment Model)) in accordance with the TALF prepayment assumptions, is less than or equal to five years, and

•	the notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC and will have the following CUSIP numbers: Class A-1 (CUSIP # 34528R AA0), Class A-2a (CUSIP # 34528R AB8), Class A-2b (CUSIP # 34528R AC6), Class A-3a (CUSIP # 34528R AD4), Class A-3b (CUSIP # 34528R AE2), Class A-4a (CUSIP # 34528R AF9) and Class A-4b (CUSIP # 34528R AG7).

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The following documents will be delivered to the FRBNY no later than four business days prior to the closing date:

•	an attestation, in the form prescribed by the FRBNY, from a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board, indicating that the sponsor’s assertion that the notes are “eligible collateral” under TALF is fairly stated in all material respects,

•	a Certification as to TALF Eligibility, in the form attached as Annex C to this prospectus supplement, executed by the sponsor and the trust, and

•	an undertaking, in the form prescribed by the FRBNY, executed by the sponsor, to indemnify the FRBNY and TALF LLC and their respective affiliates against losses they may suffer if the certifications in the Certification as to TALF Eligibility are untrue.

Although the Certification as to TALF Eligibility requires the sponsor and the trust to notify the FRBNY and all registered holders of the notes upon a determination that certain statements relating to the eligibility of the notes are no longer correct, neither the sponsor nor the trust is obligated to monitor the characteristics of the receivables set forth above or to recalculate the weighted average life of any class of notes based on actual prepayment experience after the closing date.

This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF.

For more information about the risks associated with an investment in the notes as a result of the requirements of TALF, you should read “Risk Factors — The requirements of TALF could adversely affect the market value of your notes and/or limit your ability to resell your notes” in this prospectus supplement.

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Annex C

CERTIFICATION AS TO TALF ELIGIBILITY

The issuing entity and the sponsor (collectively, “we”) hereby certify that:

1. We have reviewed the terms and conditions of the Term Asset-Backed Securities Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretative material, the “TALF Rules”).

2. After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A-1 (CUSIP # 34528R AA0), Class A-2a (CUSIP # 34528R AB8), Class A-2b (CUSIP # 34528R AC6), Class A-3a (CUSIP # 34528R AD4), Class A-3b (CUSIP # 34528R AE2), Class A-4a (CUSIP # 34528R AF9) and Class A-4b (CUSIP # 34528R AG7), constitute eligible collateral under TALF. In particular:

•	The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more major nationally recognized statistical rating organizations (“NRSROs”) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from a major NRSRO. Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures to U.S.-domiciled obligors. The underlying credit exposures are auto loans and do not include exposures that are themselves cash or synthetic ABS. The expected life is less than or equal to five years.

•	All or substantially all of the credit exposures underlying the securities were originated on or after October 1, 2007. “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.

3. Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline. We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

4. We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuing entity or sponsor of this offering will not be able to use these securities as TALF collateral.

5. We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set forth in Item 2 above were not correct when made or have ceased to be correct. We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

6. We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus (and for the Class A-1 notes, the offering memorandum) and (ii) this prospectus (and for the Class A-1 notes, the offering memorandum), when taken as a whole together with all information provided by us or on our

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behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7. We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect. The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

8. We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the issuing entity or the sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the sponsor or the issuing entity, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

Ford Motor Credit Company LLC, as sponsor		Ford Credit Auto Owner Trust 2009-A, as issuing entity

By:	•	By:	U.S. Bank Trust National Association,

	Name: •		not in its individual capacity but solely as
	Title: •		owner trustee

		By:	•

Name: •
Title: •

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Ford Credit Auto Owner Trusts

Asset Backed Notes

Ford Credit Auto Receivables Two LLC	Ford Motor Credit Company LLC

Depositor	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 6 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositor or any of their affiliates.

This prospectus may be used to offer and sell the notes only if accompanied by the prospectus supplement for the issuing entity.
The issuing entities —

A new trust will be formed to be the issuing entity for each securitization transaction.

The assets of each trust will consist of:

•	a pool of retail installment sale contracts secured by new and used cars and trucks,

•	collections on the receivables represented by those contracts,

•	security interests in the financed vehicles,

•	proceeds from claims on related insurance policies, and

•	any other property identified in the prospectus supplement.

Each trust will issue asset-backed securities consisting of notes in one or more classes.

The notes —

•	will be asset-backed securities payable only from the assets of the issuing entity,

•	may benefit from one or more forms of credit or payment enhancement, and

•	will be debt obligations of the issuing entity.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 17, 2009

READING THIS PROSPECTUS
AND THE PROSPECTUS SUPPLEMENT

This prospectus provides general information about the notes to be issued by the Ford Credit Auto Owner Trusts, some of which may not apply to notes issued by a particular trust, including the trust that will issue your notes.

The prospectus supplement will describe the specific terms of your notes and the receivables in the trust that will issue your notes, including:

•	information about the receivables in the trust,

•	the timing and amount of interest and principal payments on each class of notes,

•	information about credit and payment enhancement for each class of notes,

•	credit ratings of the notes, and

•	the method for selling the notes to investors.

You should rely solely on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the SEC for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•	Summary — provides an overview of the terms of the notes.

•	Risk Factors — describes some of the risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will issue your notes. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement. The Table of Contents on the preceding page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the most important terms of the notes. It does not contain all of the information that may be important to you. To understand fully the terms of the notes, you should read this prospectus and the prospectus supplement completely.

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly owned subsidiary of Ford Motor Company, or “Ford.”

Depositor

Ford Credit Auto Receivables Two LLC is a Delaware limited liability company and a special purpose company wholly owned by Ford Credit.

Issuing Entity

The depositor will form a separate issuing entity, or “trust” for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee. Initially, the depositor will be the beneficiary of the trust.

Indenture Trustee and Owner Trustee

The prospectus supplement will identify the owner trustee of the trust and the indenture trustee for your notes.

The Notes

The trust will issue one or more classes of notes. The notes issued by the trust will be governed by an indenture between the trust and the indenture trustee.

The terms of the notes will be described in the prospectus supplement, including, for each class of notes:

•	the principal amount,

•	the interest rate or method of determining the interest rate, and

•	the final scheduled payment date.

The notes of one class may differ from the notes of another class in certain respects, including:

•	the timing and priority of payments,

•	whether interest and principal payments may be delayed or further subordinated upon the occurrence of certain events of default and the related consequences, and

•	whether payments of interest and principal may be made solely from designated portions of the receivables.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

The notes will be available only in book-entry form, except in limited circumstances described in this prospectus.

The trust may be permitted to issue additional notes on dates specified in the prospectus supplement and use the proceeds to repay certain classes of notes before their final scheduled payment dates.

For a more detailed description of the features of the notes you should read “Description of the Notes” in this prospectus and the prospectus supplement.

Trust Assets

The primary asset of the trust will be a pool of retail installment sale contracts secured by new and used cars and trucks. These contracts are the “receivables” and the vehicles securing them are “financed vehicles.” The purchasers of the financed vehicles who are responsible for making payments on the receivables are the “obligors.”

Ford Credit regularly purchases from motor vehicle dealers retail installment sale contracts that meet its credit underwriting standards. For each securitization transaction, Ford Credit, as the sponsor, will sell a pool of receivables it has selected to the depositor and the depositor will then immediately sell those receivables to the trust. The prospectus supplement will describe the criteria used to select the receivables.

In addition to the receivables, the trust will own other assets related to the receivables, including:

•	collections on the receivables applied on or after the cutoff date,

•	security interests in the financed vehicles, and

•	proceeds from claims on any insurance policies covering the financed vehicles or the obligors.

For a more detailed description of the trust assets, you should read “The Receivables” in this prospectus and the prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement will describe the features designed to protect noteholders against losses on the receivables and consequent delays or defaults in payments on the notes. These features are called “credit enhancement.” Credit enhancement may consist of one or more of the following:

•	reserve accounts or cash deposits,

•	excess spread,

•	overcollateralization,

•	yield supplement discount arrangements for low APR receivables, or

•	subordination of other notes issued by the trust.

The prospectus supplement may describe features designed to ensure the timely payment of amounts owed to noteholders. These features are called “cash flow enhancement” or “payment enhancement” and may include one or more of the following:

•	interest rate swaps, caps or floors,

•	guaranteed investment contracts or guaranteed rate agreements,

•	surety bonds,

•	letters of credit or other credit facilities, or

•	liquidity facilities.

For a more detailed description of credit and payment enhancement, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus.

Servicing of the Receivables

Ford Credit will act as the “servicer” for the receivables. The servicer is responsible for collecting payments on the receivables, administering payoffs, defaults and delinquencies, and repossessing and liquidating financed vehicles. Ford Credit will also act as custodian and maintain custody of the receivables files. The trust will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the receivables, you should read “Servicing the Receivables and the Securitization Transaction” in this prospectus.

Optional Redemption or “Clean Up Call” Option

The servicer will have the option to redeem the notes by purchasing all the receivables owned by the trust on any payment date that the pool balance is less than an amount specified in the prospectus supplement. This option is referred to as the servicer’s “clean up call” option. The prospectus supplement will describe how the clean up call option works, the purchase price for the receivables and any conditions to its exercise by the servicer.

For a more detailed description of the servicer’s clean up call option, you should read “Description of the Notes — Optional Redemption or ‘Clean Up Call’ Option” in the prospectus supplement.

Tax Status

At the time the trust issues your notes, the trust’s special tax counsel identified in the prospectus supplement will deliver its opinion that, for federal income tax purposes, the trust will not be classified as an association or a publicly traded partnership taxable as a corporation, and as long as the trust has only one owner for federal income tax purposes, the trust will not be treated as an entity separate from its owner.

For a more detailed description of the tax matters relating to the notes, you should read “Tax Matters” in this prospectus and the prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them	The absence of a secondary market for your notes could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed. The underwriters may assist in the resale of notes, but they are not required to do so. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes	The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement. Any credit or payment enhancement is limited. Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.

Performance of the receivables is uncertain	The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, Ford Credit’s underwriting standards at origination and the success of Ford Credit’s servicing and collection strategies. Consequently, no accurate prediction can be made of how the receivables will perform.

The rate of prepayments on the receivables will affect the timing of repayment of the principal of your notes	Faster than expected rates of prepayments on the receivables will cause the trust to make payments of principal on your notes earlier than expected and will shorten the maturity of your notes. Prepayments on the receivables may occur as a result of:

• prepayments of receivables by obligors in whole or in part,

• liquidations due to default,

• receipts of proceeds from claims on any physical damage, credit life or other insurance policies covering the financed vehicles or the obligors,

• purchases by the servicer of receivables modified by the servicer or impaired by the servicer, and

• purchases of ineligible receivables by either the depositor or Ford Credit.

A variety of economic, social and other factors will influence the rate of prepayments on the receivables, including marketing incentives offered by vehicle manufacturers and the fact that the financed vehicle may not be sold without the consent of the servicer. No prediction can be made as to the actual prepayment rates that will be experienced on the receivables.

If you receive principal payments on your notes earlier than expected due to prepayments on the receivables at a time when interest rates are lower than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time, you may not be able to reinvest the principal in a comparable security with an effective interest rate equivalent to the interest rate on your notes. Similarly, if principal payments on your notes are made later than expected due to slower than expected prepayments or payments on the receivables, you may lose reinvestment opportunities. In addition, if the notes were purchased at a discount and prepayments are slower than expected, your yield may be reduced. You will bear all reinvestment risk resulting from receiving payments of principal on your notes earlier or later than expected.

In addition your notes will be paid in full prior to maturity if the servicer exercises its clean up call option.

For more information about the timing of repayment and other sources of prepayments, you should read “Maturity and Prepayment Considerations” in this prospectus and the prospectus supplement.

Interests of other persons in the receivables or the related financed vehicles could reduce funds available to pay your notes	If another person acquires an interest in a receivable or a related financed vehicle that is superior to the trust’s interest, the collections on that receivable or the proceeds from the sale of that financed vehicle may not be available to make payments on your notes. If the trust does not have a perfected security interest in a receivable or a financed vehicle, its ability to repossess and sell the financed vehicle securing a defaulted receivable may be adversely affected. Another person could acquire an interest in a receivable or a financed vehicle that is superior to the trust’s interest if:

• the trust does not have a perfected security interest in the receivable or the financed vehicle because Ford Credit’s security interest in the receivable or in the financed vehicle was not properly perfected,

• the trust does not have a perfected security interest in the financed vehicle in certain states because the servicer will not amend the certificate of title to identify the trust as the new secured party,

• the trust’s security interest in the receivable or the financed vehicle is impaired because holders of some types of liens, such as tax liens or mechanic’s liens, may have priority over the trust’s security interest, or a financed vehicle is confiscated by a government agency, or

• the trust does not have a perfected security interest in receivables that are electronic contracts because Ford Credit is not considered to have established the “control” necessary to obtain a security interest.

Subordination will cause some classes of notes to bear additional credit risk	The rights of the holders of any class of notes to receive payments of interest and principal may be subordinated to one or more other classes of notes or to the rights of others such as interest rate hedging counterparties. If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes of notes and you will incur losses, if any, prior to holders of more senior classes of notes. Failure to pay interest on subordinated notes that are not part of the Controlling Class will not be an Event of Default.

Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date	The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final scheduled payment date. Failure to pay principal on a note will not constitute an Event of Default until its final scheduled payment date.

You may suffer losses because you have limited control over actions of the trust and conflicts between classes of notes may occur	The trust will pledge the receivables to the indenture trustee to secure payment of the notes. The Controlling Class will be entitled to declare an event of default relating to a breach of a material covenant and accelerate the notes after an Event of Default, and waive Events of Default (other than failure to pay principal or interest). The Controlling Class may, in certain circumstances, direct the indenture trustee to sell the receivables after an acceleration of the notes even if the proceeds would not be sufficient to pay all of the notes in full. If your notes cannot be repaid in full with the proceeds of a sale of the receivables, you will suffer a loss.

The Controlling Class may terminate the servicer following an Event of Servicing Termination and may waive Events of Servicing Termination.

Holders of notes that are not part of the Controlling Class will have no right to take any of these actions. Only the Controlling Class will have these rights. The Controlling Class may have different interests from the holders of other classes of the notes and will not be required to consider the effect of its actions on the holders of other classes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes — Events of Default — Remedies Following Acceleration” and “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

You may suffer losses on your notes because the servicer may commingle collections with its own funds	The servicer will be required to remit collections on the receivables to the trust within two business days of applying such amounts to the obligor’s account or on a monthly basis, depending on its credit ratings. Prior to remittance, the servicer may use collections at its own risk and for its own benefit and may commingle collections on the receivables with its own funds. If the servicer does not pay these amounts to the trust by the next payment date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed.

Delays in collecting payments could occur if Ford Credit ceases to be the servicer	If Ford Credit resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed. This could cause payments on your notes to be delayed. Ford Credit may be removed as servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described under “Servicing the Receivables and the Securitization Transaction — Resignation and Termination of the Servicer” in this prospectus.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your notes. A court in a bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositor was not a “true sale” or the assets and liabilities of the depositor should be consolidated with those of Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

•  the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to your notes, or

• the trust not having a perfected security interest in the financed vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of receivables by the depositor to the trust, although structured as a sale, may be viewed as a financing because the depositor retains the residual interest in the trust. If a court were to conclude that such transfer was not a sale or the depositor was consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could adversely affect the amount and timing of payments on the notes.

The servicing fee may be insufficient to attract a replacement servicer	If Ford Credit resigns or is terminated as servicer, the servicing fee, which is calculated as a fixed percentage of the pool balance, may be insufficient to attract a replacement servicer or cover the actual servicing costs on the receivables because the amount of the servicing fee declines each month as the pool balance declines but the servicing costs on each account remain essentially fixed. This risk is greatest toward the end of a securitization transaction when the pool balance has declined significantly. A delay or inability to find a replacement servicer would delay collection activities on the receivables and could delay payments and reports to the noteholders and the indenture trustee, have an adverse impact on amounts collected on defaulted receivables and ultimately lead to a loss of principal on the notes.

Ford Credit’s failure to repurchase receivables that do not comply with consumer protection laws could result in losses on your notes	If any receivable does not comply with Federal and state consumer protection laws, the servicer may be prevented from or delayed in collecting amounts due on the receivable. Also, some of these laws may provide that the assignee of a consumer contract (such as the trust) is liable to the obligor for any failure of the contract to comply with these laws. Ford Credit must repurchase receivables that do not comply in all material respects with applicable laws. If Ford Credit fails to repurchase such receivables, payments on your notes could be reduced or delayed.

For a more detailed description of consumer protection laws relating to the receivables, you should read “Some Important Legal Issues Relating to the Receivables — Consumer Protection Laws” in this prospectus.

Risks associated with interest rate hedging arrangements	If the trust issues floating rate notes, it will enter into an interest rate hedging arrangement with a counterparty because the receivables owned by the trust bear interest at fixed rates while the floating rate notes will bear interest at a floating rate. An interest rate hedging arrangement may be in the form of an interest rate swap, cap or floor, or a combination thereof.

If the floating rate payable by the counterparty under an interest rate swap is substantially greater than the fixed rate payable by the trust, or if the reference rate under an interest rate cap or floor exceeds the cap rate or is less than the floor rate, as applicable, the trust will be more dependent on receiving payments from the counterparty in order to make interest payments on the notes without using amounts that would otherwise be used to pay principal on the notes.

If the floating rate payable by the counterparty under an interest rate swap is less than the fixed rate payable by the trust, the trust will be obligated to make payments to the counterparty. The amount payable to the counterparty may rank higher in priority than payments on your notes.

If the counterparty fails to make any payments required under an interest rate hedging arrangement when due, payments on your notes may be reduced or delayed.

An interest rate hedging arrangement generally may not be terminated except upon the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an Event of Default that result in acceleration of the notes and liquidation of the pool of receivables, the making of an amendment to the transaction documents that adversely affects the counterparty without its consent, or the failure of the counterparty to post collateral, assign the interest rate hedging arrangement to an eligible substitute counterparty or take other remedial action if the counterparty’s credit ratings drop below the levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of the classes of notes. Upon termination of an interest rate hedging arrangement, a termination payment may be due to the trust or due to the counterparty. Any such termination payment could be substantial if market interest rates and other conditions have changed materially. To the extent not paid by a replacement counterparty, any termination payments will be paid by the trust from funds available for such purpose, and payments on your notes may be reduced or delayed.

If a counterparty’s credit rating drops below the levels required by a rating agency and a termination event occurs under the interest rate hedging arrangements because the counterparty fails to take one of the required corrective actions, that rating agency may place its ratings on the notes on watch or reduce or withdraw its ratings if the trust does not declare a termination event and replace the counterparty. In these circumstances, ratings on both fixed rate notes and floating rate notes could be affected.

If the counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement interest rate hedging arrangement. If the trust has floating rate notes outstanding and does not have an interest rate hedging arrangement in place for that floating rate exposure, the amount available to pay principal and interest on your notes may be reduced or delayed.

THE SPONSOR AND SERVICER

General

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers. Ford Credit is a Delaware limited liability company and is an indirect wholly owned subsidiary of Ford. Ford Credit converted from a Delaware corporation to a Delaware limited liability company on May 1, 2007.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world.

Ford Credit’s primary financing products are:

•	Retail financing — purchasing retail installment sale contracts and retail leases from dealers, and offering financing to commercial customers, primary vehicle leasing companies and fleet purchasers to lease and purchase vehicle fleets,

•	Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing, and

•	Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase and finance dealerships.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs. Ford Credit earns its revenue primarily from:

•	payments on retail installment sale contracts and leases that it purchases,

•	interest supplements and other support payments from Ford and affiliated companies, and

•	payments made under wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the securitization transaction in which your notes will be issued. Ford Credit will be the servicer of the receivables and the securitization transaction and the administrator for the trust. Ford Credit will be responsible for structuring each securitization transaction and selecting the transaction parties. Ford Credit will be responsible for paying the costs of forming the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.

Ford Credit purchases retail installment sale contracts from motor vehicle dealers in the United States and Puerto Rico in the ordinary course of its business and selects the pool of receivables for each securitization transaction. The criteria used by Ford Credit to select the receivables for securitization will be described in the prospectus supplement.

Ford Credit will make representations about the characteristics of the receivables sold to the depositor and sold by the depositor to the trust. If any representation proves to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period.

For more information about the representations and repurchase obligations, see “Transfers of the Receivables” in the prospectus supplement.

General Securitization Experience

Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets. Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles. Ford Credit regularly participates in a number of international securitization markets, including the United States, Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in Japan and Australia.

In the U.S., Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions. In addition to selling receivables to trusts making registered public offerings, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers, to special purpose entities that sell asset-backed securities to Ford Credit’s single-seller asset-backed commercial paper program and to third party securitizers on a whole loan basis.

Ford Credit securitizes its assets because the market for securitization of financial assets provides the company with a lower cost source of funding, diversifies funding among different markets and investors, and provides additional liquidity. Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Retail Installment Sale Contracts

Ford Credit has had an active publicly registered securitization program for retail installment sale contracts since 1989 and has issued asset-backed securities in more than 45 transactions under this program. The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program. None of the asset-backed securities offered in this program have experienced any losses or events of default and Ford Credit has never taken any action out of the ordinary in any transaction to prevent such an occurrence.

Origination, Purchasing and Underwriting

Ford Credit purchases retail installment sale contracts entered into between retail customers and motor vehicle dealers for the financing of purchased vehicles. When a customer purchases a vehicle from a dealer, the customer and the dealer negotiate the purchase price of the vehicle and the acquisition of any insurance, warranty or other products. The customer and the dealer also decide the contract amount, term, payment terms and interest rate to be charged on the retail installment sale contract, subject to Ford Credit’s approval. Ford Credit purchases contracts with terms up to 72 months.

Ford Credit establishes a “dealer discount rate” that is used to calculate Ford Credit’s purchase price for the contract. If the customer’s interest rate exceeds the discount rate by more than the limits established by Ford Credit, then Ford Credit will either not purchase the contract or will reduce the customer’s interest rate to meet Ford Credit guidelines. In the case of low-APR contracts, the dealer discount rate will match the low-APR rate established by the manufacturer.

Ford Credit finances the negotiated purchase price of the vehicle, less vehicle trade-in or down payment plus taxes, insurance, service contracts, dealer installed accessories, prior balances on trade-in vehicles and other fees and charges. Ford Credit pays the dealer a purchase price for the contract generally equal to the amount financed on the contract plus a set fee, a percentage of the amount financed or a portion of the finance charge on the contract. The portion of the finance charge earned by the dealer is generally calculated using the difference between the dealer discount rate set by Ford Credit and the APR on the contract.

Ford Credit’s purchasing decisions are made independently of Ford, and Ford cannot require Ford Credit to purchase contracts that do not satisfy Ford Credit’s underwriting standards. Ford Credit’s underwriting standards and purchasing criteria emphasize the applicant’s ability to pay and creditworthiness. The creditworthiness of any co-purchaser or guarantor is also considered. Each applicant for a retail installment sale contract completes a credit application. Dealers typically submit applications electronically to Ford Credit together with information about the proposed terms of the retail installment sale contract. Ford Credit generally obtains a credit report on the applicant from a national credit bureau. Ford Credit generally selects a credit bureau based upon its assessment of which credit bureau provides the most accurate and complete credit reports in the applicant’s geographic area. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history.

To set the “dealer discount rate” for standard rate contracts, Ford Credit uses scoring models that assess the creditworthiness of an applicant using the information provided on the applicant’s credit application, the proposed terms of the retail installment sale contract and the applicant’s credit bureau data. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a FICO® score, which is generated using statistical models created by Fair Isaac Corporation. Ford Credit uses FICO® scores designed specifically for automotive financing. The FICO® score measures the likelihood an applicant will repay an obligation as expected, and it is the most significant factor in Ford Credit’s scoring models. FICO® is a registered trademark of Fair Isaac Corporation. The highest FICO® score used by Ford Credit is 900, and the lowest FICO® score is 250. Ford Credit frequently reviews its models to confirm the continued business significance and statistical predictability of the factors and updates its models to incorporate new factors that improve their statistical predictability.

Credit applications are automatically evaluated and some are either approved or rejected based on Ford Credit’s electronic decisioning models. When an application is not electronically decisioned, Ford Credit’s credit analysts judgmentally evaluate applications to make a purchase decision. The credit analyst considers the same information included in the scoring models and also weighs other factors, such as Ford Credit’s relationship with the dealer, then makes an individual credit decision based on the analyst’s assessment of the strengths and weaknesses of each application. When necessary the analyst will verify the applicant’s identity, employment and other applicant data before the decision is made.

For contracts not electronically approved or rejected, Ford Credit typically is able to determine whether or not to purchase a retail installment sale contract within 20 minutes of receipt of an application. Higher risk applicants may require additional investigation and it generally takes Ford Credit up to one hour to determine whether or not to purchase these contracts.

Each Ford Credit analyst is assigned a specific dollar approval level to purchase retail installment contracts. These levels are based on an applicant’s total outstanding contract balances with Ford Credit. More experienced analysts are assigned higher approval levels. More senior personnel must approve any contract that exceeds the analyst’s approval level. An analyst also may have to get approval to purchase a contract having an APR lower than Ford Credit’s dealer discount rate. These “rate concessions” generally are granted to allow dealers to offer lower APRs to qualified customers who could obtain lower rates from other financing providers or to resolve a discrepancy in the originally quoted dealer rate.

Dealers must submit contracts on forms approved by Ford Credit. After the dealer submits a completed contract, Ford Credit checks it for specific errors apparent in the disclosures made by the dealer, such as the calculation of APR. If the contract contains minor errors, Ford Credit may purchase the contract and send a correction notice to the obligor, or obtain a signed modification from the obligor. A contract with a more significant error is returned to the dealer for correction or a new contract. Each dealer signs an assignment agreement representing that all disclosures made by the dealer are true and accurate. For disclosures that Ford Credit cannot review because the error would not be apparent in the contract, it relies on the representations made by the dealer in the assignment agreement. The assignment agreement requires the dealer to apply immediately for a title that includes Ford Credit’s lien. Ford Credit tracks titles to determine if its lien has been noted.

Purchased contracts and related documents are electronically imaged. For electronic contracts, a separate image of the original is created for servicing purposes. Once imaged, the documents may be viewed on a computer screen for servicing, but may not be altered or deleted. Additional documents obtained during servicing are also added to the imaged file.

The obligor agrees to maintain physical damage insurance on the financed vehicle, and typically is required to provide insurance information at the time the contract is signed. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies may vary. Ford Credit does not track whether insurance is maintained on the financed vehicle.

The obligor pays the amount financed over a specified number of months with interest at the APR. The obligor is allowed to choose the date on which the monthly installments will be due as long as the first installment is due within 45 days of the date the contract is signed. Sometimes Ford Credit offers marketing programs that allow the obligor to defer payments for a limited time before beginning to make monthly payments.

Ford Credit classifies financed vehicles into categories. The car category includes sedans, hatchbacks, coupes and wagons. The light truck category includes SUVs, cross-overs, vans, mini-vans and light pick-up trucks. The truck category includes medium and heavy trucks with specialty bodies.

A specific auditing group within Ford Credit performs regular operating audits to monitor compliance with purchasing guidelines, policies and procedures and legal requirements.

Ford Credit regularly reviews and analyzes its portfolio of receivables to evaluate the effectiveness of its underwriting guidelines, scoring models and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, Ford Credit may adjust its underwriting guidelines, scoring models and purchasing criteria in order to change the quality of its portfolio or to achieve other goals and objectives.

Servicing Experience

Ford Credit will service the receivables and the securitization transactions. Ford Credit has been the servicer for its U.S. public retail securitization program since its inception. None of the asset-backed securities in this program have experienced any losses or events of default and there have been no instances of material noncompliance with the servicing criteria in this program.

Ford Credit services all the receivables it originates worldwide, including receivables sold in securitizations, other structured financings and in whole loan sales. Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices and procedures are used for all receivables. These practices and procedures are described in “— Servicing and Collections” below. Servicing personnel do not know if a receivable they are servicing has been sold in a securitization transaction or otherwise.

Ford Credit’s servicing and collections systems maintain records for all receivables, applications of payments, relevant information on obligors and account status. The systems also capture communications with obligors and allow management to review collection personnel activities.

Ford Credit will be responsible for all servicing functions for the receivables. As is customary in the servicing industry, Ford Credit engages vendors to perform certain servicing processes. These processes include processing monthly lockbox payments from customers, providing telephonic payment systems, monitoring notation of lien on title for financed vehicles, imaging customer documents and storing contracts (paper and electronic), and handling certain account servicing and maintenance calls. Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors the vendors for compliance. Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to obligor accounts. Ford Credit believes these vendors could be easily replaced, if necessary. Some vendors perform their services from locations outside of the U.S.

Ford Credit also contracts with a network of outside contractors to repossess vehicles and to collect some deficiencies for charged off accounts. Ford Credit uses auction houses engaged by Ford to prepare and sell repossessed vehicles at auction. These contractors are monitored for compliance with the contracts, but due to the nature of these relationships, these contractors do not always follow established Ford Credit procedures.

As servicer of the securitization transaction, Ford Credit will prepare monthly servicing reports, provide payment instructions to the indenture trustee and prepare annual compliance reports.

Servicing and Collections

Ford Credit services the receivables from its centralized business centers and specialty servicing centers in the U.S. Ford Credit’s servicing operations are divided into three areas — collections, account services and vehicle liquidations. The collections area has two main functions — account maintenance and loss prevention — as well as specialty collection teams for total loss insurance claims, account redemptions and vehicle skip tracing. Skip tracing is used when an obligor’s contract is past due and the obligor cannot be located through normal procedures using the contact information in the servicer’s records. The account services area has three main functions — credit re-analysis, titles and customer services — that are responsible for non-collection related customer requests such as payment reschedules, title follow-up and payment misapplications. Ford Credit has specialized service centers for contracts with bankrupt obligors and charged off accounts. Ford Credit also has a centralized customer service center for inbound customer inquiries.

Ford Credit encourages obligors to make payments electronically, including through direct debit or telephonic or online payment systems. Obligors may enroll in a variety of recurring and one-time automated clearinghouse or “ACH” programs that debit funds directly from their bank accounts. Obligors who do not pay electronically are instructed to send their monthly payments to one of several lockbox locations. Lockbox banks are increasingly converting checks into ACH items, which speeds up processing time.

Ford Credit applies almost all payments that are received prior to the designated processing time on a business day to a customer’s account on the day payment is received. By the end of the next business day, Ford Credit researches, matches and applies most payments that do not include enough information to match an account. A specialized group at Ford Credit researches, matches and applies the remaining small number of payments that have not been matched to an account.

Most of the receivables are paid without any additional servicing or collection efforts. As each obligor develops a payment history, Ford Credit uses an internally developed behavior scoring model to assess the probability of payment default for all receivables and implements collection efforts based on its determination of the credit risk associated with each obligor. This model assesses a number of variables including origination characteristics, customer history, payment patterns and updated credit bureau information. Based on data from this scoring model, contracts are grouped by risk category for collection. These categories determine how soon an obligor will be contacted after a payment becomes delinquent, how often the obligor will be contacted during the delinquency and how long the account will remain in account maintenance before it is transferred to loss prevention where a more experienced customer service representative follows the account until the delinquency is resolved. Ford Credit’s collection operations are supported by auto dialing technology and collection and workflow operating systems.

A customer service representative will attempt to contact a delinquent obligor to determine the reason for the delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, Ford Credit frequently will extend the contract to allow an obligor to continue to make the normal monthly payment. An extension defers a past due payment for one or more months. The length of the payment extension is typically one month, however extensions of up to three months may be granted and multiple extensions may be given over the term of the contract. Following a payment extension, the account generally is no longer considered delinquent. Ford Credit guidelines for granting extensions generally require the customer service representative to determine that the obligor’s payment problem is temporary, that the obligor has an income source for making the next payment and that the obligor has made at least one payment since contract inception and at least six payments between extensions. Extensions that do not comply with these guidelines must be approved by servicing managers and exceptions to the guidelines are reviewed regularly. When allowed by state law, Ford Credit usually collects a fee on extensions and additional interest will be earned on the receivables as a result of the extension.

Alternatively, Ford Credit may rewrite a contract if the obligor cannot make the past due payments. A rewrite is a refinancing of the obligor’s outstanding balance typically with a longer contract term and sometimes a different interest rate. Ford Credit’s guidelines for granting rewrites include requirements that all original parties remain on the contract and sign an amendment to the contract unless special approval is obtained and that the customer has a stable source of income. Ford Credit may reschedule an obligor’s payments if the obligor makes a large prepayment or a large insurance payment is received. A reschedule generally means a reduction of the amount of the monthly payment over the same contract term.

From time to time Ford Credit may provide a “promotional” or administrative extension to certain obligors. For example, an extension of up to 90 days may be allowed to obligors who live in an area affected by a natural disaster. Ford Credit also may provide a “holiday” extension in December to certain obligors. These extensions are not provided to obligors whose contracts are more than 61 days delinquent. In addition, an obligor may be allowed to change the monthly due date, typically by not more than 30 days, if, for example, the day on which the obligor gets paid changes. Due date changes are not allowed for accounts more than 30 days’ delinquent.

Occasionally, a new obligor may assume the obligations under a retail installment sale contract with the original obligor either still liable or released from the terms of the contract. In rare instances, substitution of the financed vehicle is permitted.

Ford Credit uses periodic management reports on delinquencies, extensions, rewrites and other measurements and operating audits to maintain control over the use of collection actions.

Ford Credit’s servicing policies and practices may change over time. Ford Credit regularly tests new servicing practices on controlled portions of its receivables to develop and refine its servicing practices. Areas tested include timing and frequency of collection calls and when it is more effective for the account maintenance team or the loss prevention team to contact the obligor. If a test shows that a new practice is an improvement over the existing practice, the new servicing practice is applied to the entire portfolio.

Commercial Accounts

A significant majority of retail contracts purchased by Ford Credit are for obligors who are individuals who purchase financed vehicles for their personal use. The remaining retail contracts purchased by Ford Credit are for obligors who are either individuals or separate businesses who use the financed vehicles for commercial purposes. The contracts for these financed vehicles indicate commercial use. Many commercial customers have a number of financed vehicles with Ford Credit. For commercial contracts with business entities, the scoring models used in the originations process to set the “dealer discount rate” assess the creditworthiness of the applicant based on factors relevant to businesses and data available through commercial credit bureaus. While credit reports from commercial credit bureaus may include credit risk scores, these scores are not FICO® scores and, in most cases, were not used in Ford Credit’s scoring prior to the second quarter of 2008. Commercial contracts with individuals are scored using the scoring models for individual customers, including the individual’s FICO® score. Similar to purchase decisions with personal use contracts, purchase decisions with commercial contracts emphasize the applicant’s ability to pay and creditworthiness, but also recognize that commercial use vehicles may have specialty bodies or equipment added and are often put to more demanding uses, which may reduce the resale value of the financed vehicle. For these reasons, underwriting standards are often different with commercial contracts, such as requiring larger down payments and shorter terms.

The most significant difference between commercial and other contracts is that commercial contracts may be included in a separate cross collateral agreement. This agreement allows Ford Credit to enforce collection and repossession rights against some or all contracts and financed vehicles with the same obligor even if payments for some contracts are current. Payments or other amounts received that relate to a specific contract generally are applied first to that contract. Excess amounts collected for one contract, such as repossession sale proceeds, may be applied to other contracts with the same obligor to reduce losses.

Repossession and Charge Off

Ford Credit makes reasonable efforts to collect on delinquent contracts and to keep obligors’ contracts current. Repossession is considered only after other collection efforts have failed. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle. On average, Ford Credit repossesses the financed vehicle when the contract is between 60 and 70 days delinquent, but may repossess earlier or later depending on the risk of the contract.

The vast majority of repossessed vehicles are sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford Credit works with the vehicle remarketing department of Ford to manage the disposition of repossessed vehicles and seeks to maximize net auction proceeds, which equals gross auction proceeds less auction fees and costs for reconditioning and transporting the vehicle to auction. Vehicles generally are sold at auction within 30 to 45 days of repossession. The same vehicle remarketing process is used for leased vehicles in Ford Credit’s lease portfolio. A small number of repossessed vehicles are sold through other means. For example, some heavily damaged vehicles are sold for salvage or scrap and some vehicles may be sold directly to an insurance company if a claim has been filed on the repossessed vehicle. Also, some vehicles with a limited resale market, such as some medium and heavy trucks and vehicles with specialty equipment, may be sold through a targeted bidding process to maximize proceeds from the sale.

After standard collection efforts are exhausted and all collections, including auction proceeds, rebates on cancelled warranty and insurance products and insurance claims, are applied, Ford Credit charges off any remaining balance owed by the obligor. In a limited number of cases, an obligor or a financed vehicle cannot be located after skip tracing and the account is charged off as a skip account. Ford Credit may charge off the remaining balance on an account if the cost of collection exceeds the balance owed by the obligor.

Ford Credit generally continues to pursue collection of deficiency balances and skip accounts after charge off through its specialized collection center. Collection activities generally are continued until the contract is paid or settled in full, the contract is determined to be uncollectible due to bankruptcy of the obligor or for other reasons, the obligor dies without a collectible estate or the applicable statute of limitations expires. Ford Credit may sell charged off receivables as a final effort to realize value.

The servicer may release the security interest to an insurer in order to receive proceeds from insurance covering the financed vehicle or following repossession of the vehicle, discounted settlement of the receivable or abandonment of its rights in the financed vehicle, in each case in accordance with its policies and procedures.

Bankruptcy Accounts

When Ford Credit is notified that an obligor has filed for bankruptcy, the account is moved to its specialized service center for bankrupt accounts. Restrictions of the U.S. federal bankruptcy laws, including the automatic stay, prohibit the servicer from taking any collection action against the obligor or the financed vehicle without court approval. In a Chapter 7 bankruptcy, the most common form of bankruptcy, the obligor is generally required to reaffirm its obligations, redeem the financed vehicle for a lump sum or return the financed vehicle. If a contract is reaffirmed by the obligor, it will be returned to normal servicing. In a Chapter 13 bankruptcy, the plan of reorganization usually requires the obligor to make payments over a two to five year period. The payments required will be based on either the full contract balance or the value of the financed vehicle at the time of bankruptcy, depending on the time between the obligor’s purchase of the financed vehicle and the bankruptcy filing and whether the debt was incurred for personal or other use. When the payments required under the plan of reorganization are completed, the obligor will receive a discharge from liability for any remaining balance under the contract. Ford Credit will charge off any such remaining balance.

THE DEPOSITOR

Ford Credit Auto Receivables Two LLC, or the “depositor,” is a Delaware limited liability company created in January 2001. Ford Credit is the sole member of the depositor. The depositor was created for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to trusts for securitization transactions.

The depositor will make representations about the characteristics of the receivables sold to the trust. In addition, the depositor will represent that it owns the receivables free of any liens or claims. If any of the depositor’s representations proves to have been untrue when made and the breach has a material adverse effect on any receivable, the depositor must repurchase the receivable unless it cures the breach in all material respects by the end of any applicable grace period. In addition, the depositor must enforce Ford Credit’s repurchase obligation described above under “The Sponsor and Servicer — General.” The prospectus supplement will contain a more detailed description of the representations made by the depositor and its obligation to repurchase receivables.

The depositor will be responsible for filing any required income tax or franchise tax returns for the trust and for filing and maintaining the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust assets.

The depositor will pay the administrator’s annual fees and indemnify the underwriters against certain civil liabilities as described under “Plan of Distribution” in this prospectus. If either the owner trustee or the indenture trustee resigns or is removed, the depositor will reimburse any expenses associated with its replacement.

THE ISSUING ENTITY

The depositor will create a separate issuing entity for each securitization transaction. Each issuing entity will be a Delaware statutory trust governed by a trust agreement between the depositor and the owner trustee.

The purposes of the trust will be to:

•	acquire and hold the receivables and other trust assets,

•	issue the notes and pledge the trust assets to the indenture trustee to secure payments on the notes,

•	make payments on the notes,

•	issue additional notes or certificates in exchange for all or a portion of the residual interest of the trust, and

•	engage in other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any persons.

The trust agreement may be amended without the consent of the noteholders if the holder of the residual interest provides a legal opinion to the indenture trustee that the amendment will not have a material adverse effect on the notes. If no opinion is delivered, the amendment will require the consent of the holders of a majority of the notes.

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust assets except as permitted by the transaction documents.

The servicer will indemnify the trust for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Ford Credit will be the administrator of the trust under an administration agreement. The administrator will provide notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents. These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies and the indenture trustee of events of default, preparing and filing reports with the SEC, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture. The depositor will pay the administrator an annual administration fee.

THE OWNER TRUSTEE

The identity of the owner trustee and a description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be:

•	creating the trust by filing a certificate of trust with the Delaware Secretary of State,

•	maintaining the trust distribution account for the benefit of the holder of the residual interest in the trust, and

•	executing documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositor unless the depositor has offered indemnity or security satisfactory to the owner trustee to protect it against the costs and liabilities that the owner trustee may incur.

The depositor and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of breaches of representation made by the owner trustee in the trust agreement. The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator. The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the owner trustee amounts in excess of the limit only after the servicing fee and all required interest and principal payments on that payment date are paid in full. Following an Event of Default, however, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator. The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place. The depositor will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate when:

•	the last receivable has been paid in full, settled, sold or charged off and all collections have been applied, or

•	the trust has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining trust assets will be distributed to the holder of the residual interest in the trust and the trust will be terminated.

THE INDENTURE TRUSTEE

The identity of the indenture trustee and a description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be:

•	holding the security interest in the receivables and other trust assets on behalf of the noteholders,

•	administering the trust’s bank accounts,

•	enforcing remedies at the direction of the Controlling Class following an Event of Default and acceleration of the notes,

•	acting as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes, and

•	acting as note paying agent to make payments from the trust’s bank accounts to the noteholders and others.

Except in certain limited circumstances, if the indenture trustee knows of an Event of Default or an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to all noteholders within 90 days. If the notes have been accelerated, the indenture trustee may, and at the direction of a majority of the Controlling Class must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the receivables.

The indenture trustee’s standard of care changes depending on whether an Event of Default has occurred. Prior to an Event of Default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee. Following an Event of Default, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. Following an Event of Default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositor, Ford Credit and any interest rate hedging counterparties.

For a description of the rights and duties of the indenture trustee after an Event of Default and upon acceleration of the notes you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust assets from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, expend or risk its own funds or otherwise incur financial liability in the performance of its duties if it has reasonable grounds to believe that it is not likely to be repaid or indemnified by the trust. The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to it from the costs and expenses that the indenture trustee may incur in complying with the request or direction.

The depositor and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the indenture trustee or as a result of breaches of representation made by the indenture trustee in the indenture. The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee, to the extent such amounts are not otherwise paid or reimbursed by the depositor or administrator. The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the prospectus supplement before the trust makes any other payments. The trust will pay the indenture trustee amounts in excess of the limit only after the servicing fee and all required interest and principal payments on that payment date are paid in full. Following an Event of Default, however, all indenture trustee fees, expenses and indemnities will be paid first.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the Indenture. In these circumstances, separate successor indenture trustees will be appointed for each class of notes. Even if separate indenture trustees are appointed for different classes of notes, only the indenture trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the receivables.

The indenture trustee may resign at any time by notifying the trust. A majority of the Controlling Class may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust. The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or insolvency event or is no longer eligible to act as indenture trustee under the indenture because of changes in its legal status, financial condition or certain rating conditions. No resignation or removal of the indenture trustee will be effective until a successor indenture trustee is in place. The depositor will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

THE RECEIVABLES

The Trust Assets

The trust assets will be a pool of receivables consisting of retail installment sale contracts secured by new and used cars and trucks. On the closing date for a securitization transaction, Ford Credit will sell the receivables and other related assets to the depositor, and the depositor will sell the receivables and other related assets to the trust. The trust assets will be pledged by the trust to the indenture trustee for the benefit of the noteholders and any interest rate hedging counterparties.

The trust assets will be:

•	the receivables and collections on the receivables applied on or after the cutoff date,

•	security interests in the financed vehicles,

•	proceeds from claims on any insurance policies covering the financed vehicles or the obligors,

•	rights under the transaction documents, including rights to any credit or payment enhancements described in the prospectus supplement,

•	any rebates of costs or premiums on cancelled extended warranty protection plans, physical damage, credit life or disability insurance policies or similar products included in the amount financed, and

•	all proceeds of the above.

Additional Information About the Receivables

The prospectus supplement will contain additional information about the receivables, including:

•	the number, aggregate principal balance and average principal balance of the receivables,

•	the weighted average APR, original and remaining terms,

•	the scheduled weighted average life, and

•	the geographic concentration and other composition characteristics for the receivables.

The “initial pool balance” for each trust will be the aggregate principal balance of the receivables on the cutoff date. The “pool balance” as of the last day of any month will be the aggregate principal balance of the receivables on such day excluding purchased receivables. The “principal balance” of a receivable as of the cutoff date or the last day of any month means the amount financed, less:

•	collections applied to reduce the principal balance of the receivable, and

•	any amounts charged off on the receivable.

If the trust is permitted to acquire additional receivables after the applicable closing date during a “revolving period,” the prospectus supplement will provide information about the selection criteria for those additional receivables.

Static Pool Information — Prior Securitized Pools

Ford Credit will provide static pool information about its prior securitized pools of retail installment sale contracts either on the website specified in the prospectus supplement or in an appendix to the prospectus supplement.

Types of Receivables

All of the receivables are simple interest receivables. A “simple interest receivable” amortizes the amount financed or principal of the receivable over a series of installment payments. Payments under a simple interest receivable are applied first to interest accrued to the date of payment and then to reduce the principal balance. Each installment payment consists of interest and a portion of the principal. The interest amount of any installment payment is calculated by multiplying the unpaid principal balance of the receivable by its APR and by the period elapsed (as a fraction of a calendar year) since the preceding installment payment was paid. The principal amount of any installment payment will be equal to the remainder of the installment payment. A simple interest receivable may be prepaid without penalty. The obligor will be required to pay interest on the receivable only to the date of prepayment.

If an obligor pays an installment payment before its scheduled due date, the portion of the installment payment allocable to interest will be less than it would have been had the payment been made as scheduled because less interest will have accrued, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays an installment payment after its scheduled due date, the portion of the payment allocable to interest will be greater than it would have been had the payment been made as scheduled because more interest will have accrued, and the portion of the payment applied to reduce the principal balance will be correspondingly less.

The vast majority of Ford Credit’s receivables require equal monthly installment payments. The obligor pays a fixed monthly installment payment until the final scheduled payment date, at which time the amount of the final installment payment is increased or decreased as necessary to repay the then unpaid principal balance due to timing of payments made over the term of the contract, payment extensions or partial prepayments.

A small number of Ford Credit’s simple interest receivables do not require equal monthly installment payments. One type of these receivables is a monthly installment payment receivable that provides for installment payments to vary based on an adjusted amortization schedule, typically to allow for lower installment payments during the first years of the receivable and increased installment payments later. Another type of these receivables allows for quarterly, semi-annual or annual installment payments or payments on a seasonal basis rather than monthly installment payments. This type of receivable is provided to obligors, such as farmers, with seasonal income. The APR applied in both these types of receivables is fixed.

Bankruptcy Considerations

Sale of Receivables by Ford Credit to the Depositor.  The sale of the receivables by Ford Credit to the depositor is structured to minimize the possibility that a bankruptcy proceeding of Ford Credit will adversely affect the trust’s rights in the receivables. Ford Credit and the depositor intend that the sale of the receivables by Ford Credit to the depositor constitute a “true sale.” The depositor will have no recourse to Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.

On the closing date for your notes, Ford Credit and the depositor will receive a reasoned legal opinion that in a bankruptcy of Ford Credit:

•	the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositor or the trust.

This opinion will be subject to certain assumptions and qualifications and a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.

Structure of Depositor; Risk of Substantive Consolidation.  The depositor is organized as a special purpose company and is restricted by its limited liability company agreement to activities designed to make it “bankruptcy-remote.” These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that the depositor will have any creditors.

This agreement also restricts the depositor from commencing a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law without the unanimous consent of its board of managers, including independent managers who are specifically instructed to take into account the interests of creditors of the depositor and the trusts created by the depositor, as well as the interests of the depositor, in any vote to allow the depositor to file for bankruptcy. The limited liability company agreement also contains covenants meant to preserve the separate identity of the depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and the depositor. The most important of these covenants require each company to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself as liable for debts of the other and not commingle the depositor’s assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for your notes, Ford Credit and the depositor will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a creditor or bankruptcy trustee of Ford Credit (or Ford Credit as debtor in possession) would not have valid grounds to request a court to disregard the separate legal existence of the depositor so as to cause substantive consolidation of the assets and liabilities of the depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders. This opinion will be subject to certain assumptions and qualifications, including an assumption that the depositor and Ford Credit comply with its limited liability company agreement. A court in a Ford Credit bankruptcy proceeding may not reach the same conclusion. If the separate legal existence of Ford Credit and the depositor were disregarded and the assets and liabilities of Ford Credit and the depositor were consolidated, assets of the depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust. This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by the Depositor to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositor to the trust is also structured as a sale. Unlike the sale by Ford Credit to the depositor, the depositor initially will retain an interest in the receivables it sells in the form of a residual interest in the trust. Because of this retained interest, this sale may not constitute a “true sale” that removes the receivables from the bankruptcy estate of the depositor. The depositor will grant a back-up security interest in the receivables to the trust and will file Uniform Commercial Code financing statements to perfect the trust’s ownership interest and security interest in the receivables. The trust agreement contains provisions similar to those in the depositor’s limited liability company agreement designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositor is a “true sale,” the depositor is not consolidated with Ford Credit in a bankruptcy of Ford Credit and the depositor is not in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced). The trust will grant a security interest in the receivables and other trust assets to the indenture trustee for the benefit of the noteholders, and the administrator will file Uniform Commercial Code financing statements to perfect and maintain the perfection of the security interest.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION

Servicing Duties

Under the sale and servicing agreement, the servicer’s main duties will be:

•	collecting and applying all payments made on the receivables,

•	investigating delinquencies,

•	sending invoices and responding to inquiries of obligors,

•	processing requests for extensions and modifications,

•	administering payoffs, defaults and delinquencies,

•	repossessing and then selling financed vehicles,

•	maintaining accurate and complete accounts and computer systems for the servicing of the receivables,

•	furnishing monthly investor reports, and

•	providing the custodian with updated records for the receivable files.

Servicing Fees

The servicer will receive a servicing fee on each payment date equal to a specified percentage of the pool balance as of the first day of the preceding month. The applicable percentage will be specified in the prospectus supplement. In addition, the servicer will retain any late fees, extension fees and other administrative fees received from obligors and receive investment earnings on funds deposited in the trust’s bank accounts. If specified in the prospectus supplement, the servicer may receive a separate servicing fee from recoveries collected on charged off receivables. The servicer will be entitled to reimbursement for fees and expenses paid to third parties related to the repossession and disposition of financed vehicles as well as for continued collection activities on charged off accounts. The servicer may net these fees and expenses from collections remitted to the trust.

Servicer Modifications and Obligation to Purchase Modified Receivables

The servicer will follow its credit and collection policies in servicing the receivables. As part of its normal collection efforts, the servicer may waive or modify the terms of any receivable, including granting payment extensions and rewriting, rescheduling or amending any contract or waiving late fees, extension fees or other administrative fees. However, the servicer will purchase a receivable from the trust if it makes certain modifications including if it grants payment extensions that extend the final payment date of the receivable beyond six months past the last scheduled payment date of any receivable in the securitized pool. The servicer also will purchase a receivable if it modifies the amount financed or the APR of the receivable or rewrites or reschedules the contract to increase the number of originally scheduled due dates of the receivable. The servicer will not be required to purchase any modified receivable if such action was required by law or court order, including by a bankruptcy court. Ford Credit will purchase the modified receivable at the end of the month in which the modification was made for a purchase price equal to the principal balance of the receivable plus 30 days of interest at the applicable APR prior to the modification. For modifications or waivers that do not result in a purchase of the receivable, Ford Credit does not expect that these changes or waivers will affect materially the cash flows on the receivables as a whole.

For more information about the servicer’s policies and procedures for servicing the receivables, including extensions and rewrites, you should read “The Sponsor and Servicer — Servicing and Collections” in this prospectus.

Obligation to Purchase Servicer Impaired Receivables

The servicer generally must maintain perfection of the trust’s security interest in each receivable and Ford Credit’s security interest in the related financed vehicle until the receivable is paid in full or repurchased. For charged off receivables, the servicer may release the security interests in a sale of the charged off receivable and as permitted by the servicer’s policies and procedures. If the servicer fails to maintain perfection of the trust’s security interest in the financed vehicle or otherwise impairs the rights of the trust or the noteholders in the receivable (other than in accordance with its policies and procedures) and the servicer does not correct the failure or impairment in all material respects by the end of the second month following the month that an employee of the servicer who is responsible for the securitization transaction, or a “responsible person,” obtained actual knowledge or was notified of the impairment, the servicer must purchase the receivable from the trust. The purchase price for any impaired receivable purchased by the servicer generally will be the principal balance of the receivable plus 30 days of interest at the applicable APR.

For more information about the servicer’s policies and procedures for releasing the security interest in the receivable, you should read “The Sponsor and Servicer” in this prospectus.

Trust Bank Accounts

For each trust, the servicer will establish a collection account and will remit all collections on the receivables to the collection account. The servicer may also establish additional bank accounts, including a reserve account or accounts from which payments to the noteholders will be made. All trust bank accounts will be pledged to the indenture trustee to secure the notes.

Collections deposited in the collection account will be invested in highly rated investments that mature on or before the payment date on which such collections are to be distributed. Funds in a reserve account will be invested in these highly rated short-term investments unless the prospectus supplement specifies that longer term investments are permitted. Investment earnings on funds deposited in the trust’s bank accounts will be paid to the servicer each month as a supplement to the servicing fee. The servicer will direct the investments unless the indenture trustee instructs the bank holding the account otherwise after an Event of Default. The trust may invest the funds in its trust bank accounts in obligations issued by the underwriters or their affiliates or the servicer or its affiliates.

The servicer will have no access to the cash balances in the trust bank accounts. Only the indenture trustee may withdraw funds from these accounts to make payments of trust obligations, including payments to the noteholders or to remit investment earnings to the servicer. The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Remittance of Collections

On or before each payment date, the servicer will remit all collections on the receivables for the preceding month to the collection account. In general, Ford Credit will remit all collections to the collection account within two business days of applying such collections to the obligors’ accounts, except that net recoveries on charged off accounts will generally be remitted on a monthly basis. If Ford Credit’s short-term unsecured debt is rated at least “A-1” by S&P, “P-1” by Moody’s and “F1” by Fitch, and provided that no Event of Servicing Termination has occurred, Ford Credit may remit collections to the collection account on the business day preceding each payment date. For each month, “collections” will consist of (a) all principal and interest collected on the receivables and applied by the servicer during the month, (b) all amounts received under physical damage, credit life and disability insurance policies relating to the financed vehicles or obligors, (c) rebates of cancelled extended warranty protection plans, insurance policies and similar products, (d) net auction proceeds from the sale of repossessed vehicles and other amounts received on defaulted accounts, and (e) net recoveries on charged off accounts.

If Ford Credit is not the servicer, the servicer must remit collections within two business days of receiving and applying the collections. Until deposited in the collection account, collections may be used by the servicer for its own benefit and will not be segregated from its own funds.

As an administrative convenience, the servicer is permitted to deposit collections and other amounts into the collection account net of the servicing fee payable to the servicer for the applicable month, but must account for all transactions individually. If amounts are deposited in error, they will be returned to the servicer or netted from subsequent deposits.

Advances

The prospectus supplement may specify that the servicer for the trust that will issue your notes is permitted or required to make advances of interest or principal payments on the receivables. In this case, the prospectus supplement will describe how advances are made by the servicer and how they are applied and reimbursed by the trust.

Reporting Obligations of the Servicer

Monthly Investor Report.  The servicer will prepare a monthly investor report, containing information about payments to be made on the notes and the performance of the receivables, as described in the prospectus supplement.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for each trust as described in the prospectus supplement.

Custodial Obligations of Ford Credit

Ford Credit will act as custodian for the trust and the indenture trustee and will maintain possession of a receivable file for each receivable. A receivable file will consist of originals or copies of the retail installment sale contract, credit application, certificate of title and other documents relating to the receivable, obligor and financed vehicle. Copies typically will be electronically imaged copies. The custodian will hold these documents in safekeeping with originals maintained in secured areas or facilities with limited access. Imaged copies of the documents will be accessible as “read only.” Each receivable file is maintained separately, but will not be physically segregated from other similar receivable files that are in Ford Credit’s possession or stamped or marked to reflect the sale to the trust so long as Ford Credit is servicing the receivables.

Delegation of Duties

As long as Ford Credit acts as servicer or custodian, it may delegate any or all of its duties to Ford or certain affiliates of Ford. The servicer or custodian may perform any of its duties through subcontractors. No such delegation or subcontracting will relieve Ford Credit of its responsibilities regarding such duties and Ford Credit will remain primarily responsible with respect to such duties. Ford Credit will be responsible for paying the fees of any subcontractors it employs except for fees and expenses charged to obligor accounts or netted from the proceeds of collections.

Limitations on Liability

The servicer will not be liable to the trust or the noteholders for any action or omission or for any error in judgment, unless it constitutes willful misconduct, bad faith or negligence in the performance of its duties. The servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities and that may cause it to incur any expense or liability. The servicer, will indemnify the trust, the owner trustee and the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

Amendments to the Sale and Servicing Agreement

The sale and servicing agreement may be amended without the consent of the noteholders if the depositor, the servicer or the issuing entity (a) certifies to the indenture trustee and the owner trustee that the amendment will not materially and adversely affect the notes and (b) delivers a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged, cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, or adversely affect the treatment of the notes as debt for federal income tax purposes. The sale and servicing agreement may also be amended with the consent of a majority of each class of notes outstanding (with each class voting separately).

No amendment to the sale and servicing agreement may, without the consent of all affected noteholders,

•	change the amount, timing, or priority of distributions that are required to be made to parties secured under the indenture,

•	reduce the percentage of noteholders that are required to consent to an amendment, or

•	change the amount required to be held in the reserve account.

Resignation and Termination of the Servicer

Ford Credit may not resign as servicer for the trust that will issue your notes unless it is no longer permitted to perform its duties under law. No resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations.

Each of the following events will be an “Event of Servicing Termination” under the sale and servicing agreement:

•	failure by the servicer to remit any collections, proceeds or payment that continues for 5 business days after it receives notice of the failure from the owner trustee or the indenture trustee or a responsible person of the servicer learns of the failure, unless:

—	the failure was caused by an event outside the control of the servicer and does not continue for more than ten business days, and the servicer uses all commercially reasonable efforts to perform its obligations and promptly notifies the owner trustee, the indenture trustee and the depositor of the failure and the steps being taken by the servicer to remedy it, or

—	the failure relates to an amount no greater than 0.05% of the outstanding amount of notes issued by the trust and does not continue for more than (a) if the servicer’s long-term debt is rated investment grade by all rating agencies rating the notes, 90 days after a responsible person of the servicer learns of such failure or (b) if the servicer’s long-term debt is not so rated, 90 days after the collections, proceeds or payments were required to be remitted.

•	failure by the servicer to fulfill its duties under the transaction documents that has a material adverse effect on the notes and continues for 90 days after it receives notice of such failure from the owner trustee, the indenture trustee or at least 25% of the Controlling Class,

•	bankruptcy of the servicer, and

•	any other event described in the prospectus supplement.

A majority of the Controlling Class may waive any Event of Servicing Termination.

As long as an Event of Servicing Termination remains unremedied, the indenture trustee or a majority of the Controlling Class may terminate the servicer for the trust. If a successor servicer is not appointed by the date indicated in the notice of termination, the indenture trustee automatically will become the successor servicer and will be entitled to the original servicer’s compensation arrangements. If the indenture trustee is unwilling or legally unable to act as servicer, it may appoint, or petition a court to appoint, a successor servicer having a net worth of at least $50 million and whose regular business includes the servicing of motor vehicle receivables. The compensation paid to the successor servicer may not exceed the servicing compensation paid to the servicer under the sale and servicing agreement.

If a bankruptcy trustee or similar official is appointed for the servicer and no other Event of Servicing Termination has occurred, the bankruptcy trustee or official may have the power to prevent the indenture trustee or the noteholders from effecting a servicing transfer or may require higher servicing compensation than paid to the original servicer.

The servicer has agreed to cooperate to effect a servicing transfer and make available its records on payments on the receivables and the receivable files. The servicer is not required to make available or license its proprietary servicing procedures, processes, models, software or other applications. The predecessor servicer will reimburse the successor servicer for reasonable expenses associated with the transition of servicing duties to the successor servicer.

USE OF PROCEEDS

The net proceeds from the sale of the notes issued on any closing date will be used by the depositor to purchase the receivables from Ford Credit and for any other purposes specified in the prospectus supplement. The use of the net proceeds from the sale of any notes issued by the trust after the original closing date will be described in the prospectus supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS

The weighted average life of the notes generally will be determined by the rate at which the principal balances of the receivables are paid. An increase in prepayments on the receivables will decrease the weighted average life of the notes. “Prepayments” on the receivables will occur in the following circumstances:

•	Prepayments on receivables — obligors may prepay their retail installment sale contracts in full or in part at any time without penalty,

•	Rebates for cancelled items — rebates on cancelled extended warranty protection plans, insurance policies and similar products included in the amount financed of the receivable may be paid,

•	Defaults — liquidation proceeds on defaulted receivables may be received,

•	Insurance proceeds — proceeds from claims on any insurance policies covering the financed vehicles or the obligors may be paid,

•	Repurchases of receivables by Ford Credit and the depositor — Ford Credit and the depositor may be required to repurchase ineligible receivables from the trust upon breaches of representations as described under “Transfers of the Receivables — Obligation to Repurchase Ineligible Receivables Upon Breach” in the prospectus supplement,

•	Purchases of receivables by the servicer — the servicer may be required to purchase receivables if the servicer fails to maintain the security interest of the trust in the financed vehicles or otherwise impairs the rights of the trust or the noteholders in the receivables as described under “Servicing the Receivables and the Securitization Transaction — Obligation to Purchase Servicer Impaired Receivables” in this prospectus of if the servicer makes certain modifications to the receivables as described under “Servicing the Receivables and the Securitization Transaction — Servicer Modifications and Obligation to Purchase Modified Receivables” in this prospectus, and

•	Clean up call option — the servicer will have the option to purchase the receivables from the trust on any payment date on which the pool balance has declined to the amount specified in the prospectus supplement.

No assurance can be made of the amount of principal payments that will be made on your notes on each payment date because that amount will depend in part on the amount of principal payments,

including prepayments, on the receivables during the preceding month. If specified in the prospectus supplement, the weighted average life of your class of notes may depend upon the issuance of another class of notes, the proceeds of which would be applied to pay your notes.

In Ford Credit’s experience, prepayments on retail installment sale contracts occur primarily when obligors decide to purchase new vehicles, defaulted contracts are liquidated or insurance proceeds are received. Unlike certain other asset classes, such as residential mortgage loans, retail installment sale contracts for motor vehicle purchases do not experience significant voluntary prepayments as interest rates decline. The short-term nature and smaller principal amount of retail installment sale contracts makes the benefit of refinancing smaller. In addition, the use of low APR financing to increase sales of new motor vehicles limits the situations in which an obligor could take advantage of lower rates by refinancing.

Any reinvestment risk resulting from a faster or slower rate of prepayment of receivables will be borne entirely by you. You may not be able to reinvest the principal repaid to you faster than expected at a rate of return that is equal to or greater than the rate of return on your notes. You may also have to wait longer than anticipated to receive principal payments if prepayment rates are slower than you assumed, exposing you to reinvestment risk at the time principal is paid or to lost investment opportunities that may arise prior to your receipt of principal from the trust.

DESCRIPTION OF THE NOTES

The following summary describes certain terms of the notes and the indenture. The trust will issue one or more classes of notes pursuant to the indenture between the trust and the indenture trustee specified in the prospectus supplement. A form of the indenture is included as an exhibit to the registration statement filed with the U.S. Securities and Exchange Commission, the “SEC,” that includes this prospectus.

Fixed and Floating Rate Notes

Each class of fixed rate notes will bear interest at the interest rate specified in the prospectus supplement. Interest on fixed rate notes typically will be computed on the basis of a 360-day year of twelve 30-day months but the prospectus supplement may specify a different day count basis.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate or “LIBOR,” plus a spread as specified in the prospectus supplement. The trust will appoint a calculation agent to determine LIBOR for each interest period and each class of floating rate notes. The prospectus supplement will identify the calculation agent for any floating rate notes. The calculation agent will determine LIBOR for each interest period on the second London business day preceding such interest period but the prospectus supplement may specify a different LIBOR determination date. All determinations of LIBOR by the calculation agent, in the absence of manifest error, will be conclusive for all purposes and binding on the noteholders. All percentages resulting from any determination of LIBOR for a floating rate note will be rounded to the nearest 1/100,000 of 1% (.000001), with five one-millionths of a percentage point rounded upward. Interest on floating rate notes typically will be computed on the basis of a 360-day year and the actual number of days in a period but the prospectus supplement may specify a different day count basis.

If the trust issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these arrangements and information about the counterparties will be described in the prospectus supplement.

Principal and Interest Payments on the Notes

Each class of notes will have a stated principal amount and will bear interest at the interest rate specified in the prospectus supplement. The timing and priority of payment, seniority, interest rate and amount of or method of determining payments of principal and interest on each class of notes will be described in the prospectus supplement. Some classes of notes may have senior or subordinate rights to receive payments of interest and principal compared to other classes of notes. Payments of interest on subordinate notes may be made prior to payments of principal on more senior notes.

Principal of and interest on any class of notes will be paid on a pro rata basis among all the noteholders of that class. One or more classes of notes may be prepaid in whole as a result of the servicer exercising its clean up call option to purchase the receivables.

If specified in the prospectus supplement, the trust may issue one or more classes of notes with targeted scheduled payment dates on which the notes are expected to be paid in full from the proceeds of new notes issued by the trust or new advances under already issued notes. This issuance is commonly referred to as a variable pay term note structure. In this structure, the trust will issue new notes, or VPTNs, with a principal balance equal to the principal balance of the original notes and an interest rate not greater than the interest rate on the original notes. If Ford Credit as administrator locates purchasers for the VPTNs at a price of par the VPTNs will be issued in a private placement. The purpose is to pay the original notes their principal balance in full on the date they would otherwise begin to receive principal payments from the trust. The VPTNs substitute for the original notes in the capital structure and receive the monthly amortization that would otherwise have been applied to pay the original notes.

The trust will make interest and principal payments on each payment date to the holders of record of the notes on the day before the payment date (or, if definitive notes are issued, the last day of the preceding month).

Credit and Payment Enhancement

Credit and payment enhancements are intended to enhance the likelihood of receipt by the noteholders of the full amount of interest and principal due on their notes.

Credit and payment enhancements may not provide protection against all risks of loss and do not guarantee payment of interest and repayment of the entire principal amount of your notes. If losses on receivables exceed the credit enhancement available, noteholders will bear their allocable share of the loss. The amount and the type of credit and payment enhancements for each class of notes will be described in the prospectus supplement.

Credit enhancements may include the following:

•	A reserve account or cash deposit available to cover trustee fees and expenses, servicing fees, interest payments on the notes, priority principal payments and final principal payments if collections on the receivables were insufficient. Any amounts remaining on deposit after payment of all fees and expenses owing by the trust and amounts owing on the notes and any other securities issued by the trust would be returned to the depositor or other provider of the cash or deposit.

•	Excess spread available to cover trustee fees and expenses, servicing fees, interest payments on the notes, and principal payments on the notes. The amount of excess spread will depend on factors such as APRs, interest rates on the notes, prepayments, yield supplement overcollateralization amounts and losses.

•	Overcollateralization, which is the amount by which the pool balance exceeds the principal balance of the notes.

•	Yield supplement discount arrangements for low APR receivables where the payments due under certain low APR receivables are discounted at both the contractual APR and at a higher rate and the aggregate difference of the discounted payments in each month is subtracted from the pool balance in order to increase the amount of principal required to be paid on each payment date.

•	Structural features such as subordination that will cause more junior classes of securities to absorb losses before more senior classes and “turbo” payments where interest as well as principal collections from the receivables will be used to repay a class or classes of notes and no amounts are released to the residual until such class or classes are paid.

Payment enhancements include the following:

•	Interest rate swaps where the trust makes fixed payments on a monthly or quarterly basis to a hedge counterparty and receives a payment based on LIBOR and/or interest rate caps or floors where the trust makes an upfront payment to a hedge counterparty and receives a payment on a monthly or quarterly basis to the extent LIBOR or another referenced rate specified in the cap or floor exceeds a stated cap rate or is less than a stated floor rate, as applicable.

•	Guaranteed investment contracts or guaranteed rate agreements under which in exchange for either a fixed one-time payment or a series of periodic payments the trust will receive specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement.

•	Third party payments, guarantees, surety bonds or letters of credit that would pay amounts specified in the prospectus supplement if other assets of the trust were insufficient to make required payments or would pay if assets of the trust were unavailable, such as collections held by servicer at the time of a bankruptcy proceeding.

Events of Default and Remedies

Events of Default. Each of the following events will be an “Event of Default” under the indenture:

•	failure to pay interest due on notes of the Controlling Class within the time period specified in the prospectus supplement,

•	failure to pay the principal amount of any class of notes in full by its final scheduled payment date,

•	failure by the trust to observe or perform any material covenant or agreement made in the indenture or any representation of the trust made in the indenture proves to have been incorrect in any material respect as of the time made and the failure or incorrectness continues or is not cured for a period of 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by at least 25% of the Controlling Class, or

•	bankruptcy or dissolution of the trust.

Except in certain limited circumstances, if the indenture trustee knows of an Event of Default or an event that with notice or the lapse of time, or both, would become an Event of Default, it must notify all noteholders within 90 days. If the trust knows of an event that with notice or the lapse of time, or both, would become an Event of Default of the type described in the third item above, it must notify the indenture trustee within five business days.

The “Controlling Class” for a securitization transaction will be all outstanding classes voting as a single class, unless otherwise specified in the prospectus supplement.

A majority of the Controlling Class may waive any Event of Default and its consequences except an Event of Default (a) in the payment of principal of or interest on any of the notes (other than an Event of Default relating to failure to pay principal due only by reason of acceleration) or (b) in respect of a covenant or provision of the Indenture that cannot be amended, supplemented or modified without the consent of all noteholders.

Acceleration of the Notes. If an Event of Default occurs, other than because of a bankruptcy or dissolution of the trust, the indenture trustee or a majority of the Controlling Class may accelerate the notes and declare the notes to be immediately due and payable. If an Event of Default occurs because of bankruptcy or dissolution of the trust, the notes will be accelerated automatically.

A majority of the Controlling Class may rescind any declaration of acceleration if:

•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the indenture trustee,

•	the trust has deposited with the indenture trustee an amount sufficient to make all payments of interest and principal due on the notes (other than amounts due solely because of the acceleration) and all other outstanding fees and expenses of the trust, and

•	all Events of Default, other than the nonpayment of amounts due solely because of the acceleration, are cured or waived by a majority of the Controlling Class.

Any rescission of acceleration could be treated, for federal income tax purposes, as a constructive exchange of the notes by the noteholders for deemed new notes and gain or loss could be recognized.

Remedies Following Acceleration. If the notes have been accelerated and the acceleration has not been rescinded, the indenture trustee, at the direction of a majority of the Controlling Class, may:

•	file a lawsuit for the collection of the notes and enforce any judgment obtained,

•	institute foreclosure proceedings on the receivables, and

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders and any interest rate hedging counterparties.

If an Event of Default for late payment of interest or principal of any note occurs and the notes have been accelerated, the indenture trustee may sell the receivables of that trust without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as they are received except that the indenture trustee will sell the receivables if directed by a majority of the Controlling Class. However, the indenture trustee may not sell the receivables following an Event of Default related to bankruptcy or dissolution of the trust, unless:

•	100% of the Controlling Class consents to the sale,

•	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to interest rate hedging counterparties, or

•	the indenture trustee determines that the assets of the trust would not be sufficient on an ongoing basis to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedging counterparties as those payments would have become due if the obligations had not been accelerated, and the indenture trustee obtains the consent of 66 2/3% of the Controlling Class.

If an Event of Default occurs because of a breach of a representation or covenant of the trust, the indenture trustee may not sell the receivables unless:

•	100% of the noteholders consent to the sale, or

•	the proceeds of the sale are expected to be sufficient to pay all amounts owed by the trust, including payments on the notes and any amounts due to any interest rate hedging counterparties.

The indenture trustee will give the noteholders 15 days prior notice of any sale of the receivables. Any noteholder, the depositor, the servicer and any interest rate hedging counterparty may submit a bid to purchase the receivables.

Payments Following Certain Accelerations and Any Sale of the Receivables. Following an acceleration of the notes or any sale of the receivables, any money collected by the indenture trustee will be paid in accordance with the “post-acceleration” priority of payments described in the prospectus supplement.

Standard of Care of the Indenture Trustee Following an Event of Default. If an Event of Default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs. A majority of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding or remedy available to the indenture trustee following an Event of Default and acceleration of the notes.

Limitation on Suits. No noteholder will have the right to institute any legal proceeding for any remedy under the indenture unless:

•	the noteholder has given notice to the indenture trustee of a continuing Event of Default,

•	at least 25% of the Controlling Class have requested the indenture trustee to institute such legal proceeding,

•	the requesting noteholders offered reasonable security or indemnity to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•	the indenture trustee fails to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•	a majority of the Controlling Class have not given the indenture trustee any inconsistent direction during the 60-day period.

The indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the depositor, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any class of notes have taken any action under the indenture or any other transaction document, unless no other notes remain outstanding.

List of Noteholders

Three or more noteholders may request a list of all noteholders of the trust maintained by the indenture trustee for the purpose of communicating with other noteholders about their rights under the indenture or under the notes. Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of Indenture

The indenture will not be discharged until:

•	the indenture trustee receives all notes for cancellation or, with certain limitations, funds sufficient to pay all notes in full,

•	the trust pays all other amounts payable by it under the transaction documents, and

•	the trust delivers to the indenture trustee an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture are satisfied.

Amendments to the Indenture

The indenture trustee and the trust may amend the indenture without the consent of the noteholders for limited purposes, including to:

•	further protect the indenture trustee’s interest in the receivables and other trust assets subject to the lien of the indenture,

•	add to the covenants of the trust for the benefit of the noteholders,

•	transfer or pledge any trust assets to the indenture trustee,

•	cure any ambiguity or mistake so long as such cure will not have a material adverse effect on the notes or the rights of any interest rate hedging counterparty, and

•	modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture to add, change or eliminate any provision or modify the noteholders’ rights under the indenture (a) without the consent of the noteholders if the administrator certifies that the amendment will not have a material adverse effect on the notes or (b) with the consent of a majority of the Controlling Class. In each case, the indenture trustee must receive (a) a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation, and (b) confirmation from each rating agency that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes.

The prior consent of all adversely affected noteholders will be required for any amendment that would:

•	change the provisions for amending the indenture or voting or consent under the indenture,

•	change the principal amount of or interest rate on any note, the price at which notes may be redeemed following exercise of the clean up call option by the servicer or the percentage of the initial pool balance at which such option may be exercised, the priority of payments, or how principal or interest payments are made on the notes,

•	impair the right of noteholders to institute suits to enforce the indenture,

•	change the definition of Controlling Class, or

•	permit the creation of any lien ranking prior or equal to, or otherwise impair, the lien of the indenture trustee in the trust assets.

Residual Interest; Issuance of Additional Securities

The depositor initially will hold the residual interest in the trust and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the prospectus supplement. The depositor may exchange all or a portion of its residual interest for additional notes or certificates issued by the trust only if the following conditions are satisfied:

•	the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities (unless all noteholders of outstanding notes otherwise consent); and

•	the depositor delivers a legal opinion to the indenture trustee and the owner trustee that the issuance of the additional notes or certificates will not (a) adversely affect in any material respect the interest of any noteholder, (b) cause any outstanding note to be deemed sold or exchanged, (c) cause the trust to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes, or (d) adversely affect the treatment of the outstanding notes as debt for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in a private placement.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described under “— Definitive Notes Only in Limited Circumstances” in this prospectus. All notes will be held in book-entry form by The Depository Trust Company, or “DTC,” in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A., or Euroclear Bank S.A./N.V., which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes Only in Limited Circumstances

Notes will be issued in physical form to noteholders only if:

•	the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositor is unable to reach an agreement with a qualified successor,

•	the administrator elects to terminate the book-entry system through DTC, or

•	after the occurrence of an Event of Default or an Event of Servicing Termination, a majority of the Controlling Class advise the indenture trustee and the DTC in writing that they elect to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Principal Amount of Your Notes

The monthly investor report described in the prospectus supplement will include a note factor for each class of notes that you can use to compute the portion of the principal amount outstanding on that class of notes each month. The factor for each class of notes is a seven-digit decimal indicating the remaining outstanding principal amount of that class of notes as of the applicable payment date as a percentage of its original principal amount, after giving effect to payments to be made on the payment date.

The factors for each class of notes will initially be 1.0000000 and will decline as the outstanding principal amount of the class declines. For each note, the portion of the principal amount outstanding on that class of notes can be determined by multiplying the original denomination of that note by the note factor for that class of notes.

SOME IMPORTANT LEGAL ISSUES RELATING TO THE RECEIVABLES

Security Interests in Receivables and Financed Vehicles

The transfer of the receivables to the trust, the perfection of the security interest in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state. References to state laws in this section include reference to laws of Puerto Rico.

All retail installment sale contracts acquired by Ford Credit are assigned to Ford Credit by the dealer under the terms of an assignment agreement. Each retail installment sale contract includes a grant by the obligor of a security interest in the financed vehicle. Ford Credit either takes physical possession, in the case of paper contracts, or takes and maintains control, in the case of electronic contracts, to obtain a perfected ownership interest in the contract against the dealer. The law regulating the process for control of electronic contracts is new and it could be determined that Ford Credit did not take or maintain control of the electronic contracts. This determination would mean that Ford Credit did not have a perfected ownership interest in the contracts to transfer to the trust, and this would significantly impair the trust’s ability to enforce the contracts against any other creditors of the dealer with a superior claim to those electronic contracts. The assignment of the receivables evidenced by the contract from Ford Credit to the depositor and from the depositor to the trust and the pledge of the receivables from the trust to the indenture trustee, is perfected, at each stage, by filing under the Uniform Commercial Code, and Ford Credit will mark its accounting records and computer systems to reflect such assignments and pledge.

Ford Credit follows procedures to perfect its security interest in the financed vehicle usually by notation of its lien on the certificate of title for the financed vehicle. These procedures require the dealer to apply for a title that includes Ford Credit’s lien immediately after Ford Credit’s purchase of a contract. The vehicle titling laws of most states also allow Ford Credit to retain possession of the certificate of title until the contract is paid in full. The procedures to perfect Ford Credit’s lien on the financed vehicle depend on the actions of third parties, including dealers, vehicle owners and state and local motor vehicle registration authorities. If Ford Credit obtains a validly perfected security interest in the financed vehicle on a timely basis, the trust, as assignee of the receivable, will also have the benefits of this security interest in most states. However, a U.S. bankruptcy judge in Texas recently held that an assignee of a receivable did not have the benefits of the security interest obtained by the assignor of the receivable because the financed vehicle had not been re-registered to identify the assignee as the new secured party on the certificate of title, which the judge decided was required under Texas law. Notwithstanding this ruling, many finance industry participants believe that the judge misinterpreted the relevant provisions of Texas law and, because the finding is not binding precedent on other courts, it is possible that other judges could reach a different conclusion. To avoid the administrative burden and costs, no financed vehicles are re-registered to identify the trust as the new secured party on the certificate of title and the obligors will not be notified that their contracts have been sold. As a result, if other courts were to interpret Texas law or other states’ laws in a similar manner as the bankruptcy judge, the security interest of the trust in the financed vehicle could be deemed to be unperfected. In addition, if Ford Credit does not obtain a perfected security interest in the financed vehicle due to fraud, forgery, negligence or administrative error of any third party, its security interest and, therefore, that of the trust, could be subordinated to subsequent purchasers of the financed vehicle and subsequent lenders with a perfected security interest. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on the financed vehicle following an obligor default would be adversely affected. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interest in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In most states, a perfected security interest in a financed vehicle continues for four months after the vehicle is moved to a new state from the state where it is registered and thereafter until the vehicle owner re-registers the vehicle in the new state. Ford Credit, as secured party, must surrender possession if it holds the certificate of title to the financed vehicle, or would receive notice of surrender if its security interest is noted on the certificate of title. In either case, Ford Credit would have the opportunity to continue its security interest in the financed vehicle in the new state. Similarly, when an obligor sells a financed vehicle, Ford Credit must surrender possession of the certificate of title or will receive notice as a lienholder and will have an opportunity to require repayment of the receivable before release of the lien. Under the sale and servicing agreement, the servicer must take appropriate steps to maintain perfection of the security interests in the financed vehicles and must purchase the receivable if it fails to do so and the receivable is materially and adversely affected.

In certain circumstances, the trust’s security interest in the receivable or the financed vehicle may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties. In addition, if a financed vehicle is confiscated by a government agency, Ford Credit may not be able to obtain possession of the vehicle and enforce the security interest unless it completes documentation required by the agency, including a “hold harmless” agreement. Unless Ford Credit has failed to follow its policies and procedures, Ford Credit will not be required to purchase any receivable in these circumstances.

Repossession; Notice of Sale and Cure Rights

If an obligor defaults on its retail installment sale contract, the trust will have all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. These remedies include the right to perform self-help repossession unless it would constitute a breach of the peace or unless prohibited by state law. Self-help repossession is the method used by Ford Credit in most cases and usually is accomplished by using an independent contractor to take possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by state law, Ford Credit may have to obtain a court order before repossessing the vehicle.

If an obligor is in default on its contract, some states require that the secured party notify the obligor of the default and give the obligor a time period to cure the default prior to repossession. In Ford Credit’s experience, this right to cure is exercised by only a limited number of defaulted obligors.

The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. The obligor has the right to redeem the vehicle prior to sale by paying the secured party the unpaid balance of the contract plus reasonable expenses for repossessing, holding, and preparing the vehicle for disposition and arranging for the sale, including attorney’s fees when allowed by law. In some states, the obligor has the right to reinstate the contract by payment of past due amounts and other specified amounts instead of all amounts due under the contract.

Deficiency Judgments

Ford Credit generally is required to apply the proceeds of sale of the repossessed vehicles to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. If the net proceeds from sale do not cover the full amount of the obligation, Ford Credit may seek a deficiency judgment in some states, but other states prohibit or limit such judgments. Because a deficiency judgment is an unsecured personal judgment against the obligor for the shortfall, in many cases it is not useful to seek a deficiency judgment. If a deficiency judgment is obtained, it may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose substantial requirements upon finance companies, lenders and servicers involved in consumer finance, including Ford Credit, and impose statutory liabilities on those who fail to comply with their provisions. The most significant consumer protection laws regulating the receivables include the federal Truth-in-Lending Act and state motor vehicle retail installment sales acts that mandate financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, such as race, color, sex, age and marital status in all aspects of a credit transaction, including the application process and the development and use of scoring models; the federal Fair Credit Reporting Act that regulates consumer credit reports and includes requirements on when and how creditors may obtain and use these reports; and the Gramm Leach Bliley Act and state privacy laws that require protection of certain consumer data and communication of privacy rights with consumers. State motor vehicle retail installment sales acts and other state laws regulate the fees, finance charges, collection processes and licensing requirements. In some cases, these laws could affect the trust’s ability to enforce the receivables or subject the trust to claims and defenses of the obligor including claims the obligor may assert against the motor vehicle dealer who sold the financed vehicle. In addition, courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve an obligor from some or all of the legal consequences of a default.

Ford Credit and the depositor will represent that each receivable complies in all material respects with applicable requirements of law and that each receivable is not subject to claims or defenses of the obligor. This representation is based on Ford Credit’s review of form contract terms, its review of completed contracts for errors apparent in the contract, and dealer representations of contract disclosure accuracy in agreements between Ford Credit and the dealer. If an obligor has a claim against the trust for any violation of law with respect to a receivable, such violation would constitute a breach by Ford Credit and the depositor and if such breach has a material adverse effect on any receivable, Ford Credit and the depositor would have to repurchase the receivable unless the breach is cured in all material respects by the end of any applicable grace period.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters military service after the origination of a retail installment sale contract is entitled to relief on a portion of the finance charges, and Ford Credit must suspend any attempts to enforce the receivable and make other adjustments to or extend the contract. Application of this law would affect adversely the ability of the servicer to collect the full finance charge on the affected receivable and to foreclose on an affected receivable during the obligor’s active military duty and sometimes even after active duty has ended. If a receivable subject to this law goes into default, there may be delays in pursuing remedies for default and losses on the receivable. Receivables with obligors who are in the military or who subsequently enter the military may be included in the receivables owned by the trust and neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to this law.

Bankruptcy Limitations

U.S. bankruptcy laws affect the ability of the trust to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the U.S. federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the plan of reorganization, reduce the amount of the secured indebtedness to the market value of the financed vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. Neither the depositor nor Ford Credit will be required to repurchase a receivable that becomes subject to a bankruptcy proceeding after the cutoff date.

TAX MATTERS

The federal and state tax discussions set forth below may not be applicable depending upon a noteholder’s particular tax situation. Prospective purchasers are encouraged to consult their tax advisors with respect to the tax consequences of the purchase, ownership and disposition of their notes, including the tax consequences under federal, state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

Federal Income Tax Matters

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes. It is not a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes. Unless otherwise indicated, this discussion deals only with the consequences to holders of notes that are U.S. persons, as defined below, who acquire their notes for cash at original issuance and who hold their notes as capital assets.

The discussion addresses tax consequences generally applicable to all noteholders, and does not address the federal income tax consequences applicable to noteholders that are subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, financial institutions, regulated investment companies, dealers in securities or currencies, tax-exempt entities, entities treated as partnerships for federal income tax purposes, persons holding notes as a part of a hedging, integrated conversion or constructive sale transaction or a straddle and persons whose functional currency is not the U.S. dollar.

The following summary is based upon the federal tax code, U.S. Treasury regulations, judicial decisions, and administrative rulings and practice, all as in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There are no cases or IRS rulings on similar transactions involving debt instruments issued by a trust with terms similar to those of the notes. As a result, the IRS may disagree with all or a part of the discussion below.

For purposes of this discussion, the term U.S. person means a beneficial owner of a note who is, as determined for federal income tax purposes:

•	a U.S. citizen or resident,

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under U.S. federal law, state law or District of Columbia law,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust that is subject to the supervision of a court within the U.S. and the control of a U.S. person as described in Section 7701(a)(30) of the tax code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, the term non-U.S. person means a beneficial owner of a note who is not a U.S. person.

If a partnership (including any entity treated as a partnership for federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership. Partners in such a partnership are encouraged to consult their tax advisors as to the particular federal income tax consequences applicable to them.

Special tax counsel will deliver the opinions referred to in the section captioned “Federal Income Tax Opinions” below. In addition, special tax counsel to the trust has prepared or reviewed the statements under the headings “Summary — Tax Status” and “Tax Matters” in this prospectus, in each case as they relate to federal income tax matters. Such statements explain the consequences of the classification of the trust as a partnership or disregarded entity and the notes as debt or equity for federal income tax purposes and related tax matters affecting investors generally, but do not furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is encouraged to consult its own tax advisors with regard to the tax consequences of investing in notes.

Federal Income Tax Opinions

At the time the notes are issued, special tax counsel to the trust will deliver with respect to the trust and the Class A notes the following two opinions under current law:

•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes and as long as the trust has only one owner for federal income tax purposes, the trust will not be treated as an entity separate from its owner, and

•	the Class A notes will be treated as debt for federal income tax purposes.

The characterization of the other classes of notes for federal income tax purposes is highly fact and circumstance specific and cannot be stated categorically. Classes of notes with a high degree of credit quality and overcollateralization will be issued with an opinion that such notes will be debt for federal income tax purposes; in other cases, where such features are not as strongly indicative of “debt,” but, on balance special tax counsel believes debt treatment to be the substantially more likely and correct approach, special tax counsel will deliver an opinion that such notes should be debt for federal income tax purposes. Each prospectus supplement will clearly state the tax opinion being given for each class of notes. Opinions of counsel are not binding on the IRS.

Tax Characterization of the Trust

Special tax counsel’s opinion that the trust will not be classified as an association or publicly traded partnership taxable as a corporation for federal income tax purposes will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that either the nature of the income of the trust will exempt it from the provisions of the tax code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

Because the trust will not be taxable as a corporation, it will necessarily be taxed as a partnership, a “grantor” trust or a disregarded entity. Unless the notes are not treated as debt for federal income tax purposes, the differences among these three entities should not affect the noteholders for federal income tax purposes. If, contrary to the opinion of special tax counsel and the expectation of Ford Credit, the notes were treated as equity in the trust, the classification of the trust as a partnership or a grantor trust could have adverse tax consequences to noteholders.

For more information about the tax treatment of the notes, you should read “— Tax Consequences to Holders of the Notes; Treatment of the Notes as Indebtedness” in this prospectus.

Special tax counsel to the trust will not give any assurances that its conclusions will prevail if challenged. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its net taxable income. The trust’s taxable income would, in general terms, include all of its income on the receivables, reduced by its interest expense on the notes (other than any class of notes that was recharacterized as equity), increased or decreased by net receipts or payments under any interest rate hedging arrangements, and reduced by a reasonable servicing fee. If the trust were subject to the corporate income tax, it could materially reduce the amount of cash available to make payments on the notes, particularly any notes treated as equity.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness. The trust will treat all classes of notes as debt for federal income tax purposes. By their purchase of the notes, the noteholders will be deemed to agree to such treatment. If the IRS were to argue successfully that, contrary to the opinion of special tax counsel to the trust, a class of notes should instead be treated as equity in the trust, the holders of such class of notes would be treated for federal income tax purposes as partners in a partnership, as owners of a grantor trust or potentially even as shareholders in an entity treated as a corporation. Treatment of a noteholder as a partner, owner of a grantor trust or shareholder could have adverse tax consequences to some noteholders. For example, income to foreign persons generally would be subject to federal income tax. In the case of noteholders treated as partners or as owners of a grantor trust, there would be federal income tax return filing and withholding requirements, individual noteholders might be subject to some limitations on their ability to deduct their share of the trust’s expenses, and income to certain tax-exempt noteholders (including pension trusts) would be taxable as “unrelated business taxable income.” Purchasers of notes for which an opinion is rendered that such class of notes “should” be debt, are encouraged to consult with their tax advisors with regard to the consequences of a possible alternative characterization of a class of notes as equity. The discussion below is based on special tax counsel’s opinion that all classes of notes are correctly characterized as debt.

Stated Interest. In general, it is expected that stated interest on a note will be includible in gross income as it accrues or is received by a noteholder, in accordance with such noteholder’s usual method of tax accounting, as ordinary interest income.

Original Issue Discount. If provided in the prospectus supplement that a class of notes is issued with original issue discount, or “OID,” a holder of any such notes must include the OID in its gross income as ordinary interest income as it accrues under a method taking into account an economic (constant yield) accrual of the discount. In general, a holder of a note with OID must include the OID in its income before the holder receives the cash representing that income.

Sale or Other Disposition. Upon the sale, redemption or other disposition of a note, the noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.

The adjusted tax basis of a note to a particular noteholder generally will equal the noteholder’s cost for the note, increased by any OID previously included by the noteholder in its income with respect to the note and decreased by any principal payments previously received by the noteholder on the note.

Any such gain or loss and any gain or loss realized upon prepayment of a note generally will be capital gain or loss if the noteholder held the note as a capital asset, except for gain representing accrued interest or OID that has not previously accrued, in each case to the extent not previously included in income. Such gain or loss will be long-term capital gain or loss if the noteholder has held the note for more that one year at the time of the sale or other disposition. In certain circumstances, noteholders who are individuals may be entitled to preferential treatment for net long-term capital gains. A noteholder may generally only use capital losses incurred on sale, redemption or other disposition of a note to offset the noteholder’s capital gains.

Non-U.S. Persons. In general, a non-U.S. person will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a note unless:

•	the non-U.S. person actually or constructively owns ten percent or more of the total combined voting power of all classes of stock of the depositor (or of an affiliate of the depositor) entitled to vote (or of a profits or capital interest of the trust),

•	the non-U.S. person is a controlled foreign corporation that is related to the depositor (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Section 881(c)(3)(A) of the tax code, or

•	such interest is contingent interest described in Section 871(h)(4) of the tax code.

To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

Any capital gain realized on the sale, redemption or other disposition of a note by a non-U.S. person will be exempt from U.S. federal income tax and withholding tax, if:

•	such gain is not effectively connected with the conduct of a trade or business in the U.S. by the non-U.S. person, and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the U.S. for 183 days or more in the taxable year.

Backup Withholding. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold tax from the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Certain Federal Income Tax Documentation Requirements

Exemption for Non-U.S. Persons. A beneficial owner of notes holding notes through Clearstream or Euroclear or any other non-U.S. noteholder will be subject to U.S. withholding tax that generally applies to payments of interest (including OID) on debt issued by U.S. persons, unless (a) each clearing system, bank or other financial institution that holds customers’ notes in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (b) such beneficial owner files a Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for U.S. Tax Withholding) or Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the U.S.).

Exemption for U.S. Persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

Federal Income Tax Reporting Procedure. The beneficial owner of a note files the applicable form described above by submitting such form to the person through whom it holds the note (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

State Tax Matters

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Prospective purchasers are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and Section 4975 of the tax code impose certain duties and requirements on employee benefit plans and other retirement plans (such as individual retirement accounts and Keogh plans) and certain entities whose assets include assets of such plans (including insurance company general accounts) that are subject to ERISA and Section 4975 of the tax code (“Plans”) and on persons who are fiduciaries of Plans. Any person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan. In accordance with ERISA’s general fiduciary standards, before investing in the notes, a Plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the Plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the Plan’s funding objectives,

•	the tax effects of the investment,

•	whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of the trust is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the tax code prohibit a broad range of transactions involving assets of a Plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the tax code. Violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any Plan should carefully review with its legal and other advisors whether the purchase or holding of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the tax code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the notes offered by this prospectus and the prospectus supplement.

Prohibited Transactions

Whether or not an investment in the notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the tax code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a Plan investing in notes issued by the trust. A plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation issued by the U.S. Department of Labor is applicable.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the notes are treated as debt for ERISA purposes, the purchase and holding of the notes of any class by or on behalf of a Plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA and Section 4975 of the tax code if the trust, the owner trustee, the indenture trustee, any noteholder or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest”

under ERISA or a “disqualified person” under Section 4975 of the tax code with respect to the Plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the Plan fiduciary making the decision to purchase a note. Included among these exemptions are: prohibited transaction class exemption (“PTCE”) 84-14, regarding transactions effected by qualified professional asset managers; PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding transactions entered into by bank collective investment funds; PTCE 95-60, regarding transactions entered into by insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the tax code provide an exemption for certain transactions between a Plan and a person that is a party in interest or disqualified person with respect to the Plan solely by reason of providing services to the Plan or a relationship with such a service provider (other than a party in interest or disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the Plan involved in the transaction), provided the Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions specified in one or more of the exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases and holds notes of any class will be deemed to have represented that its purchase and holding of the notes does not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the tax code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Tax Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the tax code. Accordingly, assets of such plans may be invested in the notes without regard to the factors described under “ERISA Considerations” in this prospectus and the prospectus supplement. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the tax code is subject to the prohibited transaction rules set forth in Section 503 of the tax code.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositor and the depositor will sell the notes to the underwriters named in the prospectus supplement. In the underwriting agreement the depositor will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as set forth in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale.

After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit, or its affiliates for the sale of a class of notes originally purchased from the depositor by Ford Credit or its affiliates on or after the closing date.

The depositor and Ford Credit will indemnify the underwriters against certain civil liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its trust bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•	over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•	stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•	syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be. These transactions, if commenced, may be discontinued at any time.

LEGAL OPINIONS

Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters relating to the notes of the trust for the trust, the depositor and the servicer including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability. Counsel identified in the prospectus supplement will review or provide legal opinions on certain legal matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, as originator of each trust, filed with the SEC a registration statement, Registration No. 333-143316 under the Securities Act of 1933, for the notes offered by this prospectus. You may read and copy the registration statement and any notices, reports, statements or other materials filed by the trust, Ford Credit or the depositor at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC. You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

For the time period that each trust is required to report under the Securities Exchange Act of 1934, the servicer will file for each trust annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. A copy of any reports may be obtained by any noteholder by request to the indenture trustee or the depositor.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The trust “incorporates by reference” certain information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the trust files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to such notes unless exempt from the registration requirements of the Securities Act).

The depositor will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference. Requests for such copies should be directed to:

Ford Credit Auto Receivables Two LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company — World Headquarters
One American Road, Suite 801-C1
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office
Telephone number: (313) 594-3495
Fax number: (313) 390-4133

INDEX OF DEFINED TERMS FOR THE PROSPECTUS

collections	27
Controlling Class	33
credit enhancement	5
dealer discount rate	13
depositor	19
DTC	37
ERISA	45
Event of Default	33
Event of Servicing Termination	29
financed vehicles	4
Ford	4
Ford Credit	4
initial pool balance	23
LIBOR	31
obligors	4
OID	43
PTCE	46
Plans	45
pool balance	23
Prepayments	30
principal balance	23
receivables	4
responsible person	26
SEC	31
servicer	5
trust	4

     You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. Ford Credit has not authorized anyone to give you different information. You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on this date. Ford Credit is not offering the notes in any states where it is not permitted.

Ford Credit Auto
Receivables Two LLC
Depositor

Ford Motor
Credit Company LLC
Sponsor and Servicer

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit Auto
Owner Trust 2009-A

Issuing Entity or Trust

$608,000,000	Class A-2a •% Asset Backed Notes Class A-2b Floating Rate Asset Backed Notes

$1,080,000,000	Class A-3a •% Asset Backed Notes Class A-3b Floating Rate Asset Backed Notes

$491,100,000	Class A-4a •% Asset Backed Notes Class A-4b Floating Rate Asset Backed Notes

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC
Deutsche Bank Securities
Goldman, Sachs & Co.
J.P. Morgan
RBS Greenwich Capital